UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


       Date of Report (Date of Earliest Event Reported): October 28, 2005

                          THE SPORTS CLUB COMPANY, INC.
           -----------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         Delaware                      1-13290                   95-4479735
--------------------------------------------------------------------------------
(State or other jurisdiction        (Commission                (IRS Employer
       of incorporation)             File Number)            Identification No.)


     11100 Santa Monica Boulevard, Suite 300, Los Angeles, California 90025
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(Address of principal executive offices)                          (Zip Code)


               Registrant's telephone number, including area code:
                                 (310) 479-5200


                                 Not Applicable
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instructions A-2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13 e-4(c))



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Item 1.01         Entry into a Material Definitive Agreement

         On October 28, 2005, The Sports Club Company, Inc. signed a definitive asset purchase agreement to sell six of its nine sports and fitness Clubs to an affiliate of Millennium Entertainment Partners ("Millennium") for $65.0 million, subject to post closing adjustments. Millennium is currently a principal stockholder in the Company. The Clubs to be sold include the Company's three facilities located in New York City and single Clubs in each of Boston, Massachusetts, Washington D.C. and San Francisco, California. In addition, the management agreement covering the Club in Miami, Florida will be assigned to Millennium. Because Millennium is a principal shareholder, the Board received an opinion from an investment banker that the consideration to be received by the Company for the sold assets was fair from a financial point of view. Following the sale, the Company will continue to own and operate its three Southern California Clubs: The Sports Club/LA - Los Angeles, The Sports Club/LA - Beverly Hills and The Sports Club/LA - Orange County. The Company has thirty days in which to elect to keep The Sports Club/LA - New York at Rockefeller Center that would result in a substantial upward adjustment of the sales price.

         The Company will receive approximately $57.2 million in cash from the sale and will receive a note from Millennium for the remaining $7.8 million. The note will be secured by a pledge of the Company's Series B and Series C Preferred Stock owned by Millennium and will be guaranteed by an affiliate of Millennium. Simultaneously with the consummation of the asset sale, the Company intends to finance The Sports Club/LA - Los Angeles. The proceeds from the asset sale and refinancing will be used to retire the Company's $100.0 million Senior Secured Notes that are due in March 2006. The closing of the transactions is anticipated to occur on or before December 31, 2005, however, because the Company does not have a commitment for the refinance of The Sports Club/LA and the closing of the Asset Purchase Agreement is subject to a number of conditions, there can be no assurance that these transactions will be consummated.

Item 8.01         Other Events

         The Sports Club Company, Inc. is now trading under the stock symbol SCYL.PK. The change became effective October 28, 2005 to coincide with the Company's move from the American Stock Exchange to the OTC Pink Sheets.

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Item 9.01         Financial Statements and Exhibits

(b) Pro forma financial information

     Any required pro forma financial information required pursuant to article 11 of Regulation S-X shall be filed by amendment not later than 71 calendar days after the date of filing this for 8-K.


(c)  Exhibits

99.1  Press Release dated October 31, 2005

99.2 Asset Purchase Agreement by and among The Sports Club Company, Inc., various Subsidiaries of The Sports Club Company, Inc. and Millennium Development Partners VIII LLC, dated as of October 28, 2005.

99.3  Form of Transitional Services Agreement

99.4  Form of Operating Standards Agreement

99.5  Form of Retained Asset License Agreement

99.6  Form of Promissory Note




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                                   Signatures

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:    November 3, 2005                    THE SPORTS CLUB COMPANY, INC.


                                              By:      /s/ Timothy M. O'Brien
                                                   -----------------------------
                                                       Timothy M. O'Brien
                                                       Chief Financial Officer



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                                                                    EXHIBIT 99.1


                                  NEWS RELEASE




For Immediate Release                             CONTACT: Rex Licklider
                                                  Chief Executive Officer
                                                  The Sports Club Company, Inc.
                                                  (310) 479-5200


                          THE SPORTS CLUB COMPANY, INC.
                  ANNOUNCES SIGNAGE OF ASSET PURCHASE AGREEMENT

LOS  ANGELES,  CA (October  31,  2005) - The Sports Club  Company,  Inc.  (Stock
Symbol: SCYL.PK) today announced that it has signed a definitive asset purchase agreement to sell six of its nine sports and fitness Clubs to an affiliate of Millennium Entertainment Partners ("Millennium") for $65.0 million, subject to post closing adjustments. Millennium is currently a principal stockholder in the Company. The Clubs to be sold include the Company's three facilities located in New York City and single Clubs in each of Boston, Massachusetts, Washington D.C. and San Francisco, California. In addition, the management agreement covering the Club in Miami, Florida will be assigned to Millennium. Because Millennium is a principal shareholder, the Board received an opinion from an investment banker that the consideration to be received by the Company for the sold assets was fair from a financial point of view. Following the sale, the Company will continue to own and operate its three Southern California Clubs: The Sports Club/LA - Los Angeles, The Sports Club/LA - Beverly Hills and The Sports Club/LA
- Orange County. The Company has thirty days in which to elect to keep The Sports Club/LA - New York at Rockefeller Center that would result in a substantial upward adjustment of the sales price.

The Company will receive approximately $57.2 million in cash from the sale and will receive a note from Millennium for the remaining $7.8 million. The note will be secured by a pledge of the Company's Series B and Series C Preferred Stock owned by Millennium and will be guaranteed by an affiliate of Millennium. Simultaneously with the consummation of the asset sale, the Company intends to finance The Sports Club/LA - Los Angeles. The proceeds from the asset sale and refinancing will be used to retire the Company's $100.0 million Senior Secured Notes that are due in March 2006. The closing of the transactions is anticipated to occur on or before December 31,2005, however, because the Company does not have a commitment for the refinance of The Sports Club/LA and the closing of the Asset Purchase Agreement is subject to a number of conditions, there can be no assurance that these transactions will be consummated.

All statements in this press release other than statements of historical fact are forward looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in this press release. The forward looking statements speak only as of the date of this press release, and the Company expressly disclaims any obligations to release publicly any update or revision to any forward looking statement contained herein if there are changes in the Company's expectations or if any events, conditions or circumstances on which any such forward looking statement is based.

The Sports Club Company, based in Los Angeles, California owns and operates luxury sports and fitness complexes nationwide under the brand name "The Sports Club/LA."

                                       ###



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                                                                    EXHIBIT 99.2



                            ASSET PURCHASE AGREEMENT



                                  by and among



                         THE SPORTS CLUB COMPANY, INC.,
                           a Delaware corporation, and



                the Subsidiaries of The Sports Club Company, Inc.
                      listed on Exhibit A attached hereto,


                                 as the Sellers



                                       and



                    MILLENNIUM DEVELOPMENT PARTNERS VIII LLC,
                      a Delaware limited liability company,


                                  as the Buyer



                          Dated as of October 28, 2005





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                            ASSET PURCHASE AGREEMENT
                            ------------------------


ASSET PURCHASE AGREEMENT, dated as of October 28, 2005 (this "Agreement"), by and among THE SPORTS CLUB COMPANY, INC., a Delaware corporation ("SCC"); the subsidiaries of SCC listed on Exhibit A attached hereto (each a "Subsidiary," and collectively with SCC, the "Sellers"); and MILLENNIUM DEVELOPMENT PARTNERS VIII LLC, a Delaware limited liability company (the "Buyer").

                                    RECITALS
                                    --------

The Sellers wish to sell and transfer all of their assets constituting the Acquired Business to the Buyer, and the Buyer wishes to purchase and acquire the Acquired Business as it is currently conducted by the Sellers.

                                    AGREEMENT
                                    ---------

In consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties agree as follows:

                                   DEFINITIONS

                        Certain Defined Terms.  For purposes of this Agreement:

"Acquired Business" means the business of owning the assets of and operating the Acquired Clubs and all other activities which are conducted by the Sellers at the Acquired Clubs.
"Acquired Clubs" means the seven (7) sports and fitness facilities of the Sellers listed on Exhibit B attached hereto; provided, however, that if the Sellers exercise the option to retain the Rock Center Club pursuant to Section 2.6(b), Acquired Clubs shall not include the Rock Center Club.
"Acquired Business Records" means all Business Records located at any of the Acquired Clubs, and those Business Records or portions thereof that are primarily related to, or reasonably necessary for the operation of, the Acquired Business but are not located at any of the Acquired Clubs.
"Action" means any claim, action, suit, inquiry, proceeding, audit or investigation by or before any Governmental Authority, or any other arbitration, mediation or similar proceeding.
"Affiliate" means, with respect to any
specified Person, any other Person directly or indirectly controlling, controlled by or under common control with, such specified Person; provided that neither the Buyer, Christopher M. Jeffries nor any Affiliate of either of the foregoing shall be considered an Affiliate of any of the Sellers for purposes of this Agreement.
"Ancillary Agreements" means the Bill of Sale, the Buyer
Guaranty, the Operating Standards Agreement, the Transition Services Agreement, the Retained Asset License Agreement, the Website Services Agreement, the Stockholders Agreement, the Amendment to Investors' Rights Agreement, the Promissory Note, the Pledge Agreement, the Miami Assignment, the Assignment of Leases, the Assignment of Partnership Interest, the Escrow Agreement and all other agreements, documents and instruments required to be delivered by any party pursuant to this Agreement, and any other agreements, documents or instruments entered into at or prior to Closing in connection with this Agreement or the transactions contemplated hereby.
"Benefit Arrangement" means any employment, consulting, severance or other similar Contract, arrangement or policy and each plan, arrangement (written or oral), program, agreement or commitment providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, life, health, disability or accident benefits (including any "voluntary employees' beneficiary association" as defined in Section 501(c)(9) of the Code providing for the same or other benefits) or for deferred compensation, profit-sharing bonuses, stock options, stock appreciation rights, stock purchases or other forms of incentive compensation or post-retirement insurance, compensation or benefits that (i) is not a Welfare Plan, Pension Plan or Multiemployer Plan, (ii) is entered into, maintained, contributed to or required to be contributed to, as the case may be, by any of the Sellers or any of its ERISA Affiliates or under which any of the Sellers or any of its ERISA Affiliates has or may incur any liability or obligation and (iii) covers or has covered any present or former employees, directors or consultants of any of the Sellers or any of its ERISA Affiliates (with respect to their relationship with such entities).
"Boston Club" has the meaning set forth on Exhibit B hereto.
"Boston Club HVAC Problem" means the problems affecting the operation of the HVAC system located at the Boston Club.
"Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in New York City.
"Business Employee" means any current or former employee of any of the Sellers who is or was employed, and performed a majority of such employee's services, at an Acquired Club and, to the extent not included in the foregoing, employees of any of the Sellers working in the corporate offices located in New York City. "Business Records" means all books, records, ledgers and files or other similar information of any of the Sellers (in any form or medium) related to, used, held for use or useful in connection with the Acquired Business or the Retained Business, including all client lists, membership lists, vendor lists, correspondence, mailing lists, revenue records, invoices, purchasing materials and records, advertising and promotional materials, brochures, standard forms of documents, manuals of operations or business procedures, training and operations manuals and records, photographs, blueprints, specifications, designs, drawings, research files and materials, data books, media materials and plates, accounting records, litigation files, whether hard copy or electronic and whether owned, leased or licensed by any of the Sellers and all organization documents and minute and stock record books and the corporate seal of each Seller.
"Buyer Guarantor" means MDP Ventures II LLC, a Delaware limited liability company, or any assignee thereof pursuant to Section 5.13.
"Buyer Guaranty"means the Guaranty, dated as of the Closing Date, made by the Buyer Guarantor in favor of SCC, in the form of Exhibit C attached hereto, as such Guaranty may be amended or assigned from time to time pursuant to Section 5.13.
"Buyer Material Adverse Effect" means any event, change, circumstance, effect or state of facts that is or would reasonably be likely to be materially adverse to the ability of the Buyer to perform its obligations under this Agreement or the Ancillary Agreements or to consummate the transactions contemplated hereby or thereby, including as a consequence of any material impediment, interference or delay.
"Buyer's Territory" means (i) all of the United States located East of the Mississippi River; provided that Buyer's Territory shall not include Cook County, Illinois if (A) during the first year following the date hereof, a Seller pursues construction of a Chicago Club, (B) by the first anniversary of the date hereof, a Seller commences construction of a Chicago Club, (C) after construction commences, a Seller continuously pursues with reasonable diligence the completion and opening of a Chicago Club, and (D) following the opening of a Chicago Club, a Chicago Club remains generally open to its members (subject to closure for fire, condemnation or similar events so long as such Seller continues to pursue the operation of a Chicago Club), and (ii) the following counties located in the State of California: San Francisco, Marin, San Mateo, Alameda, Contra Costa and Solano.
"California's Mass Layoff Law" means the notice obligations of employers arising under California Labor Code Sections 1400-1408 inclusive, as amended.
"Capitated Arrangements" means any arrangement between any of the Sellers and any other Person which provides that such Person shall purchase a nominal number of memberships in exchange for a grant of membership rights to certain individuals affiliated with such Person, any other similar arrangement and all other arrangements incident thereto, including barter arrangements and other mutual obligations between such Seller and such Person.
"CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act.
"Chicago Club" means a Sports Club/LA-branded sports and fitness club located at 10 Michigan Avenue, Chicago, Illinois or any other club in Cook County, Illinois, that replaces such club or opens prior to or contemporaneously with the closure of such club.
"Code" means the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).
"Contract" means any contract, agreement, lease, arrangement or understanding, whether written or oral and whether express or implied, excluding Permits. "Control", including the terms "controlling", "controlled by" and "under common control with", means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, as general partner or managing member, by Contract or otherwise, including the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.
"Copyrights" means registered and unregistered copyrights and applications for registration.
"East Side Required Repairs" means the repairs or other physical work with respect to the East Side Club listed on Exhibit D attached hereto.
"East Side Club" has the meaning set forth on Exhibit B hereto.
"East Side Lease" means the Amended and Restated Net Operating Lease dated March 26, 1985 among Hirschfeld Realty Club Corporation and 328 E. 61 Corp. (collectively, the "Original Named Landlord") and Vertical Fitness and Racquet Club (the "Original Tenant"), as amended by that certain Lease Modification Agreement dated as of July 1, 1990, as further amended by that certain Second Amendment to Amended and Restated Net Operating Lease dated as of April 15, 1998 by and among the Original Named Landlord and SCC (as successor to Hilton Hotels Corporation, which was the successor by merger to Bally Entertainment Corporation, which in turn was the successor to the Original Tenant), and as further amended by that certain letter agreement dated July 9, 2003 between Vertical Projects, LLC (successor to Vertical Club Corporation (f/k/a Hirschfeld Realty Corporation and 328 E. 61 Corp.) by virtue of Bargain and Sale Deed dated November 8, 2002) and SCC.
"East Side Water Issue" means the current problem of water present in the basement of the East Side Club.
"Employee Plans" means all Benefit Arrangements, Multiemployer Plans, Pension Plans and Welfare Plans.
"Encumbrance" means any charge, claim, limitation, condition, equitable interest, mortgage, lien, option, pledge, security interest, easement, encroachment, right of first refusal, adverse claim or restriction of any kind, including any restriction on or transfer or other assignment, as security or otherwise, of or relating to use, quiet enjoyment, voting, transfer, receipt of income or exercise of any other attribute of ownership.
"Environmental Laws" means any Laws of any Governmental Authority relating to
(i) releases or threatened releases of Hazardous Substances or materials containing Hazardous Substances; (ii) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances or materials containing Hazardous Substances; or (iii) pollution or protection of the environment, health, safety or natural resources.
"Environmental Permits" means all Permits under any Environmental Law.
"ERISA Affiliate" means any Person that is (or at any relevant time was) a member of a "controlled group of corporations" with or under "common control" with any of the Sellers as defined in Section 414(b) or (c) of the Code or that is otherwise (or at any relevant time was) required to be treated, together with any of the Sellers, or as the case may be, as a single employer under Sections 414(m) or (o) of the Code.
"Escrow Agent" means First Republic Bank, 111 Pine Street, Suite 400, San Francisco, California, 94222.
"Escrow Agreement" means the escrow agreement dated as of the date hereof, by and among the Escrow Agent, SCC and the Buyer.
"GAAP" means United States generally accepted accounting principles and practices as in effect on the date hereof.
"Governmental Authority" means any United States or non-United States federal, national, supranational, state, provincial, local or similar government, governmental, regulatory or administrative authority, branch, agency or commission or any court, tribunal, or arbitral or judicial body (including any grand jury).
"Hazardous Substances" means (i) those substances defined in or regulated under the Hazardous Materials Transportation Act, CERCLA, the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide, and Rodenticide Act and the Clean Air Act, and their state counterparts, as each may be amended from time to time, and all regulations thereunder; (ii) petroleum and petroleum products, including crude oil and any fractions thereof; (iii) natural gas, synthetic gas, and any mixtures thereof;
(iv) polychlorinated biphenyls, asbestos and radon; (v) any other pollutant or contaminant; and (vi) any substance, material or waste regulated by any Governmental Authority pursuant to any Environmental Law.
"Immediate Family", with respect to any specified Person, means such Person's spouse, parents, children and siblings, including adoptive relationships and relationships through marriage, or any other relative of such Person that shares such Person's home.
"Intellectual Property" means all intellectual property rights arising from or associated with the following, whether protected, created or arising under the laws of the United States or any other jurisdiction: (i) Marks, (ii) Patents,
(iii) Copyrights, (iv) Trade Secrets, and (v) moral rights, publicity rights, database rights and other proprietary or intellectual property rights of any kind or nature that do not comprise or are not protected by Marks, Patents, Copyrights or Trade Secrets.
"Inventory" means all rights in the products and services, sold or leased, of the Acquired Business including (i) all inventory, raw and packing materials, work-in-progress, finished goods, supplies, parts, transit check passes and similar items located at, or in transit to, any of the Acquired Clubs, (ii) all inventory, raw and packing materials, work-in-progress, finished goods, supplies, parts, transit check passes and similar items not located at, or in transit to, any of the Acquired Clubs but recorded on the Closing Balance Sheet,
(iii) all forms which are specific to any of the Acquired Clubs, whether or not located at any of the Acquired Clubs, and (iv) all "Reebok" branded uniforms, supplies and other items and merchandise, whether or not located at any of the Acquired Clubs.
"Key Business Employees" means the general managers and assistant general managers of each Acquired Club, Jeanne McGuire, Smaiyra Million and Mary Laudati.
"Knowledge", with respect to a party, means the knowledge of any executive officer or director of such party and such knowledge as would be imputed to such persons upon due inquiry; provided that the "Knowledge of the Sellers" shall mean the knowledge of any of the executive officers or directors of each Seller; and provided, further, that the knowledge of Christopher M. Jeffries, who is a member of SCC's Board of Directors, shall not constitute Knowledge attributable to SCC or any other Seller.
"Law" means any statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or order of any Governmental Authority. "Leased Real Property" or "Leased Real Properties" means all real property leased, subleased or licensed to any of the Sellers which cover, demise or relate to the premises used or held for use in connection with the Acquired Clubs, together with all structures, facilities, fixtures, systems, improvements and items of property now or hereafter located thereon, or currently affixed, attached or appurtenant thereto, and all easements, rights (including development rights and rights of reentry), interests (including leasehold interests) and appurtenances relating to the foregoing, and specifically including, without limitation, the Millennium Properties and all of the property demised under the East Side Lease (whether or not used in connection with the East Side Club) and, if the SCC does not exercise the Rock Center Option, the Rock Center Lease.
"Marks" means trade names, trademarks and service marks (registered and unregistered), domain names and other Internet addresses or identifiers, trade dress and similar rights and applications (including intent to use applications) to register any of the foregoing. "MARS" means SCC's Membership Accounting Revenue System.
"Massachusetts Property Tax Issue" means any liability for underpayment of State of Massachusetts property taxes arising out of the operation of the Boston Club through and including the Closing Date.
"Membership Agreements" means all of the membership agreements relating to members at any of the Acquired Clubs or which otherwise relate to the Acquired Business, including rights to renewals, monthly membership fees, receivables and other rights and obligations thereunder. For purposes of this Agreement, membership agreements relating to "bicoastal" memberships (i) for which the "home club" is listed as an Acquired Club in the MARS database as of December 31, 2004; or (ii) which are originated in any Acquired Club after December 31, 2004 but prior to the Closing Date, will be deemed Membership Agreements.
"Miami Club" has the meaning set forth on Exhibit B hereto.
"Millennium Clubs" means the Boston Club, the Washington Club, the San Francisco Club, the Miami Club and the Reebok Club.
"Millennium Landlords" means New Commonwealth Commercial Holding Co LLC, CB-1 Entertainment Partners LP, FSM Spa LLC, Lincoln Square Commercial Holding Co LLC and Millennium CAF II LLC, in its capacity as trustee of the Millennium Washington Commercial Trust, a trust formed under the laws of the District of Columbia.
"Millennium Properties" means the Leased Real Property comprising, or forming a part of, the Millennium Clubs.
"Multiemployer Plan" means any "multiemployer plan", as defined in Section 4001(a)(3) of ERISA, that any of the Sellers or any of its ERISA Affiliates maintains, administers, contributes to or is required to contribute to, or, within six years prior to the Closing Date, maintained, administered, contributed to or was required to contribute to, or under which any of the Sellers or any of its ERISA Affiliates has or may incur any liability or obligation.
"New York Sales Tax Issue" means any liability for underpayment of State of New York sales taxes arising out of the operation of the East Side Club and, if the Rock Center Option is not exercised, the Rock Center Club prior to the Closing Date.
"Patents" means patents and patent applications.
"Pension Plan" means any "employee pension benefit plan" as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) that any of the Sellers or any of its ERISA Affiliates maintains, administers, contributes to or is required to contribute to, or, within the six years prior to the Closing Date, maintained, administered, contributed to or was required to contribute to, or under which any such entity has or may incur any liability or obligation.
"Permits" means all permits, licenses, franchises, approvals, certificates, consents, waivers, concessions, exemptions, orders, registrations, notices or other authorizations issued to, or required to be obtained or maintained by, any of the Sellers by a Governmental Authority with respect to the conduct or operation of the Acquired Business as currently conducted or the ownership or use of the Purchased Assets, and all pending applications therefor and amendments, modifications and renewals thereof.
"Person" means an individual, corporation, partnership, limited liability company, limited liability partnership, syndicate, person, trust, association, organization or other entity, including any Governmental Authority, and including any successor, by merger or otherwise, of any of the foregoing. "Personal Property" means all machinery, equipment (including exercise and fitness equipment), furniture, furnishings, rolling stock, tools, office supplies, vehicles, computer hardware, photocopiers and fax machines, spare parts, billing/accounting hardware, and all other tangible personal property not included in Inventory that is located at any Acquired Club or used or held for use at any Acquired Club (including any such Personal Property temporarily stored or located other than at an Acquired Club but which is normally used or usable at such Acquired Club), whether owned or leased by any of the Sellers. "Preferred Stock" shall mean SCC's outstanding shares of Series B Convertible Preferred Stock, par value $.01 per share, Series C Convertible Preferred Stock, par value $.01 per share, Series D Convertible Preferred Stock, par value $.01 per share, and Series E Preferred Stock, par value $.01 per share.
"Prepaid Items" means all credits, prepaid expenses, advance payments, security deposits, escrows and other prepaid items of any of the Sellers arising from or related to the Acquired Business.
"Public Stockholders" means all holders of SCC's authorized and issued common stock, par value $.01 per share, other than the Buyer, D. Michael Talla, Kayne Anderson Capital Advisors, L.P., Rex A. Licklider and their respective Related Parties.
"Receivables" means all receivables (including accounts receivable, loans receivable and advances) arising from or related to the Acquired Business, including all receivables arising in respect of: (i) all assets recorded or reflected on the Acquired Club Balance Sheets (including assets such as Contracts to which no value was attributed); (ii) all assets acquired by the Sellers since the date of the Acquired Club Balance Sheets which, had they been held by the Sellers on such date, would have been recorded or reflected on the Acquired Club Balance Sheets (including assets such as Contracts to which no value would have been attributed); and (iii) all assets that would be recorded or reflected on a balance sheet of the Acquired Business as of the Closing Date prepared in accordance with GAAP, together with any unpaid financing charges accrued on any of the foregoing.
"Reebok Club" has the meaning set forth on Exhibit B hereto.
"Reebok Club Management Agreement" means the management agreement dated as of June 3, 1992, between Pontius Realty, Inc. ("Pontius"), one of the Sellers, and RSC/NY with respect to the Reebok Club, as amended as of the date of this Areement.
"Reebok Club Track Required Repairs" means the repairs to the running track located at the Reebok Club.
"Related Party", with respect to any specified
Person, means: (i) any Affiliate of such specified Person, or any director, executive officer, general partner or managing member of such Affiliate; (ii) any Person who serves or within the past five years has served as a director, executive officer, partner, member or in a similar capacity of such specified Person; (iii) any Immediate Family member of a Person described in clause (ii); or (iv) any other Person who holds, individually or together with any Affiliate of such other Person and any member(s) of such Person's Immediate Family, more than five percent (5%) of the outstanding voting equity or ownership interests of such specified Person; provided that for purposes of this Agreement, none of the Sellers and their Affiliates on the one hand, nor the Buyer and its Affiliates on the other hand, shall be deemed to be Related Parties of the other.
"Retained Business" means the business of owning the assets of and operating the Retained Clubs and all other activities which are conducted by the Sellers at the Retained Clubs.
"Retained Clubs" means the sports and fitness facilities of the Sellers located in Beverly Hills, California, West Los Angeles, California and Irvine, California; provided, however, that if the Sellers exercise the option to retain the Rock Center Club pursuant to Section 2.6(b), Retained Clubs shall also include the Rock Center Club.
"Return" means any return, declaration, report, statement, information statement and other document required to be filed with respect to Taxes.
"Rights" means all claims, causes of action, rights of recovery and rights of set-off of any of the Sellers against any Person arising out of or relating to the Acquired Business, the Purchased Assets or the Assumed Liabilities, including: (i) all rights under any Seller Contract, including all rights to receive payment for products sold and services rendered thereunder, to receive goods and services thereunder, to assert claims and to take other rightful actions in respect of breaches, defaults and other violations thereof; (ii) all rights under all guarantees, warranties, indemnities and insurance policies;
(iii) all rights of the lessees against the landlords under the leases of the Leased Real Property; and (iv) profit participation rights of any of the Sellers.
"Rock Center Club" has the meaning set forth on Exhibit B hereto.
"Rock Center Lease" means the Lease dated February 27, 1998, between RCPI Trust, as landlord ("RCPI"), and SCC, as tenant, as amended by that certain First Amendment to Lease, dated as of October 30, 1998, between RCPI Trust and SCC, as amended by that certain Second Amendment to Lease, dated as of March 4, 1999, between RCPI and SCC, as assigned and assumed pursuant to that certain Assignment and Assumption of Lease, dated as of March __, 1999, between SCC, as assignor, and Pontius Realty, Inc., as assignee, and as amended by that certain Third Amendment to Lease, dated as of September 28, 1999, between RCPI and Pontius Realty, Inc., successor in interest to SCC.
"RSC/NY" means Reebok Sports Club/NY Ltd., a New York limited partnership.
"SCC Common Stock" means SCC's common stock, par value $.01 per share.
"Scores Lease" means the Lease dated as of May 4, 2001, between SCC, as landlord, and Club at 60th St., Inc., as tenant, as amended by that certain First Amendment to Lease dated as of March 1, 2002, as the same may have been or may hereafter be amended or modified.
"San Francisco Club" has the meaning set forth on Exhibit B hereto.
"Seller Contract" means any Contract arising from or related to the Acquired Business or the Purchased Assets to which any of the Sellers is a party, under which such Seller may have any rights or by which such Seller, the Acquired Business or any of the Purchased Assets may be bound, including (i) all Contracts that in their entirety relate to the operation or conduct of the Acquired Business, including Membership Agreements, Seller Leases and all leases of Leased Real Property, (ii) that portion of any other Contract to the extent it relates to the operation or conduct of the Acquired Business, and all bids, quotations and proposals therefor, (iii) the Miami Management Agreement, (iv) the Management Agreement relating to the Devonshire Club in Boston, Massachusetts, and (v) the Reebok Club Management Agreement.
"Seller Intellectual Property" means all Intellectual Property owned (in whole or in part) by or licensed to any of the Sellers and used or held for use in connection with the Acquired Business or the Retained Business.
"Seller Leases" means all leases, subleases and licenses of Leased Real Property, Personal Property or any intangible property used or held for use in the Acquired Business or in connection with the Leased Real Property and/or Personal Property to be conveyed to the Buyer hereunder, other than Seller Intellectual Property, in connection with which any of the Sellers is a lessor, sublessor or licensor.
"Seller Material Adverse Effect" means any event, change, circumstance, effect or state of facts that is or would reasonably be likely to be materially adverse to (a) the business, operations, assets, financial condition, results of operations, liabilities or prospects of the Acquired Business, taken as a whole, or (b) the ability of any of the Sellers to perform its obligations under this Agreement or the Ancillary Agreements or to consummate the transactions contemplated hereby or thereby, including as a consequence of any material impediment, interference or delay; provided that the following events shall not be deemed to constitute or be taken into account in determining whether there has occurred a Seller Material Adverse Effect: (i) any event, change, circumstance, effect or state of facts (A) relating to (1) the United States or global economy or United States or global securities markets in general or (2) the health and fitness industry in general, and not specifically relating to any Seller, or (B) arising primarily out of or resulting primarily from the announcement or pendency of the proposed acquisition of the Acquired Business by the Buyer, (ii) any adverse change, in and of itself, in the price of the SCC Common Stock or SCC's failure, in and of itself, to meet its financial projections or the financial projections of any analysts, (iii) the effect, in and of itself, on the San Francisco Club resulting from the resignation of Business Employees of the Acquired Club located in San Francisco, California following the delivery of the notice (the form of which shall have been approved by the Buyer) required by California's Mass Layoff Law, (iv) the delisting from trading on the American Stock Exchange of the SCC Common Stock; and (v) the institution by any Public Stockholder of an action against any Seller or SCC's Board of Directors relating to the transactions contemplated by this Agreement. "Seller Partnership Interest" means the forty percent (40%) general partnership interest and the twenty percent (20%) Class A limited partnership interest of Talla NY, Inc. in RSC/NY and any other interest of any of the Sellers in any entity that has a direct or indirect ownership interest in the Reebok Club. "Sellers' Territory" means (i) all of the United States located West of the Mississippi River except for the following counties located in the State of
California: San Francisco, Marin, San Mateo, Alameda, Contra Costa and Solano;
(ii) any location outside the United States; and (iii) Cook County, Illinois if
(A) during the first year following the date hereof, a Seller pursues construction of a Chicago Club, (B) by the first anniversary of the date hereof, a Seller commences construction of a Chicago Club, (C) after construction commences, a Seller continuously pursue with reasonable diligence the completion and opening of a Chicago Club, and (D) following the opening of a Chicago Club, a Chicago Club remains generally open to its members (subject to closure for fire, condemnation or similar events so long such Seller continues to pursue the operation of a Chicago Club).
"Subsidiary" or "Subsidiaries" of any Person means any other Person controlled by such Person, directly or indirectly, through one or more intermediaries. "Taxes" means: (a) all federal, state, local, foreign and other net income, gross income, gross receipts, gains, sales, use, ad valorem, transfer, franchise, profits, registration, license, lease, service, withholding, payroll, employment, unemployment, excise, severance, stamp, occupation, premium, real or personal property, windfall profits, customs, duties, escheat liabilities or other taxes, fees, assessments, required deposits or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto; (b) any liability for payment of amounts described in clause (a) whether as a result of transferee or successor liability, of being a member of an affiliated, consolidated, combined or unitary group for any period or otherwise through operation of law; and (c) any liability for the payment of amounts described in clauses (a) or (b) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to indemnify any other Person.
"Trade Secrets" means know-how, inventions, methods, processes and any other information, in each case to the extent any of the foregoing derives economic value (actual or potential) from not being generally known to other Persons who can obtain economic value from its disclosure or use, excluding any Copyrights or Patents that may cover or protect any of the foregoing.
"Washington Club" has the meaning set forth on Exhibit B hereto.
"Washington Club Pool Problem" means the leaks affecting the swimming pool located at the Washington Club.
"Welfare Plan" means any "employee welfare benefit plan", as defined in Section 3(1) of ERISA, (i) that any of the Sellers or any of its ERISA Affiliates maintains, administers, contributes to or is required to contribute to, or under which any such entity may incur any liability and (ii) that covers or has covered any employee or former employee of any such entity (with respect to their relationship with such entities) or for which any such entity may be responsible.
                                 Table of Definitions. The following terms have
                        the meanings set forth in the Sections set forth below:

                 Definition                                           Location
                 ----------                                           --------
                 Acquired Club Balance Sheets...........................3.5(a)
                 Acquired Club Financial Statements.....................3.5(a)
                 Acquired Memberships.....................................3.19
                 Acquisition Transaction...............................5.11(c)
                 Aggregate Buyer Credit Amount..........................2.8(a)
                 Aggregate SCC Credit Amount............................2.8(a)
                 Agreement............................................Preamble
                 Amendment to Investors' Rights Agreement...........2.7(b)(vi)
                 Assignment of Leases...............................2.7(b)(ix)
                 Assignment of Partnership Interest..................2.7(b)(x)
                 Assumed Lease Liabilities..............................2.3(f)
                 Assumed Liabilities.......................................2.3
                 Bill of Sale......................................2.7(b)(vii)
                 Breakup Fee.......................................9.3(b)(iii)
                 Buyer................................................Preamble
                 Buyer Business Group Employee..........................5.3(c)
                 Buyer Confidential Information.........................5.7(a)
                 Buyer Credit Accounts..................................2.8(a)
                 Buyer FSA..............................................5.6(h)
                 Buyer Group Health Plan................................5.6(g)
                 Buyer Reimbursable Expenses............................2.8(g)
                 Buyer Termination Fee...............................9.3(b)(1)
                 Buyer Welfare Plans....................................5.6(f)
                 Buyer 401(k) Plan......................................5.6(j)
                 Claims.................................................4.2(d)
                 Closing................................................2.7(a)
                 Closing Balance Sheet..................................2.8(b)
                 Closing Credit Amounts.................................2.8(b)
                 Closing Date...........................................2.7(a)
                 Closing Date Aggregate Buyer Credit Amount.............2.8(b)
                 Closing Date Aggregate SCC Credit Amount...............2.8(b)
                 COBRA..................................................5.6(e)
                 Company SEC Reports......................................3.26
                 Consideration.............................................6.6
                 Core Representations...................................8.1(a)
                 Corrective Action.....................................5.12(b)
                 Credit Accounts........................................2.8(a)
                 Deposit................................................2.6(a)
                 Disclosure Schedules..............................Article III
                 Environmental Reports....................................3.17
                 Equity Benefits........................................3.9(e)
                 ESA...................................................5.12(a)
                 Estimated Closing Balance Sheet........................7.3(m)
                 Exchange Act.............................................3.26
                 Excluded Assets...........................................2.2
                 Excluded Liabilities......................................2.4
                 Financial Statements...................................3.5(a)
                 Form Membership Agreement................................3.19
                 Group Health Plan......................................5.6(e)
                 HSR Act................................................3.3(b)
                 Indemnified Party......................................8.4(a)
                 Indemnifying Party.....................................8.4(a)
                 Indenture..............................................7.1(d)
                 Independent Accounting Firm............................2.8(d)
                 Insurance Policies.......................................3.23
                 Interim Monthly Reports................................5.2(b)
                 Kayne Anderson.........................................5.3(a)
                 Losses....................................................8.2
                 Material Contracts....................................3.18(a)
                 Material Shared Contracts.............................3.18(a)
                 Members...............................................3.19(a)
                 Miami Assignment.................................2.7(b)(viii)
                 Miami Management Agreement................................8.7
                 Non-Compete Period.....................................5.3(a)
                 Notes..................................................7.1(d)
                 Notice of Disagreement.................................2.8(c)
                 Operating Standards Agreement......................2.7(b)(ii)
                 Owner.....................................................8.7
                 Permitted Encumbrances.................................3.4(a)
                 Pledge Agreement.......................................2.6(d)
                 Pontius................................................7.3(e)
                 Post-Closing Escrow Deposit............................2.6(c)
                 Promissory Note........................................2.3(d)
                 Proviso................................................4.2(d)
                 Purchase Price.........................................2.6(d)
                 Purchased Assets..........................................2.1
                 Redemption Date........................................7.1(d)
                 Reebok Club Partnership Agreement..................3.16(i)(v)
                 Reimbursement Notice...................................2.8(g)
                 Representatives........................................5.2(a)
                 Retained Asset License Agreement..................2.7(b)(iii)
                 Rock Center Option.....................................2.6(b)
                 SCC..................................................Preamble
                 SCC Credit Accounts....................................2.8(a)
                 SCC Reimbursable Expenses..............................2.8(g)
                 SCC Termination Fee................................9.3(b)(ii)
                 Sellers..............................................Preamble
                 Seller Business Group Employee.........................5.3(d)
                 Seller Confidential Information........................5.7(b)
                 Seller FSA.............................................5.6(h)
                 Seller Group Health Plan...............................5.6(g)
                 Seller Guaranties........................................5.14
                 Seller Guaranty Properties...............................5.14
                 Seller Indemnitees.....................................4.2(d)
                 Seller Registered IP..................................3.13(f)
                 Seller Reimbursable Expenses...........................2.8(g)
                 Seller 401(k) Plan.....................................5.6(g)
                 Site..................................................5.12(a)
                 Stockholders Agreement..............................2.7(b)(v)
                 Superior Transaction..................................5.11(c)
                 Tax Partnership...........................................6.8
                 Third Party Claim......................................8.4(a)
                 Transfer Taxes............................................6.5
                 Transferring Employees.................................5.6(b)
                 Transition Services Agreement.......................2.7(b)(i)
                 Trustee................................................7.1(d)
                 WARN Act..............................................3.10(b)
                 Website Services Agreement.........................2.7(b)(iv)


                                PURCHASE AND SALE

                                 Purchase and Sale of Assets.  Upon the terms
and subject to the conditions of this Agreement, at the Closing, the Sellers shall sell, assign, transfer, convey and deliver to the Buyer, and the Buyer, in reliance on the representations, warranties and covenants of the Sellers contained herein, shall purchase from the Sellers, all of the Sellers' right, title and interest, direct or indirect, in, to and under the assets, properties and rights of every nature, kind and description, whether tangible or intangible, real, personal or mixed, accrued or contingent, wherever located and whether now existing or hereafter acquired prior to the Closing Date, in each case used or held for use in connection with the Acquired Business, as the same shall exist on the Closing Date, whether or not carried or reflected on or specifically referred to in the Sellers' books or financial statements or in the Schedules hereto, other than the Excluded Assets (collectively, the "Purchased Assets"), in each case free and clear of any Encumbrances other than Permitted Encumbrances, including all of the Sellers' right, title and interest in, to and under the following:

                           all assets recorded or reflected on the June 30, 2005 Acquired Club Balance Sheets (including assets such as Contracts to which no value was attributed);

                           all assets acquired by the Sellers since the date of the June 30, 2005 Acquired Club Balance Sheets which, had they been held by the Sellers on such date, would have been recorded or reflected on the Acquired Club Balance Sheets (including assets such as Contracts to which no value would have been attributed);

                           all assets that would be recorded or reflected on a balance sheet of the Acquired Business as of the Closing Date prepared in accordance with GAAP;

                           all Receivables;

                           all Seller Contracts (other than Contracts to which RSC/NY, but not any Seller, is a party);

                           all rights in respect of all Leased Real Property;

                           all Personal Property;

                           all Inventory;

                           all Acquired Business Records;

                           all Permits;

                           all Prepaid Items, other than prepaid insurance as set forth in account #104000 of the Acquired Club Balance Sheets;

                           all Rights;

                           all Intellectual Property solely related to the Reebok Club;

                           the Seller Partnership Interest; and

                           the goodwill and going concern value and other intangible assets, if any, arising from or related to the Acquired Business.

                                 Excluded Assets.  The Sellers are not selling,
and the Buyer is not purchasing, any assets, properties or rights of any nature, kind or description, whether tangible or intangible, real, personal or mixed, and whether now existing or hereafter acquired prior to the Closing Date, in each case used or held for use in connection with the Retained Business, whether or not carried or reflected on or specifically referred to in the Seller's books or financial statements or in the schedules thereto, including all of Sellers' right, title and interest in, to and under the following (the "Excluded
                                                               --------
Assets"):
------

                           all of the Sellers' cash, restricted cash certificates of deposit and cash equivalents, and all rights to refunds which are not related to any Assumed Liability;

                           all assets and properties located at the Retained Clubs and all corporate assets and properties located at, or used in connection with the Sellers' corporate and general administrative functions conducted at, the Sellers' corporate headquarters in West Los Angeles, California, in each case which are not Purchased Assets;

                           all licenses, permits and approvals held by the Sellers to the extent primarily related to the operation of the Retained Business;

                           all rights and assets related to any of the Sellers' Employee Plans, unless expressly assumed by the Buyer pursuant to
         Section 5.6;

                           all Seller Intellectual Property;

                           all Business Records that do not constitute Acquired Business Records;

                           the goodwill and going concern value and other intangible assets, if any, arising from or related to the Retained Business;

                           prepaid insurance as set forth in account # 104000 of the Acquired Club Balance Sheets; and

                           all rights of the Sellers under this Agreement and the Ancillary Agreements.

                                 Assumed Liabilities.  In connection with the
purchase and sale of the Purchased Assets pursuant to this Agreement, at the Closing, the Buyer shall assume the following liabilities and obligations of the Sellers related to the Acquired Business (the "Assumed Liabilities"):
                                               -------------------

                           all liabilities recorded on the June 30, 2005 Acquired Club Balance Sheets and that are of the type which customarily would be included in any of the categories listed under the column "Purchased Asset/Assumed Liability" on Exhibit E attached hereto;

                           all liabilities incurred by the Acquired Business subsequent to the date of the June 30, 2005 Acquired Club Balance Sheets in the ordinary course of business consistent with past practice and in compliance with Section 5.1 and that are of the type which customarily would be included in any of the categories listed under the column "Purchased Asset/Assumed Liability" on Exhibit E attached hereto;

                           all liabilities of the Sellers under the Membership Agreements (other than those based on a tort claim), whether accruing, arising or asserted prior or subsequent to the Closing Date;

                           all liabilities of the Sellers under the Seller Contracts, the Seller Partnership Interest, the Permits and the leases of the Leased Real Property, in each case to the extent (but only to the extent) to be performed on or after, or in respect of periods following, the Closing Date;

                           the costs of remedying the Boston Club HVAC Problem and the Washington Club Pool Problem, subject to the Sellers' contribution to such costs as provided in Section 2.4(l); and

                           all liabilities of the Sellers under the leases of the Leased Real Properties solely with respect to the physical condition of such properties, other than the Excluded Liabilities included in Sections 2.4(b), 2.4(k) and 2.4(l) (collectively, the "Assumed Lease Liabilities"). For the avoidance of doubt, examples of the application of this Section 2.3(f) are set forth on Exhibit F hereto.

                                 Excluded Liabilities.  Notwithstanding the
provisions of Section 2.3 or any other provision of this Agreement, any Schedule or Exhibit hereto or any Ancillary Agreement to the contrary, except for the Assumed Liabilities, the Buyer shall not assume or be obligated to pay, perform or otherwise discharge (and the Sellers shall retain, pay, perform or otherwise discharge without recourse to the Buyer) any liabilities or obligations of the Sellers of any kind, character or description whatsoever, whether direct or indirect, known or unknown, absolute or contingent, matured or unmatured, and currently existing or hereinafter arising (the "Excluded Liabilities"), including the following:

                           subject to Section 6.3, all Taxes arising from or with respect to the Purchased Assets or the operation of the Acquired Business that are incurred in or attributable to any period ending on or prior to the Closing Date or with respect to the pre-Closing portion of any period that begins before and ends after the Closing Date;

                           any penalties, fines and other liabilities, including any Claims seeking indemnification or contribution as a result of a third party (including, without limitation, Government Authorities) seeking indemnification or contribution from the Buyer, relating to Hazardous Substances which were first introduced into or upon any Leased Real Property by a Seller prior to the Closing Date;

                           any liability not expressly assumed by the Buyer pursuant to Section 5.6 arising in respect of or relating to Business Employees or any Employee Plan;

                           any indebtedness or guarantees of indebtedness outstanding as of the Closing Date;

                           any liability arising from or related to any breach, failure to perform, torts related to the performance of, violations of Law, infringements or indemnities under, guaranties pursuant to and overcharges or underpayments under, any Seller Contract (other than the Assumed Lease Liabilities and liabilities under the Membership Agreements which are not based on a tort claim) prior to the Closing Date, whether or not a claim with respect to such liability is asserted prior to, on or after the Closing Date;

                           (i) with respect to any Seller Contract or Permit that has not been assigned to Buyer as of the Closing Date and further with respect to which a financial accommodation has not been made pursuant to Section 2.5 to provide that the Buyer receive the interest of the Sellers in the benefits under such Seller Contract or Permit, any liability arising under such Seller Contract or Permit from the Closing Date until the effective date of the assignment of such Seller Contract or Permit or the consummation of an alternate arrangement pursuant to Section 2.5 and (ii) with respect to any Seller Contract that has not been amended on or prior to the Closing Date pursuant to
         Section 5.10 and further with respect to which an accommodation has not been made pursuant to Section 5.10 to enable the Buyer to obtain the benefits and assume the liabilities under such Seller Contract prior to amendment thereof, any liability arising under such Seller Contract from the Closing Date until the effective date of the amendment of such Seller Contract or the consummation of an alternate arrangement pursuant to Section 5.10;

                           any liability (other than the Assumed Lease
         Liabilities) arising from or related to any compliance or noncompliance prior to the Closing Date with any Law applicable to any Seller, the Acquired Business or the Purchased Assets;

                           any liability (other than the Assumed Lease
         Liabilities) arising from or related to any Action against any Seller, the Acquired Business or the Purchased Assets pending as of the Closing Date or based upon any action, event, circumstance or condition arising prior to the Closing Date;

                           any liability incurred by any of the Sellers or any Person other than the Buyer arising out of or relating to the negotiation, preparation, execution, delivery or performance of this Agreement and the Ancillary Agreements (including fees and expenses payable to all attorneys and accountants, other professional fees and expenses and bankers', brokers' or finders' fees for persons not engaged by the Buyer);

                           all liabilities (other than Assumed Lease
         Liabilities) of the Sellers under the Seller Contracts (other than accrued liabilities for training or for prepaid dues under the Membership Agreements), the Permits and the Seller Partnership Interest to be performed prior to, or in respect of periods prior to, the Closing Date;

                           all liabilities under the leases of the Leased Real Properties which arose, accrued or are to be performed prior to the Closing Date (other than liabilities to the extent attributable to the physical condition of such properties at the Closing), including, without limitation, (i) monetary penalties, fines and liabilities owing to third parties (including, without limitation, Government Authorities) resulting from the physical condition of such properties prior to the Closing to the extent such monetary penalties, fines and liabilities relate to the period prior to the Closing Date, and (ii) all obligations which accrued prior to the Closing Date and which relate to, or arise out of, indemnification obligations relating to (A) accidents, claims or lawsuits and (B) breaches (including defaults) under such leases, which accidents, lawsuits or breaches, as applicable, occurred or were instituted, as the case may be, prior to the Closing Date;

                           (i) the cost to remedy the Boston Club HVAC Problem not to exceed the lesser of (A) $200,000 and (B) fifty percent (50%) of such cost; (ii) the cost to remedy the Washington Club Pool Problem not to exceed the lesser of (A) $100,000 and (B) fifty percent (50%) of such cost; (iii) one hundred percent (100%) of the cost to remedy the New York Sales Tax Issue; and (iv) one hundred percent (100%) of the cost to remedy the Massachusetts Property Tax Issue;

                           all liabilities of the Sellers arising from any action taken by the Sellers, or any failure on the part of the Sellers to take any action, at any time after the Closing Date;

                           payroll obligations (including related Taxes, vacation pay; employee benefits and employee gratuities) to Business Employees on or prior to the Closing Date;

                           intercompany indebtedness and any other intercompany obligations; and

                           any liability or obligation relating to or arising out of any Excluded Asset or the Retained Business.

                                 Consents and Waivers; Further Assurances.
                                 ----------------------------------------

                           Nothing in this Agreement or the Ancillary Agreements shall be construed as an agreement to assign any Seller Contract, Permit, Right or other Purchased Asset that by its terms or pursuant to applicable Law is not capable of being sold, assigned, transferred or delivered without the consent or waiver of a third party or Governmental Authority unless and until such consent or waiver shall be given. The Sellers shall use their commercially reasonable efforts, and the Buyer shall cooperate reasonably with the Sellers, to obtain such consents and waivers and to resolve the impediments to the sale, assignment, transfer or delivery contemplated by this Agreement or the Ancillary Agreements and to obtain any other consents and waivers necessary to convey to the Buyer all of the Purchased Assets; provided, however, that the requirement in this Section 2.5 to use commercially reasonable efforts shall not require the Sellers or the Buyer to pay any material fee as consideration for obtaining such consents. In the event any such consents or waivers are not obtained prior to the Closing Date, the Sellers shall continue to use their commercially reasonable efforts to obtain the relevant consents or waivers until such consents or waivers are obtained, and the Sellers will cooperate with the Buyer in any lawful and economically feasible arrangement to provide that the Buyer shall receive the interest of the Sellers in the benefits under any such Seller Contract, Permit, Right or other Purchased Asset, including performance by the applicable Seller, if economically feasible, as agent; provided that the Buyer shall undertake to pay or satisfy the corresponding liabilities for the enjoyment of such benefit to the extent the Buyer would have been responsible therefor hereunder if such consents or waivers had been obtained. Nothing in this Section 2.5(a) shall affect the Buyer's right to terminate this Agreement under Section 9.1 in the event that any consent or waiver as described herein is not obtained.

                           From time to time after the Closing, and for no further consideration, each of the parties shall execute, acknowledge and deliver such assignments, transfers, consents, assumptions and other documents and instruments and take such other actions as may be necessary or desirable to consummate and make effective the transactions contemplated by this Agreement and the Ancillary Agreements.

                                 Consideration; Escrow.
                                 ---------------------

                           In full consideration for the sale, assignment, transfer, conveyance and delivery of the Purchased Assets to the Buyer, at the Closing, the Buyer shall (i) pay to the Sellers, by wire transfer to a bank account designated in writing by the Sellers to the Buyer at least two (2) Business Days prior to the Closing Date, an amount equal to (A) $65,000,000 less (B) the sum of (x) the amount of the Deposit (together with any interest earned thereon) and (y) the amount of the Post-Closing Escrow Deposit and (ii) assume the Assumed Liabilities. By the end of the Business Day after the date hereof, the Buyer shall deposit with the Escrow Agent pursuant to the terms of the Escrow Agreement an amount equal to $2,500,000 (the "Deposit"), which amount shall be applied as a credit toward the payment of the Purchase Price on the Closing Date as provided above or delivered to SCC or to the Buyer, as the case may be, as provided in Section 9.2.

                           Anything herein to the contrary notwithstanding, SCC shall have the sole right and option, exercisable in its sole discretion, to keep the Rock Center Club (the "Rock Center Option"), which right and option must be exercised, if at all, no later than the close of business on the thirtieth (30th) day after the date hereof, by written notice to the Buyer. If SCC exercises the Rock Center Option, then (i) the Rock Center Club will not be deemed an Acquired Club or part of the Acquired Business, but will instead be deemed a Retained Club and part of the Retained Business (and the storage space lease related thereto will not be Leased Real Property); and (ii) the amount referred to in Section 2.6(a)(i)(A) shall be increased from $65,000,000 to $80,000,000.

                           On the Closing Date, the Buyer shall deposit with the Escrow Agent the sum of $1,250,000 (the "Post-Closing Escrow Deposit"), which would otherwise be part of the cash portion of the Purchase Price payable to the Sellers. The Post-Closing Escrow Deposit shall be used as follows: (i) up to $500,000 to pay for the cost of remedying the New York Sales Tax Issue; (ii) up to $450,000 to pay for the cost of remedying the Massachusetts Property Tax Issue; (iii) up to $200,000 for the cost payable by the Sellers pursuant to Section 2.4(l) to remedy the Boston Club HVAC Problem; and (iv) up to $100,000 for the cost payable by the Sellers pursuant to Section 2.4(l) to remedy the Washington Club Pool Problem. The amount of the Post-Closing Escrow Deposit shall be reduced to the extent that the Sellers have paid or otherwise satisfied the New York Sales Tax Issue, the Massachusetts Property Tax Issue and/or paid the costs provided for in Section 2.4(l), in each case prior to the Closing Date. The Post-Closing Escrow Deposit will be held, utilized and disbursed by Escrow Agent pursuant to and in accordance with the terms of the Escrow Agreement. In addition, if the Sellers shall have remedied the Boston Club HVAC Problem and/or the Washington Club Pool Problem prior to the Closing Date, on the Closing Date, the Buyer shall pay to the Sellers, by wire transfer to a bank account designated in writing by the Sellers to the Buyer at least two (2) Business Days prior to the Closing Date, the amount of the cost to remedy such Boston Club HVAC Problem and/or Washington Club Pool Problem that the Buyer is responsible for pursuant to Section 2.3(e).

                           The consideration to be paid to the Sellers by the Buyer pursuant to Section 2.6(a) is referred to herein as the "Purchase Price". Notwithstanding anything to the contrary in this Section 2.6, a portion of the Purchase Price equal to the amount of the liquidation preference (including accrued and unpaid dividends) of the shares of Preferred Stock held by the Buyer Guarantor shall be payable by the Buyer by delivery to SCC of a Promissory Note in the form attached hereto as Exhibit G (the "Promissory Note"). The Buyer's obligations under the Promissory Note shall be (i) guaranteed by the Buyer Guarantor pursuant to the Buyer Guaranty and (ii) secured by a pledge of all of the shares of Preferred Stock owned by the Buyer Guarantor pursuant to the terms of the Pledge Agreement in the form attached hereto as Exhibit H (the "Pledge Agreement").

                                 Closing.
                                 -------

                           The sale and purchase of the Purchased Assets and the assumption of the Assumed Liabilities contemplated by this Agreement shall take place at a closing (the "Closing") to be held at the offices of Paul, Hastings, Janofsky & Walker LLP, 75 E. 55th Street, New York, NY 10022, at 10:00 A.M. New York City time on the last day of the calendar month in which all conditions to the obligations of the parties set forth in Article VII (other than such conditions as may, by their terms, only be satisfied at the Closing or on the Closing Date) have been satisfied or, to the extent permitted by applicable Law, waived, or at such other place or at such other time or on such other date as the Sellers and the Buyer mutually may agree in writing. Notwithstanding the foregoing, the Closing shall not occur prior to the ninetieth (90th) day following the date hereof. The day on which the Closing takes place is referred to as the "Closing Date".

                           At the Closing, the Sellers shall deliver or cause to
be delivered to the Buyer the following documents:

                                    a counterpart of the Transition
                                            Services Agreement, in the form of
                                            Exhibit I hereto (the "Transition
                                            Services Agreement"), duly executed
                                            by the applicable Sellers;

                                    a counterpart of the Operating
                                            Standards Agreement, in the form of
                                            Exhibit J hereto (the "Operating
                                            Standards Agreement"), duly executed
                                            by the applicable Sellers;

                                    a counterpart of the Retained Asset
                                            License Agreement, in the form of
                                            Exhibit K hereto (the "Retained
                                            Asset License Agreement"), duly
                                            executed by the applicable Sellers;

                                    a counterpart of the Website Services
                                            Agreement, in a form to be mutually
                                            agreed upon by the Buyer and SCC
                                            (the "Website Services Agreement"),
                                            duly executed by the applicable
                                            Sellers;

                                    a bill of sale and assignment and
                                            assumption agreement, in the form of
                                            Exhibit L hereto (the "Bill of
                                            Sale"), duly executed by the
                                            Sellers;

                                    a counterpart of the Miami Management
                                            Agreement Assignment and Assumption
                                            Agreement, in the form of Exhibit M
                                            hereto (the "Miami Assignment"),
                                            duly executed by the Sellers;

                                    an instrument of assignment of all
                                            leases of the Leased Real Property,
                                            in the form of Exhibit N hereto (the
                                            "Assignment of Leases"), duly
                                            executed by the applicable Sellers;

                                    an instrument of assignment of the
                                            Seller Partnership Interest, in the
                                            form of Exhibit O hereto (the
                                            "Assignment of Partnership
                                            Interest"), duly executed by the
                                            applicable Sellers;

                                    executed landlord consents with respect to
                                            the East Side Club and the Rock
                                            Center Club (if the Rock Center
                                            Option is not exercised), in the
                                            form of Exhibit P hereto;

                                    executed landlord estoppel certificates
                                            (disclosing no material defaults on
                                            the part of the tenant) with respect
                                            to the East Side Club and the Rock
                                            Center Club (if the Rock Center
                                            Option is not exercised), in the
                                            form of Exhibit Q hereto;

                                    executed estoppel certificates from each
                                            lessee, sublessee or licensee under
                                            any Seller Lease of real property,
                                            in the form of Exhibit R hereto;

                                    certified copies of the certificate of
                                            incorporation and bylaws of each of
                                            the Sellers;

                                    certified resolutions of the board of
                                            directors and shareholders of each
                                            of the Sellers authorizing the
                                            execution and delivery of this
                                            Agreement and the Ancillary
                                            Agreements, and the consummation of
                                            the transactions contemplated herein
                                            and therein;

                                    a duly executed certificate of the
                                            secretary of each of the Sellers as
                                            to incumbency and specimen
                                            signatures of the officers of each
                                            such Seller executing this Agreement
                                            and the Ancillary Agreements;

                                    a duly executed certificate of an executive
                                            officer of each of the Sellers
                                            pursuant to Section 7.3(a);

                                    an opinion of counsel for the Sellers, dated
                                            the Closing Date, substantially in
                                            the form of Exhibit S hereto; and
                                                        ---------

                                    such other bills of sale, assignments and
                                            other instruments of assignment,
                                            transfer or conveyance, in form and
                                            substance reasonably satisfactory to
                                            the Buyer, as the Buyer may
                                            reasonably request or as may be
                                            otherwise necessary or desirable to
                                            evidence and effect the sale,
                                            assignment, transfer, conveyance and
                                            delivery of the Purchased Assets to
                                            the Buyer and to put the Buyer in
                                            actual possession or control of the
                                            Purchased Assets, duly executed by
                                            the applicable Sellers.

                           At the Closing, the Buyer shall deliver or cause to be delivered to SCC, on behalf of all the Sellers, the following documents:

                                    a counterpart of the Transition Services
                                            Agreement, duly executed by the
                                            Buyer;

                                    a counterpart of the Operating Standards
                                            Agreement, duly executed by Buyer;

                                    a counterpart of the Retained Asset License
                                            Agreement, duly executed by the
                                            Buyer;

                                    a counterpart of the Website Services
                                            Agreement, duly executed by the
                                            Buyer;

                                    the Buyer Guaranty, duly executed by the
                                            Buyer Guarantor;

                                    a counterpart of the Bill of Sale, duly
                                            executed by the Buyer;

                                    a counterpart of the Miami Assignment, duly
                                            executed by the Buyer;

                                    a counterpart of the Assignment of Leases,
                                            duly executed by the Buyer;

                                    a counterpart of the Assignment of
                                            Partnership Interest, duly executed
                                            by the Buyer;

                                    certified copies of the certificate of
                                           formation and operating agreement of
                                           the Buyer;

                                    certified resolutions of the board of
                                            directors or similar governing body
                                            of the Buyer authorizing the
                                            transactions contemplated by this
                                            Agreement and the Ancillary
                                            Agreements;

                                    a duly executed certificate of the
                                            secretary or equivalent officer of
                                            the Buyer as to incumbency and
                                            specimen signatures of officers of
                                            the Buyer executing this Agreement
                                            and the Ancillary Agreements;

                                    a duly executed certificate of an executive
                                            officer of the Buyer pursuant to
                                            Section 7.2(a);

                                    an opinion of counsel to the Buyer, dated
                                            the Closing Date, substantially in
                                            the form of Exhibit T hereto; and
                                                        ---------

                                    such other documents and instruments, in
                                            form and substance reasonably
                                            satisfactory to the Sellers, as the
                                            Sellers may reasonably request or as
                                            may be otherwise necessary or
                                            desirable to evidence and effect the
                                            assumption by the Buyer of the
                                            Assumed Liabilities, duly executed
                                            by the Buyer.

                                 Post-Closing Adjustment of Purchase Price.
                                 -----------------------------------------

                           Attached as Exhibit E hereto is a schedule of certain accounts (the "Credit Accounts") used in preparing the Acquired Club Balance Sheets. "Aggregate SCC Credit Amount" shall mean the aggregate dollar amount in all Credit Accounts designated "SCC Credit Accounts" on Exhibit E. "Aggregate Buyer Credit Amount" shall mean the aggregate dollar amount in all Credit Accounts designated as "Buyer Credit Accounts" on Exhibit E.

                           Within ninety (90) days after the Closing Date, SCC shall deliver to the Buyer a consolidated statement of Purchased Assets and Assumed Liabilities with respect to the Acquired Business, including all notes thereto, dated as of the Closing Date (the "Closing Balance Sheet") which shall also include a calculation of the Aggregate SCC Credit Amount and the Aggregate Buyer Credit Amount as of the Closing Date (respectively, the "Closing Date Aggregate SCC Credit Amount" and the "Closing Date Aggregate Buyer Credit Amount", and, collectively, the "Closing Credit Amounts"). The Closing Balance Sheet shall be prepared in accordance with GAAP, applied on a basis consistent with the preparation of the Acquired Club Balance Sheets; provided that in the event of a conflict between GAAP and consistent application thereof, GAAP shall prevail. The Buyer shall cause its employees to provide commercially reasonable assistance to SCC and its auditors in the preparation of the Closing Balance Sheet and the calculation of the Closing Credit Amounts and shall provide SCC and its auditors reasonable access, during normal business hours and upon reasonable prior notice, to the personnel, properties, books and records of the Buyer for such purpose.

                           During the 20-Business Day period following the Buyer's receipt of the Closing Balance Sheet and the calculation of the Closing Credit Amounts, the Sellers shall use their commercially reasonable efforts to provide the Buyer and its auditors with access to the working papers of the Sellers and their auditors relating to the Closing Balance Sheet and the Closing Credit Amounts, and the Sellers shall cooperate with the Buyer and its auditors to provide them with any other information used in preparing the Closing Balance Sheet and the calculation of the Closing Credit Amounts reasonably requested by the Buyer and its auditors. The Closing Balance Sheet, including the Closing Credit Amounts as calculated therein, shall become final and binding on the 20th Business Day following delivery thereof, unless prior to the end of such period, the Buyer delivers to Sellers written notice of its disagreement (a "Notice of Disagreement") specifying the nature and amount of any disputed item and accompanied by a certificate of the Buyer's auditors stating that they concur with the position taken by the Buyer in the Notice of Disagreement. The Buyer shall be deemed to have agreed with all items and amounts in the Closing Balance Sheet not specifically referenced in the Notice of Disagreement, and such items and amounts shall not be subject to review in accordance with Section 2.8(d). Any Notice of Disagreement may reference only disagreements based on mathematical errors or based on amounts reflected on the Closing Balance Sheet not being calculated in accordance with this Section 2.8.

                           During the 10-Business Day period following delivery of a Notice of Disagreement by the Buyer to SCC, the parties in good faith shall seek to resolve in writing any differences that they may have with respect to the matters specified therein. During such 10-Business Day period, the Buyer shall use its commercially reasonable efforts to provide SCC and its auditors with access to the working papers of the Buyer and its auditors relating to such Notice of Disagreement, and the Buyer and its auditors shall cooperate with SCC and its auditors to provide them with any other information used in preparation of such Notice of Disagreement reasonably requested by SCC or its auditors. Any disputed items resolved in writing between SCC and the Buyer within such 10-Business Day period shall be final and binding with respect to such items, and if SCC and the Buyer agree in writing on the resolution of each disputed item specified by the Buyer in the Notice of Disagreement and the amount of the Closing Credit Amounts, the amount so determined shall be final and binding on the parties for all purposes hereunder. If SCC and the Buyer have not resolved all such differences by the end of such 10-Business Day period, SCC and the Buyer shall, within twenty (20) Business Days following the expiration of such 10-Business Day period, submit, in writing, to an independent public accounting firm (the "Independent Accounting Firm"), their briefs detailing their views as to the correct nature and amount of each item remaining in dispute and the amount of the Closing Credit Amounts, and the Independent Accounting Firm shall make a written determination as to each such disputed item and the amount of the Closing Credit Amounts, which determination shall be final and binding on the parties for all purposes hereunder. The determination of the Independent Accounting Firm shall be accompanied by a certificate of the Independent Accounting Firm that it reached such determination in accordance with the provisions of this Section 2.8. The Independent Accounting Firm shall be agreed in writing by SCC and the Buyer and must be a firm with which neither SCC nor the Buyer has had a material relationship during the preceding five years. SCC and the Buyer shall use their commercially reasonable efforts to cause the Independent Accounting Firm to render a written decision resolving the matters submitted to it within twenty (20) Business Days following the submission thereof. The Independent Accounting Firm shall be authorized to resolve only those items remaining in dispute between the parties in accordance with the provisions of this Section 2.8 within the range of the difference between the Buyer's position with respect thereto and SCC's position with respect thereto. The Sellers and the Buyer agree that judgment may be entered upon the written determination of the Independent Accounting Firm in any court referred to in Section 10.9. The costs of any dispute resolution pursuant to this Section 2.8(d), including the fees and expenses of the Independent Accounting Firm and of any enforcement of the determination thereof, shall be borne by the parties in inverse proportion as they may prevail on the matters resolved by the Independent Accounting Firm, which proportionate allocation shall be calculated on an aggregate basis based on the relative dollar values of the amounts in dispute and shall be determined by the Independent Accounting Firm at the time the determination of such firm is rendered on the merits of the matters submitted. The fees and disbursements of the auditors and other advisors of each party incurred in connection with their preparation or review of the Closing Balance Sheet and preparation or review of any Notice of Disagreement, as applicable, shall be borne by such party.

                           The Purchase Price shall be adjusted, upwards or
downwards, as follows:

                                    if the Closing Date Aggregate SCC
                                            Credit Amount is greater than the
                                            Closing Date Aggregate Buyer Credit
                                            Amount, as each is finally
                                            determined pursuant to this Section
                                            2.8, the Purchase Price shall be
                                            adjusted upwards in an amount equal
                                            to the difference between the
                                            Closing Date Aggregate SCC Credit
                                            Amount and the Closing Date
                                            Aggregate Buyer Credit Amount and
                                            the Buyer shall pay such amount to
                                            the Sellers; and

                                    if the Closing Date Aggregate Buyer
                                            Credit Amount is greater than the
                                            Closing Date Aggregate SCC Credit
                                            Amount, as each is finally
                                            determined pursuant to this Section
                                            2.8, the Purchase Price shall be
                                            adjusted downwards in an amount
                                            equal to the difference between the
                                            Closing Date Aggregate Buyer Credit
                                            Amount and the Closing Date
                                            Aggregate SCC Credit Amount and the
                                            Sellers shall pay such amount to the
                                            Buyer.

                           Amounts to be paid pursuant to Section 2.8(e) shall bear interest from the Closing Date to the date of such payment at a rate per annum equal to the rate of interest from time to time announced publicly by Citibank as its prime rate. Payments in respect of Section 2.8(e) shall be made within five (5) Business Days of final determination of the Closing Credit Amounts pursuant to the provisions of this Section 2.8 by wire transfer of United States dollars in immediately available funds to such account or accounts as may be designated in writing by the party entitled to such payment at least two (2) Business Days prior to such payment date.

                           Any expenses incurred by the Sellers with respect to any of the Assumed Liabilities for periods on or after the Closing Date ("SCC Reimbursable Expenses") shall be reimbursed promptly by the Buyer. Any expenses incurred by the Buyer with respect to any of the Excluded Liabilities for periods prior to the Closing Date ("Buyer Reimbursable Expenses") shall be reimbursed promptly by SCC. In the event that the Buyer incurs any Buyer Reimbursable Expenses, the Buyer shall deliver notice (a "Reimbursement Notice") to SCC which shall include reasonable evidence of such expenses and a calculation of the amount of such expenses relating to the period prior to the Closing Date. In the event that the Sellers incur any SCC Reimbursable Expenses, SCC shall deliver a Reimbursement Notice to Buyer which shall include reasonable evidence of such expenses and a calculation of the amount of such expense relating to the period occurring on and after the Closing Date. Within ten (10) Business Days of receipt of a Reimbursement Notice from the other party, the Buyer or SCC, as the case may be, shall either pay in full the amounts set forth in such Reimbursement Notice for which it is responsible pursuant to this
         Section 2.8(g), or shall deliver a Notice of Disagreement with respect to all or a portion of such amount. During the 10-Business Day period following delivery of a Notice of Disagreement, the parties in good faith shall seek to resolve in writing any differences that they may have with respect to the matters specified therein. During such 10-Business Day period, the party claiming reimbursement shall use its commercially reasonable efforts to provide the other party and its accountants with all reasonably relevant documentation relating to such Notice of Disagreement. Any disputed items resolved in writing between SCC and the Buyer within such 10-Business Day period shall be final and binding with respect to such items, and if SCC and the Buyer agree in writing on the resolution of each disputed item specified in the Notice of Disagreement the amount so determined shall be final and binding on the parties for all purposes hereunder. If SCC and the Buyer have not resolved all such differences by the end of such 10-Business Day period, SCC and the Buyer shall, within twenty (20) Business Days following the expiration of such 10-Business Day period, submit any remaining dispute to the Independent Accounting Firm for resolution pursuant to the terms of Section 2.8(d). Amounts to be paid pursuant to this Section 2.8(g) shall bear interest from the date that is ten (10) days after the date of the delivery of the applicable Reimbursement Notice to the date of such payment at a rate per annum equal to the rate of interest from time to time announced publicly by Citibank as its prime rate. Payments in respect of this Section 2.8(g) shall be made within five (5) Business Days of final determination of the amounts due pursuant to the provisions of this Section 2.8(g) by wire transfer of United States dollars in immediately available funds to such account or accounts as may be designated in writing by the party entitled to such payment at least two (2) Business Days prior to such payment date.


                         REPRESENTATIONS AND WARRANTIES
                                 OF THE SELLERS

Except as set forth in the corresponding sections or subsections of the Disclosure Schedules attached hereto (collectively, the "Disclosure Schedules") (each of which shall qualify the specifically identified Sections or subsections hereof to which such Disclosure Schedule relates and any other provision of this Agreement or any Ancillary Agreement to which such provision reasonably relates), the Sellers, jointly and severally, hereby represent and warrant to the Buyer as follows:
                                 Organization and Qualification.  Each of the
Sellers is a corporation duly organized, validly existing and in good standing under the laws of the state in which it was incorporated, as set forth on
Schedule 3.1 of the Disclosure Schedules, and has full corporate power and authority to own, lease and operate the Purchased Assets and to carry on the Acquired Business as it is now being conducted. Each of the Sellers is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the ownership or operation of the Purchased Assets or the conduct of the Acquired Business makes such qualification or licensing necessary, except for any such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a Seller Material Adverse Effect.

                                 Authority. Each of the Sellers has full
corporate power and authority to execute and deliver this Agreement and each of the Ancillary Agreements to which it will be a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by each such Seller of this Agreement and each of the Ancillary Agreements to which it will be a party and the consummation by each such Seller of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action. This Agreement has been, and upon their execution each of the Ancillary Agreements to which each such Seller will be a party will have been, duly executed and delivered by each such Seller. This Agreement constitutes, and upon their execution each of the Ancillary Agreements to which each such Seller will be a party will constitute, the legal, valid and binding obligations of each such Seller, enforceable against each such Seller in accordance with its and their respective terms.

                                 No Conflict; Required Filings and Consents.
                                 ------------------------------------------

                           Except as set forth on Schedule 3.3 of the Disclosure Schedules, the execution, delivery and performance by each of the Sellers of this Agreement and each of the Ancillary Agreements to which each such Seller will be a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not:

                                    conflict with or violate the certificate of
                                            incorporation or bylaws or
                                            equivalent organizational documents
                                            of any such Seller;

                                    conflict with or violate any Law applicable
                                            to any such Seller, the Acquired
                                            Business or any of the Purchased
                                            Assets or by which any such Seller,
                                            the Acquired Business or any of the
                                            Purchased Assets may be bound or
                                            affected; or

                                    result in any breach of, constitute a
                                            default (or an event that, with
                                            notice or lapse of time or both,
                                            would become a default) under,
                                            require any consent of any Person
                                            pursuant to, give to others any
                                            right of termination, amendment,
                                            modification, acceleration or
                                            cancellation of, allow the
                                            imposition of any fees or penalties,
                                            require the offering or making of
                                            any payment or redemption, give rise
                                            to any increased, guaranteed,
                                            accelerated or additional rights or
                                            entitlements of any Person or
                                            otherwise adversely affect any
                                            rights of any such Seller or the
                                            Acquired Business under, or result
                                            in the creation of any Encumbrance
                                            on any of the Purchased Assets
                                            pursuant to, any note, bond,
                                            mortgage, indenture, agreement,
                                            lease, license, permit, franchise,
                                            instrument, obligation or other
                                            Seller Contract to which any such
                                            Seller is a party or by which each
                                            such Seller, the Acquired Business
                                            or the Purchased Assets may be bound
                                            or affected,

except where, with respect to clause (ii) or (iii) above, any such conflicts, violations, breaches, defaults or other occurrences would not have a Seller Material Adverse Effect.

                           None of the Sellers is required to file, seek or obtain any notice, authorization, approval, order, permit or consent of or with any Governmental Authority in connection with the execution, delivery and performance by each such Seller of this Agreement and each of the Ancillary Agreements to which it will be a party or the consummation of the transactions contemplated hereby or thereby or in order to prevent the termination of any right, privilege, license or qualification of or affecting the Acquired Business or the Purchased Assets, except for any filings required to be made under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act").

                                 Title to Assets; Sufficiency of Assets.
                                 --------------------------------------

                           The Sellers have good and valid title to or a valid leasehold interest in all of the Purchased Assets, free and clear of any Encumbrance, other than (i) liens for current taxes and assessments not yet past due, (ii) mechanics', workmen's, repairmen's, warehousemen's and carriers' liens arising in the ordinary course of business consistent with past practice of the Acquired Business, (iii) any Encumbrances disclosed on Schedule 3.4(a)(iii) of the Disclosure Schedules, (iv) any occupancy agreements, leases, subleases, licenses and all other similar agreements relating to the operation of the Acquired Clubs and the Seller Leases that are expected to survive the Closing and set forth on Schedule 3.4(a)(iv) of the Disclosure Schedules; (v) any Encumbrances created by, through or under the Buyer;
         (vi) any such matters of record; and (vii) Encumbrances and other imperfections of title that do not, individually or in the aggregate, materially impair the continued ownership, use and operation of the assets to which they relate in the conduct of the Acquired Business as currently conducted(collectively, "Permitted Encumbrances"). The delivery to the Buyer of the Bill of Sale and other instruments of assignment, conveyance and transfer pursuant to this Agreement and the Ancillary Agreements will transfer to the Buyer good and valid title to or a valid leasehold interest in all of the Purchased Assets, free and clear of any Encumbrance other than Permitted Encumbrances.

                           The Purchased Assets, and the Buyer's rights under the Transition Services Agreement, the Retained Asset License Agreement, the Operating Standards Agreement and the various instruments of assignment referred to in Section 2.7(b), are sufficient to enable the Buyer to conduct and operate the Acquired Business as currently conducted and operated by the Sellers as of the date hereof.

                                 Financial Statements.
                                 --------------------

                           Attached hereto as Schedule 3.5(a) of the Disclosure Schedules are true and complete copies of (i) the audited consolidated balance sheets of SCC as at December 31, 2002, December 31, 2003, December 31, 2004, and the related audited consolidated statements of results of operations and cash flows of SCC and its subsidiaries, together with all related notes and schedules thereto, accompanied by the reports thereon of SCC's independent auditors; (ii) the unaudited consolidated balance sheet of SCC as at June 30, 2005, and the related unaudited consolidated statements of results of operations and cash flows of SCC and its subsidiaries (the financial statements included in clause (i) and clause (ii) are collectively referred to as the "Financial Statements"); (iii) the unaudited balance sheets of each Acquired Club as at December 31, 2004 and June 30, 2005, respectively (such balance sheets, the "Acquired Club Balance Sheets"), and the related unaudited statements of results of operations and cash flows of each Acquired Club (together with the Acquired Club Balance Sheets, the "Acquired Club Financial Statements"); and (iv) a reconciliation statement demonstrating that the assets and liabilities set forth on the June 30, 2005 Acquired Club Balance Sheets together with the assets and liabilities set forth on the June 30, 2005 balance sheets of the Retained Clubs equal the total assets and liabilities set forth on the consolidated balance sheet of SCC as of June 30, 2005. Each of the Financial Statements and the Acquired Club Financial Statements (i) are correct and complete in all material respects and have been prepared in accordance with the books and records of SCC, (ii) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the statements themselves or in the notes thereto) and (iii) except as set forth on
         Schedule 3.5(a)(iii) of the Disclosure Schedules, fairly present, in all material respects, the consolidated financial position, results of operations and cash flows of SCC and the Acquired Clubs, as the case may be, as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein, and subject to normal and recurring year-end adjustments that will not, individually or in the aggregate, be material, except, in each case, that the Acquired Club Financial Statements relating to the Miami Club exclude PP&E, equipment financing transactions, long-term debt and depreciation expense.

                           To the Sellers' Knowledge, except as and to the extent adequately accrued or reserved against in the Acquired Club Balance Sheets or disclosed in the notes thereto, the Sellers do not have any liabilities of any nature arising out of, relating to or affecting the Acquired Business, whether accrued, absolute or contingent, and whether or not required by GAAP to be reflected in a consolidated balance sheet of the Acquired Business or disclosed in the notes thereto, except for liabilities (i) set forth on Schedule 3.5(b) of the Disclosure Schedules, or (ii) incurred in the ordinary course of business consistent with past practice (A) since the date of the Acquired Club Balance Sheets or (B) under the Seller Contracts.

                           The books of account and financial records of the Sellers pertaining to the Acquired Business are true and correct in all material respects and have been prepared and are maintained in accordance with sound accounting practice. None of the Sellers has made any changes in its accounting methods or practices since the date of the Acquired Club Balance Sheets.

                                 Absence of Certain Changes or Events.  Since
December 31, 2004; (i) the Sellers have conducted the Acquired Business only in the ordinary course consistent with past practice; (ii) there has not occurred any Seller Material Adverse Effect; (iii) neither the Acquired Business nor the Purchased Assets have suffered any material loss, damage, destruction or other casualty affecting any material properties or assets thereof or included therein, whether or not covered by insurance; and (iv) the Sellers have not taken any action that, if taken after the date of this Agreement, would constitute a breach of any of the covenants set forth in Section 5.1.

                                 Compliance with Law; Permits.
                                 ----------------------------

                           Except as otherwise set forth on Schedule 3.7(a) of the Disclosure Schedules, to the Knowledge of the Sellers, the Sellers are and have been in compliance in all material respects with all Laws applicable to them in connection with the conduct or operation of the Acquired Business and the ownership or use of the Purchased Assets. Except as otherwise set forth on Schedule 3.7(a) of the Disclosure Schedules, neither the Sellers nor any of their executive officers have received during the past five years, nor, to the Knowledge of the Sellers, is there any basis for, any notice, order, complaint or other communication from any Governmental Authority or any other Person that any of the Sellers is not in compliance in all material respects with any such Laws.

                           Schedule 3.7(b) of the Disclosure Schedules sets forth a true and complete list of all Permits necessary for the Sellers to own, lease and operate the Purchased Assets and to carry on the Acquired Business in all material respects as currently conducted. Except as set forth on Schedule 3.7(b) of the Disclosure Schedules, the Sellers possess such Permits, such Permits are current and the Sellers have been in compliance in all material respects with such Permits. The Sellers shall, prior to the Closing, obtain those Permits listed on
         Schedule 3.7(b) of the Disclosure Schedules which the Company does not currently possess or which have expired, as indicated on Schedule 3.7(b) of the Disclosure Schedules. As of the date hereof, no suspension, cancellation, modification, revocation or nonrenewal of any material Permit is pending or, to the Knowledge of the Sellers, threatened.

                                 Litigation. Except as disclosed on Schedule
3.8, there is no Action pending or, to the Knowledge of the Sellers, threatened in connection with the Acquired Business or the Purchased Assets or the Sellers' ownership or operation thereof. There is no Action pending or, to the Knowledge of the Sellers, threatened seeking to prevent, hinder, modify, delay or challenge the transactions contemplated by this Agreement or the Ancillary Agreements. There is no outstanding order, writ, judgment, injunction, decree, determination or award of, or pending or, to the Knowledge of the Sellers, threatened investigation by, any Governmental Authority relating to the Acquired Business, the Purchased Assets, the Sellers' ownership or operation thereof or the transactions contemplated by this Agreement or the Ancillary Agreements. There is no Action by any of the Sellers pending, or which any of the Sellers has commenced preparations to initiate, against any other Person in connection with the Acquired Business or the Purchased Assets.

                                 Employee Benefit Plans.
                                 ----------------------

                           Schedule 3.9(a)(i) of the Disclosure Schedules sets forth a complete and accurate list of the names of all current Business Employees, specifying their positions with respect to the Acquired Business, and their dates of birth, current salaries, dates of hire, business locations and identifying which Business Employees are currently absent or on leave from active employment. Schedule 3.9(a)(ii) of the Disclosure Schedules describes all commission, bonus and incentive entitlements of all General Managers of the Acquired Clubs. There has been no material change in the Company's disability or leave policies since January 1, 2004.

                           Schedule 3.9(b) of the Disclosure Schedules sets forth a true and complete list of all Employee Plans. True and complete copies of each of the following documents have been delivered by the Sellers to the Buyer:

                                    each Welfare Plan, Pension Plan and
                                            Multiemployer Plan (and, if
                                            applicable, related trust
                                            agreements) and all amendments
                                            thereto, all written interpretations
                                            thereof and written descriptions
                                            thereof (including summary plan
                                            descriptions and summaries of
                                            material modifications) which have
                                            been distributed to the Sellers'
                                            employees or participants or
                                            beneficiaries in such plan, all
                                            annuity contracts or other funding
                                            instruments, and the three most
                                            recent annual reports (Form Series
                                            5500) and all schedules and
                                            financial statements attached
                                            thereto, if any, required under
                                            ERISA or the Code;

                                    each Benefit Arrangement, including
                                            written interpretations thereof and
                                            written descriptions thereof which
                                            have been distributed to any
                                            Business Employee or his or her
                                            beneficiaries in such Benefit
                                            Arrangement and a complete
                                            description of any such Benefit
                                            Arrangement that is not in writing;
                                            and

                                    the most recent determination letter
                                            issued by the Internal Revenue
                                            Service with respect to each Pension
                                            Plan that covers any Business
                                            Employee.

                           Except as set forth on Schedule 3.9(c) of the
Disclosure Schedules:

                                    none of the Pension Plans is or was a
                                            Multiemployer Plan or a Pension Plan
                                            that is subject to either Title IV
                                            of ERISA or Section 412 of the Code,
                                            and none of the Employee Plans is or
                                            was a "multiple employer welfare
                                            arrangement," as defined in Section
                                            3(40)(A) of ERISA;

                                    each Pension Plan and each related trust
                                            agreement, annuity contract or other
                                            funding instrument (A) has been
                                            established and maintained in
                                            material compliance with its terms
                                            and with all applicable Laws,
                                            including ERISA and the Code, (B) is
                                            qualified and tax exempt under the
                                            provisions of Code Sections 401(a)
                                            (or 403(a), as appropriate) and
                                            501(a) and has been so qualified
                                            during the period from its adoption
                                            to date, and nothing has occurred
                                            that could result in the loss of
                                            such tax qualified status;

                                    no "prohibited transaction," within the
                                            meaning of Section 4975 of the Code
                                            or Sections 406 and 407 of ERISA,
                                            and not otherwise exempt under
                                            Section 408 of ERISA, has occurred
                                            with respect to any Pension Plan;

                                    each Welfare Plan which is a "group
                                            health plan," as defined in Section
                                            607(1) of ERISA, has been operated
                                            in material compliance with its
                                            terms and with all applicable Laws,
                                            including the provisions of Part 6
                                            of Title I of ERISA and Sections
                                            162(k) and 4980B of the Code at all
                                            times;

                                    no Employee Plan provides (except at no
                                            cost to the Sellers or any ERISA
                                            Affiliate), or reflects or
                                            represents any liability of the
                                            Sellers or any ERISA Affiliate to
                                            provide, retiree life insurance,
                                            retiree health benefits or other
                                            retiree employee welfare benefits to
                                            any Person for any reason, except as
                                            may be required by COBRA or other
                                            applicable Law;

                                    there are no claims, audits, inquiries,
                                            investigations, or proceedings
                                            pending, or, to the Knowledge of the
                                            Sellers, threatened or reasonably
                                            anticipated (other than routine
                                            claims for benefits), against any
                                            Employee Plan or against the assets
                                            of any Employee Plan; and

                                    neither the execution and delivery of this
                                            Agreement or the Ancillary
                                            Agreements nor the consummation of
                                            the transactions contemplated hereby
                                            or thereby will result in the
                                            acceleration or creation of any
                                            rights of any Business Employee
                                            under any Employee Plan (including
                                            the acceleration of the vesting or
                                            exercisability of any stock options,
                                            the acceleration of the vesting of
                                            any restricted stock, the
                                            acceleration of the accrual or
                                            vesting of any benefits under any
                                            Pension Plan or the acceleration or
                                            creation of any rights under any
                                            severance, parachute or change in
                                            control agreement).

                           Schedule 3.9(d) of the Disclosure Schedules identifies each Employee Plan that is or has ever been a "nonqualified deferred compensation plan" within the meaning of Code Section 409A and associated Treasury Department guidance, including IRS Notice 2005-1. Each such nonqualified deferred compensation plan has (i) since January 1, 2005, satisfied the requirements of paragraphs (2), (3) and (4) of Code Section 409A(a), and been operated in accordance with such requirements, and (ii) since October 3, 2004, not been "materially modified" within the meaning of Code Section 409A and associated Treasury Department guidance, including IRS Notice 2005-1, Q&A 18.

                           With respect to each Employee Plan in which participants hold shares of SCC Common Stock, options to purchase such shares or other equity-based compensation (collectively, "Equity Benefits"), the transactions contemplated by this Agreement will not impose any liability or obligation on the Buyer or its Affiliates to pay any consideration to such participants in respect of such Equity Benefits, and the Sellers shall honor such Equity Benefits in accordance with the terms of each such Employee Plan.

                                 Labor and Employment Matters.
                                 ----------------------------

                           None of the Sellers are a party to any labor or collective bargaining Contract that pertains to any Business Employees. Except as set forth on Schedule 3.10(a) of the Disclosure Schedules, there are no collective bargaining arrangements or, to the Knowledge of the Sellers, organizing activities that could affect the Acquired Business pending or under discussion with any Business Employees or any labor organization. There is, and during the past five years there has been, no labor dispute, strike, controversy, slowdown, work stoppage or lockout pending or, to the Knowledge of the Sellers, threatened against or affecting the Acquired Business or any of the Sellers in connection with the Acquired Business, nor to the Knowledge of the Sellers, is there any basis for any of the foregoing. None of the Sellers has breached or otherwise failed to comply with the provisions of any collective bargaining or union Contract affecting any Business Employees. To the Knowledge of the Sellers, the Sellers are in compliance in all material respects with all applicable Laws respecting employment and employment practices, terms and conditions of employment, including, without limitation, wages and hours, labor relations, employment discrimination, disability rights or benefits, equal opportunity, plant closure or mass layoff issues, affirmative action, leaves of absence, occupational health and safety, workers compensation and unemployment insurance. There are no pending or, to the Knowledge of the Sellers, threatened union grievances or union representation questions involving any Business Employees. To the Knowledge of the Sellers, none of the Sellers has engaged or is engaging in any unfair labor practice in connection with the Acquired Business. No unfair labor practice or labor charge, inquiry, investigation, proceeding or complaint is pending or, to the Knowledge of the Sellers, threatened with respect to the Acquired Business or any of the Sellers in connection with the Acquired Business before the National Labor Relations Board, the Equal Employment Opportunity Commission or any other Governmental Authority. Each of the Sellers has withheld and paid to the appropriate Governmental Authority or is holding for payment not yet due to such Governmental Authority all amounts required to be withheld from Business Employees and is not liable for any arrears of wages, Taxes, penalties or other sums for failure to comply with any applicable Laws relating to the employment of labor in connection with the Acquired Business. The Sellers have paid in full to all Business Employees all wages, salaries, commissions, bonuses, benefits and other compensation due to the Business Employees or on behalf thereof for services rendered through and including the date hereof, or have adequately accrued therefor, in accordance with GAAP. None of the Sellers is a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Authority relating to or affecting Business Employees or employment practices in connection with the Acquired Business. None of the Sellers nor any of their executive officers has received within the past five years any notice of intent by any Governmental Authority responsible for the enforcement of labor or employment laws to conduct an investigation relating to the Acquired Business and, to the Knowledge of the Sellers, no such investigation is in progress. To the Knowledge of the Sellers, no current Key Business Employee intends, or is expected, to terminate his employment relationship with the Acquired Business following the consummation of the transactions contemplated hereby

                           Other than in connection with the transactions contemplated by this Agreement and the Ancillary Agreements, since the enactment of the Worker Adjustment and Retraining Notification Act (the "WARN Act"), 29 U.S.C. ss.ss. 2101 et seq., none of the Sellers has effectuated (i) a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Sellers, or (ii) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of the Sellers related to the Acquired Business, nor has any of the Sellers been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local law. No Business Employee has suffered an "employment loss" (as defined in the WARN Act) in the past three years.

                           The Sellers have exercised reasonable care in distinguishing between those rendering services to the Acquired Business as employees and those rendering services to the Acquired Business as independent contractors. No Person who has rendered, or is currently rendering, any services to the Acquired Business while classified as an independent contractor has raised any challenge or dispute over the accuracy of such classification, nor, to the Knowledge of the Sellers, is there any basis for any such Person to do so.

                                 Real Property.
                                 -------------

                           Schedule 3.11(a) of the Disclosure Schedules sets forth a true and complete list of all Leased Real Property and the leases related thereto and all Seller Leases. None of the Sellers has received written notice that any parcel of Leased Real Property is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor. None of the Sellers is in default under any material term of any Seller Lease, and, to the Knowledge of the Sellers, no other party thereto is in breach of any material term of such Seller Lease, as applicable.

                           Other than as set forth on Schedule 3.11(b) of the Disclosure Schedules, (i) there are no other Contracts which any Seller has entered into that preclude or restrict the ability to use any Leased Real Property or operate the Acquired Business for the purposes for which it is currently being used and operated.

                                 Personal Property.
                                 -----------------

                           Schedule 3.12(a) of the Disclosure Schedules sets forth a true and complete list of (i) all Personal Property owned by any of the Sellers, including all exercise equipment, (ii) each lease or other Contract under which any of the Sellers is the lessee of, or holds or operates, any Personal Property owned by a third Person. No exercise equipment has been removed from any Acquired Club during the six month period immediately prior to the date of this Agreement, except in the ordinary course of business.

                           All of the Personal Property has been maintained in all material respects in accordance with past practice and generally accepted industry practice. The Personal Property is in all material respects in good operating condition and repair, ordinary wear and tear excepted, and is adequate for the uses to which it is being put. All leased Personal Property is in all material respects in the condition required of such property by the terms of the lease applicable thereto.

                           The Sellers have delivered to the Buyer copies of all product warranties relating to the Personal Property, and all instruction manuals and other printed materials supplied or received in connection with the acquisition of such Personal Property, in either such case that are in the Sellers' possession.

                                 Intellectual Property.
                                 ---------------------

                           The Sellers own, or have valid right to use, all of the Intellectual Property required for the operation of the Acquired Business as currently conducted.

                           Schedule 3.13 of the Disclosure Schedules sets forth a true and complete list of all Patents, registered and material unregistered Marks, and registered Copyrights included in the Seller Intellectual Property, including any pending applications to register any of the foregoing, identifying for each whether it is owned by or exclusively licensed to any Seller.

                           No registered Mark identified on Schedule 3.13 of the Disclosure Schedules has been or is now involved in any opposition or cancellation proceeding and, to the Knowledge of the Sellers, no such proceeding is or has been threatened with respect to any of such Marks. No Patent identified on Schedule 3.13 of the Disclosure Schedules has been or is now involved in any interference, reissue or reexamination proceeding and, to the Knowledge of the Sellers, no such proceeding is or has been threatened with respect thereto any of such Patents.

                           The Sellers exclusively own, free and clear of any and all Encumbrances, to the Knowledge of the Sellers, all of the Seller Intellectual Property except for the Seller Intellectual Property so identified on Schedule 3.13 of the Disclosure Schedules that are licensed to any of the Sellers by a third party licensor pursuant to a written license agreement that remains in effect. None of the Sellers has received any notice or claim challenging its ownership of any of the Seller Intellectual Property owned (in whole or in part) by such Seller, nor to the Knowledge of the Sellers is there a reasonable basis for any claim that it does not so own any of such Seller Intellectual Property.

                           The Sellers have taken reasonable steps in accordance with standard industry practices to protect their rights in the Seller Intellectual Property and at all times have taken steps reasonably calculated to maintain the confidentiality of all information that constitutes or constituted a Trade Secret included therein.

                           All registered Marks, issued Patents and registered Copyrights identified on Schedule 3.13 of the Disclosure Schedules ("Seller Registered IP"), to the Knowledge of the Sellers, are valid and subsisting and enforceable, and none of the Sellers has received any notice or claim challenging the validity or enforceability of any Seller Registered IP or alleging any misuse of such Seller Registered IP. To the Sellers' Knowledge, none of the Sellers has taken any action or failed to take any action that could reasonably be expected to result in the abandonment, cancellation, forfeiture, relinquishment, invalidation or unenforceability of any of the Seller Registered IP (including the failure to pay any filing, examination, issuance, post registration and maintenance fees, annuities and the like and the failure to disclose any known material prior art in connection with the prosecution of patent applications).

                           Use of Seller Intellectual Property by or on behalf of the Acquired Business or the Retained Business or any of the Sellers in connection with the Acquired Business or the Retained Business, to the Knowledge of the Sellers, has not infringed upon, misappropriated, violated, diluted or constituted the unauthorized use of, any Intellectual Property of any third party, and none of the Sellers has received any notice or claim asserting or suggesting that any such infringement, misappropriation, violation, dilution or unauthorized use is or may be occurring or has or may have occurred, nor to the Knowledge of the Sellers, is there a reasonable basis therefor. No Seller Intellectual Property is subject to any outstanding order, judgment, decree, stipulation or agreement restricting the use or licensing thereof by any Seller, the Retained Business or the Acquired Business. To the Knowledge of each Seller, no third party is misappropriating, infringing, diluting or violating any Seller Intellectual Property in a material manner.

                           Except as set forth on Schedule 3.13 of the Disclosure Schedules, none of the Sellers has transferred ownership of, or granted any license with respect to, any material Seller Intellectual Property. To the Knowledge of the Sellers, no loss or expiration of any of the material Seller Intellectual Property, or any other material Intellectual Property used or held for use by any of the Sellers in connection with the conduct of the Acquired Business, is pending or threatened. Upon the execution and delivery of the Retained Asset License Agreement, the Buyer shall have a perpetual, royalty-free license, free of any Encumbrances other than those set forth in the Retained Asset License Agreement, in all Intellectual Property used or held for use in connection with the conduct of the Acquired Business. Such license shall grant to the Buyer all rights with respect to Intellectual Property that are necessary for the conduct of the Acquired Business as currently conducted by the Sellers.

                                     Receivables. All Receivables reflected on
the Acquired Club Balance Sheets or to be reflected on the Closing Balance Sheet represent or will represent bona fide and valid obligations arising from sales actually made or services actually performed in the ordinary course of business. Unless paid prior to the Closing, all Receivables will be collectible net of the respective reserves shown on the Acquired Club Balance Sheets or to be shown on the Closing Balance Sheet (which reserves have been calculated consistent with past practice). There is no contest, claim or right of set-off, other than returns in the ordinary course of business, under any Contract with any obligor of any Receivables related to the amount or validity of such Receivable.

                                     Inventory. Schedule 3.15 of the Disclosure
Schedules sets forth a true and complete list of all Inventory as of the date of the Acquired Club Balance Sheets, the value thereof and the address at which such Inventory is located. Such Inventory has not been consigned to, or held on consignment from, any third person. Such Inventory and additional items of Inventory arising since the date of the Acquired Club Balance Sheets was acquired and has been maintained in accordance with the regular business practices of the Sellers, consists of new and unused items of a quality and quantity substantially all of which is usable or saleable in the ordinary course of business, and is valued at prices equal to the lower of cost or realizable value and in accordance with the internal accounting practices of the Sellers applied on a basis consistent with the Financial Statements, each consistently applied throughout the periods covered by the Financial Statements, with adequate provisions or adjustments for excess inventory, slow-moving inventory, spoilage and inventory obsolescence and shrinkage. The Inventory (including items of Inventory acquired or manufactured subsequent to the date of the Acquired Club Balance Sheets) consists, and will as of the Closing Date consist, of products of quality and quantity commercially usable and salable at not substantially less than cost in the ordinary course of business, except for any items of obsolete material or material below standard quality, substantially all of which have been written down to realizable market value, or for which adequate reserves have been provided, and, except as described on Schedule 3.15 of the Disclosure Schedules, the present quantities of all Inventory are reasonable in the present circumstances of the Acquired Business and consistent with the average level of Inventory in the past 24 months.

                                 Taxes.
                                 -----

                           Except as otherwise disclosed on Schedule 3.16 of the Disclosure Schedules, to the extent a breach or inaccuracy of any of the following could result in a liability of the Buyer to any Person in connection with the transactions contemplated by this Agreement or the Ancillary Agreements, whether as a result of applicable Law, Contract or otherwise: (i) each of the Sellers and any entity that comprises the Acquired Business has timely paid and will continue to pay all Taxes when the same have become due, (ii) there is no outstanding claim, assessment, audit or other examination or proceeding with respect to Taxes of any of the Sellers or any entity that comprises the Acquired Business, (iii) none of the Sellers has Knowledge of any basis for a claim by any Governmental Authority for Taxes with respect to any Purchased Asset or entity that comprises the Acquired Business, (iv) each of the Sellers and any entity that comprises the Acquired Business has timely filed all Returns it is required to have filed and will continue to file such Returns as they become due, (v) all Returns filed, or to be filed, by each such Seller or any entity that comprises the Acquired Business have been and will be true, correct, and complete, and (vi) the Sellers have not agreed to any waiver or extension of the statute of limitations for Taxes. Except for Taxes for which payment is not yet due, there are no Taxes of any of the Sellers or any entity that comprises the Acquired Business that form or could form the basis for an Encumbrance on any of the Purchased Assets.

                           None of the Sellers or any entity that comprises the Acquired Business (i) is a party to any Contract or plan that has resulted or would result, individually or in the aggregate, in connection with this Agreement or any change of control of any Seller, in the payment of any "excess parachute payments" within the meaning of
         Section 280G of the Code or (ii) has made any payments, is obligated to make any payments, or is a party to any Contract or plan that would reasonably be expected to obligate it to make any payments that will not be deductible by reason of Sections 162, 280G or 404 of the Code.

                           None of the Purchased Assets is property that is required to be treated as owned by another Person pursuant to the "safe harbor lease" provisions of the Code and in effect immediately prior to the enactment of the Tax Reform Act of 1986, and none of the foregoing assets is "tax exempt use property" within the meaning of Section 168(h) of the Code.

                           Neither the Sellers with respect to the Acquired Business nor any entity that comprises the Acquired Business has entered into any reportable transactions, or transactions which should be expected to be reportable, under Treasury Regulation ss.1.6011-4(c).

                           There is no claim for Taxes by any jurisdiction, in which any entity that comprises the Acquired Business does not currently file Returns, that Returns should be filed there. To the Sellers' Knowledge, there is no basis for such a claim by any such jurisdiction.

                           Neither the Sellers nor any entity that comprises the Acquired Business is subject to any Tax sharing, Tax indemnity or Tax allocation agreement. Neither the Sellers nor any entity that comprises an Acquired Business is obligated to pay Taxes of any Person other than themselves under any provision of state, local or foreign law as a result of filing any type of combined, unitary or group return.

                           All material Tax elections have been disclosed to the Buyer or its Representatives in writing during the due diligence process or on Schedule 3.16 of the Disclosure Schedules.

                           All Taxes and assessment that the Sellers are required to withhold or to collect have been duly withheld or collected and all withholdings and collections have either been duly and timely paid over to the appropriate Governmental Authorities or are, together with the payments due or to become due in connection therewith, duly reflected in the Financial Statements.

                           With respect to RSC/NY:

                                    All Taxes and other assessments and
                                            levies which RSC/NY is required by
                                            applicable law to withhold or to
                                            collect for payment have been duly
                                            withheld and collected, and have
                                            been paid, and with respect to such
                                            Taxes due on or prior to the Closing
                                            Date will be paid, to the
                                            appropriate governmental authority
                                            as required by applicable Law.

                                    RSC/NY (a) has not disposed of property in
                                            a transaction being accounted for
                                            under the installment method
                                            pursuant to Section 453 or 453A of
                                            the Code or similar provision of
                                            state, local or foreign law; (b) is
                                            not a party to any Tax sharing,
                                            allocation or indemnity agreement,
                                            arrangement or understanding, and
                                            RSC/NY is not obligated to pay Taxes
                                            of any Person other than itself
                                            under any federal, state, local or
                                            foreign Law as a result of the
                                            filing of any combined,
                                            consolidated, unitary or group
                                            return.

                                    RSC/NY is and at all times has been
                                            properly classified and treated for
                                            federal and state income tax
                                            purposes as a partnership and not an
                                            association taxable as a
                                            corporation. The partners of RSC/NY
                                            have not caused it to elect out of
                                            treatment under Subchapter K of the
                                            Code, and at all relevant times have
                                            reported themselves as partners in
                                            RSC/NY for all Tax reporting
                                            purposes. Therefore, RSC/NY (a) has
                                            not been a United States real
                                            property holding corporation within
                                            the meaning of Section 897(c)(2) of
                                            the Code, and (b) has no any
                                            liability for the Taxes of any
                                            Person under Treasury Regulation
                                            Section 1.1502-6 (or any similar
                                            provision of state, local, or
                                            foreign law), or as a transferee or
                                            successor, by contract, or
                                            otherwise.

                                    Except as set forth on Schedule 3.16(f) of
                                            the Disclosure Schedules, the
                                            Returns of RSC/NY for all taxable
                                            years are closed because of the
                                            statute of limitations and no
                                            amended Return has been filed for
                                            any taxable year. Except as provided
                                            on Schedule 3.16(f) of the
                                            Disclosure Schedules, there is no
                                            audit, examination or inquiry now
                                            pending, with respect to which
                                            RSC/NY has been notified in writing,
                                            regarding any Return of RSC/NY, and
                                            all tax deficiencies which have been
                                            asserted in writing against RSC/NY
                                            with respect to any Return of
                                            RSC/NY, if any, have been paid,
                                            fully settled or adequately provided
                                            for in the Financial Statements.
                                            Except as provided on Schedule
                                            3.16(f) of the Disclosure Schedules,
                                            RSC/NY has not (a) waived, nor been
                                            requested by any taxing authority to
                                            waive, any statute of limitations in
                                            respect of any Taxes, (b) agreed to
                                            any extension of time with respect
                                            to any Tax assessment or deficiency,
                                            or (c) executed, or entered into, a
                                            closing agreement pursuant to
                                            Section 7121 of the Code, or any
                                            predecessor provision or any similar
                                            provision of state, local or foreign
                                            law.

                                    The Sellers' Affiliate which is the
                                            managing partner of RSC/NY has not,
                                            to the Knowledge of the Sellers,
                                            entered into any transaction on
                                            behalf of, or binding upon, RSC/NY
                                            or its partners in violation of the
                                            terms of the certain Amended and
                                            Restated Limited Partnership
                                            Agreement of RSC/NY, dated October
                                            12, 1994 (the "Reebok Club
                                            Partnership Agreement").

                                    Schedule 3.16(i)(vi) of the Disclosure
                                            Schedules sets forth all documents
                                            and agreements relating to the
                                            Reebok Club Partnership Agreement,
                                            including amendments thereof.

                                     Environmental Matters.  Except as set forth
in the reports described on Schedule 3.17 of the Disclosure Schedules (collectively, the "Environmental Reports") or as otherwise disclosed in said
Schedule 3.17:

                           to the Knowledge of the Sellers, each of the Sellers is and has been in material compliance with all applicable Environmental Laws in connection with the conduct or operation of the Acquired Business and the ownership or use of the Purchased Assets;

                           none of the Sellers nor any of their executive officers has received during the past five years any written communication or complaint from a Governmental Authority or other Person alleging that any such Seller has any liability under any such Environmental Law or is not in compliance with any such Environmental Law, in each case with respect to an Acquired Club or the Acquired Business;

                           except as set forth on Schedule 3.17(c) of the Disclosure Schedules, to the Knowledge of the Sellers, (i) no Hazardous Substances have been used, manufactured, generated, sold, handled, treated, transported, stored or disposed of by the Sellers on or at any Leased Real Property; and (ii) there is and has been no release of Hazardous Substances nor any clean-up or corrective action of any kind relating thereto, within or from any Acquired Club during the term of the applicable lease therefor prior to the Closing Date;

                           to the Knowledge of the Sellers, no underground improvement, including any treatment or storage tank or water, gas or oil well, is or has been located in the buildings demised under the East Side Lease;

                           there is no pending or, to the Knowledge of the Sellers, threatened investigation by any Governmental Authority, nor any pending or, to the Knowledge of the Sellers, threatened Action with respect to the Acquired Business or any of the Sellers in connection with the Acquired Business relating to Hazardous Substances or otherwise under any Environmental Law;

                           to the Knowledge of Sellers, each of the Sellers holds all applicable Environmental Permits and is and has been in compliance therewith in all material respects; and

                           the reports identified on Schedule 3.17(g) of the Disclosure Schedules include all "Phase I", "Phase II" or other studies, analyses, audits or environmental assessment reports in its possession or control addressing the Leased Real Property.

                                 Material Contracts.
                                 ------------------

                           Except as set forth on Schedule 3.18(a) of the Disclosure Schedules, there are no Contracts (other than Membership Agreements, Seller Leases, leases of the Leased Real Property and Contracts entered into by any of the Sellers in the ordinary course of business which call for payments to or by each such Seller of less than $50,000 per year) relating to the Acquired Business or the Purchased Assets of the following nature (such Contracts as are required to be set forth on Schedule 3.18(a) of the Disclosure Schedules being "Material Contracts"):

                                    any broker, distributor, dealer,
                                            manufacturer's representative,
                                            franchise, agency, sales promotion,
                                            market research, marketing,
                                            consulting or advertising Contract;

                                    any Contract for the purchase or delivery of
                                            goods, or performance of services,
                                            to any of the Sellers or the
                                            Acquired Business;

                                    any     Contract relating to or evidencing
                                            indebtedness of the Acquired
                                            Business or any of the Sellers in
                                            connection with Acquired Business,
                                            including mortgages, other grants of
                                            security interests, guarantees or
                                            notes;

                                    any Contract with any Governmental
                                            Authority;

                                    any Contract with any Related Party of any
                                            Seller;

                                    any employment Contract;

                                    any Contract that limits, or purports to
                                            limit, the ability of any of the
                                            Sellers or the Acquired Business to
                                            compete in any line of business or
                                            with any Person or in any geographic
                                            area or during any period of time,
                                            or that restricts the right of any
                                            of the Sellers or the Acquired
                                            Business to sell to or purchase from
                                            any Person or to hire any Person, or
                                            that grants the other party or any
                                            third party "most favored nation"
                                            status or any type of special
                                            discount rights;

                                    any Contract that requires a consent to
                                            or otherwise contains a provision
                                            relating to a "change of control",
                                            or that would prohibit or delay the
                                            consummation of the transactions
                                            contemplated by this Agreement or
                                            the Ancillary Agreements;

                                    any Contract pursuant to which any of
                                            the Sellers is the lessee or lessor
                                            of, or holds, uses, or makes
                                            available for use to any Person, (A)
                                            any real property or (B) any
                                            tangible personal property;

                                    any Contract for the sale or purchase of
                                            any real property, or for the sale
                                            or purchase of any tangible personal
                                            property;

                                    any Contract providing for indemnification
                                            to or from any Person with respect
                                            to liabilities relating to any
                                            Seller, the Acquired Business or the
                                            Purchased Assets;

                                    any Contract relating in whole or in part to
                                            any Seller Intellectual Property;

                                    any joint venture;

                                    any Contract with any labor union or
                                            providing for benefits under any
                                            Employee Plan;

                                    any Contract relating to settlement of any
                                            administrative or judicial
                                            proceedings within the past five
                                            years;

                                    any management agreements between (a)
                                            any of the Sellers or any Affiliate
                                            thereof and any other Seller or
                                            Affiliate thereof or (b) any of the
                                            Sellers or any Affiliate thereof and
                                            any third party, in each case
                                            relating to the Acquired Business or
                                            any of the Acquired Clubs; and

                                    any other Contract, whether or not made
                                            in the ordinary course of business
                                            that (a) has a term greater than one
                                            year and cannot be cancelled by each
                                            of the Sellers party thereto without
                                            penalty or further payment and
                                            without more than thirty (30) days'
                                            notice or (b) is material to the
                                            business, operations, assets,
                                            financial condition, results of
                                            operations or prospects of the
                                            Acquired Business, taken as a whole.

                           Schedule 3.18(a) of the Disclosure Schedules sets
forth a true, accurate and complete list of all Material Contracts. All Material Contracts that relate to both the Acquired Business and the Retained Business (the "Material Shared Contracts") are marked with an asterisk (*) on Schedule 3.18(a).

                           Each Material Contract is a legal, valid, binding and enforceable agreement and is in full force and effect. None of the Sellers nor, to the Knowledge of the Sellers, any other party is in material breach or violation of, or (with or without notice or lapse of time or both) default under, any Material Contract, nor has any of the Sellers received any claim of any such breach, violation or default. Each of the Sellers has delivered or made available to the Buyer true and complete copies of all Material Contracts to which it is a party, including any amendments thereto.

                           Other than those Material Contracts disclosed on
         Schedule 3.18(a) of the Disclosure Schedules and this Agreement, none of the Sellers is a party to any agreement or contract that limits or restricts, or will limit or restrict after the Closing Date, any Seller, the Buyer or the Acquired Business in competing or engaging in the health and fitness business in any geographic area or areas.

                                     Members and Suppliers.  Attached as
Schedule 3.19 of the Disclosure Schedules is the form (or forms) of current standard written membership agreement (the "Form Membership Agreement") used by the Sellers to evidence the membership of members of the Acquired Clubs ("Acquired Memberships"). Each of the Schedules referred to in this Section 3.19 is true, accurate and complete as of August 31, 2005 and provides the information set forth therein for each individual Acquired Club as of such date.

                           Schedule 3.19(a) of the Disclosure Schedules sets forth (i) the initiation fee/dues structure for the various categories of Acquired Memberships; and (ii) the number of Persons holding Acquired Memberships at such Acquired Club ("Members"), broken down by membership categories.

                           Schedule 3.19(b) of the Disclosure Schedules sets forth the names of each Member subject to a membership agreement, whether written or oral, other than a Form Membership Agreement, which
         (i) has a term of twelve months or more and (ii) contains terms and conditions that are materially different from the comparable terms and conditions of the applicable Form Membership Agreement, including the material terms of each such agreement.

                           Schedule 3.19(c)(i) of the Disclosure Schedules sets forth a listing of Members including the name, address, and commencement date of each Member and the amount of monthly dues payable by each Member. Schedule 3.19(c)(ii) of the Disclosure Schedule sets forth the amount, if any, of dues prepaid by each Member as of September 19, 2005 and the expiration date for such prepayments.

                           Schedule 3.19(d) of the Disclosure Schedules includes a listing of Members, the amount of prepaid private training payments paid by each Member and the number of unused sessions for each such Member.

                           Schedule 3.19(e) of the Disclosure Schedules sets forth a listing of Members and the amount of unfulfilled obligations for complimentary private training sessions bundled with initiation fees for each Member.

                           Schedule 3.19(f) of the Disclosure Schedules sets forth a description of all Capitated Arrangements with Christies, the NBA and other entities, and the material terms thereof.

                           None of the Sellers has received any notice or has any reason to believe that the number of Members that will terminate their memberships in each Acquired Club for the twelve month period following the Closing Date will materially exceed the membership attrition rate of the Acquired Business for the twelve month period ended December 31, 2004.

                           Schedule 3.19(h) of the Disclosure Schedules sets forth a true and complete list of all suppliers of the Acquired Business (including any Seller and its Affiliates) from which any of the Sellers ordered products or services during the twelve (12)-month period ended December 31, 2004 in an aggregate amount of $100,000 or more. Except as otherwise set forth on Schedule 3.19(h) of the Disclosure Schedules, none of the Sellers has received any notice or has any reason to believe that there has been any material adverse change in the price of such supplies or services provided by any such supplier (including any Seller and its Affiliates), or that any such supplier (including any Seller and its Affiliates) will not sell supplies or services to the Buyer at any time after the Closing Date on terms and conditions substantially the same as those used in its current sales to any of the Sellers, subject to general and customary price increases, in each case under or with respect to arrangements calling for payments thereunder of at least $100,000 per year. To the Sellers' Knowledge, no such supplier has otherwise threatened to take any action described in the preceding sentence as a result of the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements.

                                     Product Liability.  To the Knowledge of
Sellers, there is no basis for any product liability, warranty, material backcharge, material additional work, field repair or other claims by any third party (whether based on contract or tort and whether relating to personal injury, including death, property damage or economic loss) arising from (a) services rendered by or on behalf of the Acquired Business during the period through and including the Closing Date, (b) the sale, distribution, erection or installation of any product, good, component or other item manufactured, sold or delivered by or on behalf of the Acquired Business whether delivered to a customer before or after the Closing Date (except with respect to any liability or obligation arising out of any action or omission by the Buyer after the Closing Date) or (c) the operation of the Acquired Business or the ownership of the Purchased Assets during the period through and including the Closing Date.

                                     Conduct of Acquired Business.  Each of the
Sellers has conducted and operated the Acquired Business only through itself and the other Sellers and not through any other divisions or any direct or indirect Subsidiary or Affiliate of such Seller that is not also a Seller.

                                 Affiliate Interests and Transactions.
                                 ------------------------------------

                           Other than as disclosed in SCC's Annual Report on Form 10-K for the year ended December 31, 2004 or as set forth on
         Schedule 3.22(a) of the Disclosure Schedules, no Related Party of any
         Seller: (i) owns or has owned, directly or indirectly, any equity or other financial or voting interest in any competitor, supplier, licensor, lessor, distributor, independent contractor or customer of the Acquired Business; (ii) owns or has owned, directly or indirectly, or has or has had any interest in any property (real or personal, tangible or intangible) used in the Acquired Business; (iii) has or has had any material business dealings or a material financial interest in any transaction with the Acquired Business or involving the Acquired Business or any of the Purchased Assets, other than business dealings or transactions conducted in the ordinary course of business at prevailing market prices and on prevailing market terms; or (iv) is or has been a Business Employee.

                           Except for (i) transactions between the Sellers, on the one hand, and the Buyer and its Affiliates, on the other hand, (ii) Excluded Liabilities consisting of ordinary course intercompany indebtedness and other obligations between any of the Sellers or any of the Subsidiaries thereof on the one hand and any other Seller or any of the Subsidiaries thereof, on the other hand, and (iii) as disclosed on
         Schedule 3.22(b) of the Disclosure Schedules, there are no outstanding notes payable to, accounts receivable from or advances by the Acquired Business or by any of the Sellers to a Related Party of any of the Sellers in connection with the Acquired Business or involving any Purchased Assets, and neither the Acquired Business nor any of the Sellers in connection with the Acquired Business is otherwise a debtor or creditor of, or has any liability or other obligation of any nature to, any Related Party of any Seller. Since the date of the Acquired Club Balance Sheets, neither the Acquired Business nor any of the Sellers in connection with the Acquired Business has incurred any obligation or liability to, or entered into or agreed to enter into any transaction with or for the benefit of, any Related Party of any Seller, other than the transactions contemplated by this Agreement and the Ancillary Agreements. There are no loans of any kind outstanding on the date hereof between any of the Sellers or Related Party thereof and any other Seller or any Related Party of such other Seller.

                                     Insurance. Schedule 3.23 of the Disclosure
Schedules sets forth a true and complete list of all casualty, directors and officers liability, general liability, product liability and all other types of insurance maintained with respect to the Acquired Business and the Purchased Assets (the "Insurance Policies"), together with the carriers and liability limits for each such policy and the identity of the policy holder. All such policies are in full force and effect, and no application therefor included a material misstatement or omission. All premiums with respect thereto have been paid to the extent due. No notice of cancellation, termination or reduction of coverage has been received with respect to any such policy. Except as set forth on Schedule 3.23 of the Disclosure Schedules, there are no losses under any such policy or policies. All Insurance Policies (other than directors and officers liability policies) are "occurrence" policies. The Sellers have provided notice to the applicable insurer of any potential claim under any such policy of which any Seller has Knowledge. All material insurable risks in respect of the Acquired Business and the Purchased Assets are covered by such insurance policies and the types and amounts of coverage provided therein are usual and customary in the context of the Acquired Business and the Purchased Assets. The activities and operations of the Acquired Business have been conducted in a manner so as to conform in all material respects to all applicable provisions of such insurance policies.

                                     No Vote Required.  No  affirmative vote of
any of the holders of any class of SCC's outstanding securities, separately or in combination with the holders of any other class of SCC's outstanding securities, is necessary for SCC to execute and deliver this Agreement and the Ancillary Agreements and to fully consummate the transactions contemplated hereby and thereby.

                                     Brokers. Except for Barnett & Partners LLC
and its Affiliates, the fees of which will be paid by the Sellers, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of any Seller. The Sellers have furnished to the Buyer a complete and correct copy of all agreements between any of the Sellers and Barnett & Partners LLC pursuant to which such firm would be entitled to any payment relating to the transactions contemplated hereby.

                                     Disclosure. SCC has made available to the
Buyer true and correct copies of (i) SCC's Annual Report on Form 10-K for the years ended December 31, 2004, 2003, 2002 and 2001, (ii) all proxy statements relating to SCC's meetings of shareholders held after January 1, 2001, (iii) all reports on Form 10-Q filed after January 1, 2001, and (iv) all Current Reports on Form 8-K filed by the SCC with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since January 1, 2001 (collectively, the "Company SEC Reports"). As of their respective dates, the Company SEC Reports and all documents filed by SCC with the SEC under the Securities Act of 1933, as amended, or the Exchange Act, as the case may be, between October 4, 2005 and the Closing Date did not, or in the case of documents filed on or after October 4, 2005 will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.


                         REPRESENTATIONS, WARRANTIES AND
                          ACKNOWLEDGEMENTS OF THE BUYER

                                     Representations and Warranties.  The Buyer
hereby represents and warrants to the Sellers as follows:

                           The Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted.

                           The Buyer has full corporate power and authority to execute and deliver this Agreement and each of the Ancillary Agreements to which it will be a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Buyer of this Agreement and each of the Ancillary Agreements to which it will be a party and the consummation by the Buyer of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action of its members. This Agreement has been, and upon their execution each of the Ancillary Agreements to which the Buyer will be a party will have been, duly and validly executed and delivered by the Buyer. This Agreement constitutes, and upon their execution each of the Ancillary Agreements to which the Buyer will be a party will constitute, the legal, valid and binding obligations of the Buyer, enforceable against the Buyer in accordance with its and their respective terms.

                           The execution, delivery and performance by the Buyer of this Agreement and each of the Ancillary Agreements to which the Buyer will be a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not:

                                    conflict with or violate the certificate of
                                            formation or operating agreement of
                                            the Buyer;

                                    conflict with or violate any Law applicable
                                            to the Buyer; or

                                    result in any breach of, constitute a
                                            default (or an event that, with
                                            notice or lapse of time or both,
                                            would become a default) under or
                                            require any consent of any Person
                                            pursuant to, any note, bond,
                                            mortgage, indenture, agreement,
                                            lease, license, permit, franchise,
                                            instrument, obligation or other
                                            Contract to which the Buyer is a
                                            party,

except for any such conflicts, violations, breaches, defaults or other occurrences would not, individually or in the aggregate, have a Buyer Material Adverse Effect.

                           The Buyer is not required to file, seek or obtain any notice, authorization, approval, order, permit or consent of or with any Governmental Authority in connection with the execution, delivery and performance by the Buyer of this Agreement and each of the Ancillary Agreements to which it will be party or the consummation of the transactions contemplated hereby or thereby, except for any filings required to be made under the HSR Act.

                           The Buyer shall have at the Closing sufficient funds to permit the Buyer to consummate the transactions contemplated hereby.

                           No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Buyer.

                                 Acknowledgement of "AS IS" Sale
                                 -------------------------------

                           Except for the representations and warranties of the Sellers set forth in this Agreement or any of the Ancillary Agreements, the Buyer acknowledges and agrees that the Sellers have not made, are not herein making, and hereby expressly disclaim, any representations or warranties of any kind or character, whether express or implied, regarding the physical condition of the Leased Real Properties, including, without limitation, representations and warranties as to (i) matters of title, (ii) environmental matters relating to the Leased Real Properties or any portion thereof, including, without limitation, the presence of Hazardous Substances in, on, under or in the vicinity of any Leased Real Properties, (iii) geological conditions, including, without limitation, subsidence, subsurface conditions, water table, underground water reservoirs, limitations regarding the withdrawal of water and geologic faults and the resulting damage of past or future faulting, (iv) whether, and the extent to which, any Leased Real Properties or any portion thereof is affected by any stream (surface or underground), body of water, wetlands, flood prone area, flood plain, floodway or special flood hazard, (v) drainage, (vi) soil conditions, including the existence of instability, past soil repairs, soil additions or conditions of soil fill, or susceptibility to landslides, or the sufficiency of any undershoring, (vii) the presence of endangered species or any environmentally sensitive or protected areas,
         (viii) zoning or building entitlements to which any Leased Real Properties or any portion thereof may be subject, (ix) the availability of any utilities to any Leased Real Properties or any portion thereof including, without limitation, water, sewage, gas and electric, (x) usages of adjoining property or properties, (xi) access to the Leased Real Properties or any portion thereof, (xii) the value, compliance with the plans and specifications, size, location, age, use, design, quality, description, suitability, structural integrity, operation, title to, or physical or financial condition of any Leased Real Properties or any portion thereof, or any income, expenses, charges, liens, encumbrances, rights or claims on or affecting or pertaining to any such Leased Real Property or any part thereof, (xiii) the condition or use of any Leased Real Properties or compliance of any Leased Real Properties with any or all past, present or future federal, state or local Laws (including, without limitation, building, safety, fire or zoning ordinances, codes or other similar laws or ordinances, (xiv) the existence or non-existence of underground storage tanks, surface impoundments, or landfills, (xv) the merchantability of the Leased Real Properties or fitness of any such Properties for any particular purpose, (xvi) tax consequences of owning or operating the Leased Real Properties, or (xvii) any other matter or thing with respect to the physical condition of the Leased Real Properties.

                           The Buyer acknowledges and agrees that upon the Closing, the Sellers shall sell, transfer and convey to the Buyer, and the Buyer shall accept, the Leased Real Properties (including all leases covering such Leased Real Properties, including all amendments and supplements thereto) on an "AS IS, WHERE IS, WITH ALL FAULTS," basis, except to the extent provided otherwise herein or in the Ancillary Agreements. The Buyer represents that it is a knowledgeable, experienced and sophisticated purchaser of real estate and that, except as expressly set forth herein or in the Ancillary Agreements, it is relying solely on its own expertise and due diligence investigation (as well as that of the Buyer's consultants and experts) in acquiring the Leased Real Properties (and the Sellers' leasehold interest therein) and has made, and is relying exclusively on, its own independent investigation and verification of all matters affecting the Leased Real Properties. The Buyer acknowledges that, except to the extent provided herein or in the Ancillary Agreements, the Sellers have afforded the Buyer adequate access to the Leased Real Properties and the Buyer has had an opportunity to conduct such investigations thereof as the Buyer deemed necessary to satisfy itself as to its condition and the existence or non-existence of any curative action to be taken with respect to any deficiencies or problems affecting the improvements, fixtures, systems and other components located on, or forming a part of, such Leased Real Properties. Upon the Closing, except to the extent provided herein or in the Ancillary Agreements, the Buyer shall assume the risk that adverse matters, including, but not limited to, adverse physical or construction defects or adverse environmental, health or safety conditions, may not have been revealed by the Buyer's inspections and investigations.

                           The Buyer has fully reviewed the disclaimers and waivers set forth in this Agreement with its counsel and understands the significance and effect thereof. The Buyer acknowledges and agrees that the disclaimers and waivers set forth in this Agreement are an integral part of this Agreement and that Sellers would not have agreed to sell, transfer and convey their interest in the Leased Real Properties to the Buyer for the Purchase Price without such disclaimer, waiver and other agreements set forth in this Agreement.

                           Without limiting the generality of the foregoing, but subject to the representations, warranties and covenants set forth herein and in the Ancillary Agreements, the Buyer, effective as of the Closing, the Millennium Landlords and their respective successors and permitted assigns, hereby expressly waive, relinquish, acquit, forever discharge and release any and all past, present or future fixed or contingent, matured or unmatured and liquidated or unliquidated, claims, causes of actions, cross-claims, liabilities, rights, remedies, demands (including letter-demands, notices or inquiries from any person or Governmental Authority), penalties, assessments, damages, requests, suits, lawsuits, costs (including attorneys' fees and expenses), actions, administrative proceedings or orders, of whatever nature, character, type, or description, whenever and however occurring, whether at law or in equity, and whether any statutory or common law claim or remedy of any type (collectively, "Claims"), which the Buyer or the Millennium Landlords may as of the Closing or thereafter have against the Sellers, or any of them, or any of their shareholders, officers, employees, agents, or other Related Parties (collectively, the "Seller Indemnitees"), whether known or unknown, with respect to the physical condition of the Leased Real Properties, or any part or portion thereof, including, without limitation, (i) any latent or patent defect in any of the improvements, fixtures, systems or other components located on, or forming a part of, the Leased Real Properties, or any part or portion thereof (including, without limitation, subsidence and subsurface conditions); and (ii) any past, present or future presence or existence of Hazardous Substances on, under or about the Leased Real Properties or with respect to any past, present or future violations of any Laws now or hereafter enacted, regulating or governing the use, handling, storage or disposal of Hazardous Substances, including, without limitation, (a) any and all rights which the Buyer or the Millennium Landlords may have to seek contribution from Sellers under Section 113(f)(i) of CERCLA, as amended by the Superfund Amendments and Reauthorization Act of 1986 (42 U.S.C.A. ss.9613), as the same may be further amended or replaced by any similar Law, (b) any and all Claims, whether known or unknown, existing, with respect to the Leased Real Properties under Section 107 of CERCLA (42 U.S.C.A. ss.9607), and (c) any and all rights the Buyer or the Millennium Landlords may have under any other Environmental Law with respect to the Leased Real Properties; provided, however, that the provisions of this Section 4.2(d) shall not apply with respect to any Claim seeking indemnification or contribution for any matter for which the Sellers are liable pursuant to Section 2.3(f) or with respect to Excluded Liabilities. Subject to the terms, representations, warranties and covenants set forth herein and in the Ancillary Agreements, (including, without limitation, the exclusions set forth in the proviso in the immediately preceding sentence (the "Proviso")), the Buyer and the Millennium Landlords hereby further agree that there is a risk that subsequent to the Closing, the Buyer and the Millennium Landlords may discover, incur, or suffer from Claims which were unknown or unanticipated at the time of the Closing, including, without limitation, unknown or unanticipated Claims which, if known by the Buyer and the Millennium Landlords on the date this Agreement is executed, may have materially affected the Buyer's decision to execute this Agreement and consummate the transactions contemplated hereby. Subject to the terms, representations, warranties and covenants set forth herein and in the Ancillary Agreements, (including, without limitation, the exclusions set forth in the Proviso), the Buyer and the Millennium Landlords acknowledge that they are assuming the risk of such unknown and unanticipated Claims and agree that the release set forth in this Section 4.2(d) applies thereto. The Buyer and the Millennium Landlords represent and warrant that they have been represented by independent counsel in connection with the preparation and review of the release set forth in this Section 4.2(d), that the Buyer and the Millennium Landlords have specifically discussed with such counsel the meaning and effect of such release and that the Buyer and the Millennium Landlords have carefully read and understand the scope and effect of each provision contained in this Section 4.2(d). Except for the representations, warranties, covenants and statements set forth herein and in the Ancillary Agreements, the Buyer and the Millennium Landlords further represent and warrant that they are not relying on, and have not relied on, any representation or statement made by any Seller or any their respective officers, employees, attorneys or other representatives with regard to the subject matter, basis or effect of the release set forth in this Section 4.2(d) as it relates to the Leased Real Properties.

                           Except in connection with financing transactions for a business purpose (e.g., as required by any secured lender to perfect its security interest in any Leased Real Property and any personal property therein), the Buyer covenants and agrees that the Buyer will not assign or transfer, or purport to assign or transfer, any Claim or Claims or any portion thereof or any interest therein to any party who does not acquire an interest in any Leased Real Property.


                                    COVENANTS

                              Conduct of Acquired Business Prior to the Closing.
Between the date of this Agreement and the Closing Date, unless the Buyer shall otherwise agree in writing, the Acquired Business shall be conducted only in the ordinary course consistent with past practice (including, without limitation, with respect to the payment of liabilities and obligations of the Acquired Business, the collection of Receivables, the maintenance of Inventory levels and the pricing of memberships and prepaid training sessions); and the Sellers shall use their commercially reasonable efforts to preserve intact the organization of the Acquired Business (including, without limitation, MARS), keep available the services of the current Business Employees and consultants of the Acquired Business and preserve the current relationships of the Acquired Business with customers, suppliers and other persons with which it has significant business relations. By way of amplification and not limitation, between the date of this Agreement and the Closing Date, none of the Sellers shall do or propose to do, directly or indirectly, any of the following in connection with the Acquired Business or the Purchased Assets without the prior written consent of the Buyer, which consent shall not be unreasonably withheld or delayed:

(a) issue, sell, pledge, dispose of or otherwise subject to any Encumbrance any Purchased Assets, other than sales or transfers of Inventory, Receivables or equipment in the ordinary course of business consistent with past practice;

                           other than (i) indebtedness which is non-recourse to any assets of the Acquired Business or (ii) the payment, in whole or in part, of the principal of, and interest accrued on, the Notes, incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any Person, or make any loans or advances, in each case affecting the Acquired Business or the Purchased Assets, except in the ordinary course of business consistent with past practice; provided that in no event shall any Seller in connection with the Acquired Business (i) incur, assume or guarantee any long-term indebtedness for borrowed money; or (ii) make any prepayment of any indebtedness for borrowed money (other than prepayment of the Notes);

                           amend, waive, modify or consent to the termination of any material Seller Contract, or amend, waive, modify or consent to the termination of any Sellers' rights thereunder, or enter into any Contract in connection with the Acquired Business or the Purchased Assets other than in the ordinary course of business consistent with past practice;

                           authorize, or make any commitment with respect to, any single capital expenditure (not included in the budget attached hereto as Exhibit U) for the Acquired Business that is in excess of $25,000 per Acquired Club or capital expenditures which are, in the aggregate, in excess of $100,000 for the Acquired Business taken as a whole;

                           enter into any joint venture, strategic alliance, exclusive dealing, noncompetition or similar contract or arrangement with respect to the Acquired Business;

                           enter into any lease of real or personal property or any renewals thereof in connection with the Acquired Business involving a term of more than one year or rental obligation exceeding $25,000 per year in any single case;

                           fail to deliver all financial and operating statements and other information with respect to the Acquired Clubs required to be delivered to the Buyer's Affiliates, as landlord, under the leases of the Acquired Clubs and the Miami Management Agreement, including "NDC Rent" statements required under the leases of the Boston Club, the Washington Club and the San Francisco Club;

                           fail to maintain (or obtain and maintain, if lapsed) all Permits required to operate such Acquired Clubs in compliance with all applicable Law;

                           increase the compensation payable or to become payable or the benefits provided to its Business Employees, except for normal increases made in the ordinary course of business, consistent with past practice in salaries or wages of Business Employees, or grant any severance or termination payment to, or pay, loan or advance any amount to, any Business Employee, or establish, adopt, enter into or amend any Employee Plan (other than any amendments that are required by Law or permitted by Section 5.6(j));

                           enter into any Contract with any Related Party of any of the Sellers in connection with or affecting the Acquired Business or the Purchased Assets;

                           make any change in any method of accounting or accounting practice or policy affecting the financial statements of the Acquired Business, except as required by GAAP;

                           make any tax election or file any Return relating to the Acquired Business other than on a basis consistent with past practice;

                           pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) relating to the Acquired Business or the Purchased Assets, other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice, of liabilities reflected or reserved against on the Acquired Club Balance Sheets or subsequently incurred in the ordinary course of business consistent with past practice;

                           cancel, compromise, waive or release any right or claim relating to the Acquired Business or the Purchased Assets, other than in the ordinary course of business consistent with past practice;

                           permit the lapse of any existing policy of insurance relating to the Acquired Business or the Purchased Assets without having in place prior to the effective date of such lapse and in a manner such that there is no period of time during which the Acquired Business is uninsured with respect to the matters previously insured by the existing policy, a reasonably equivalent replacement occurrence policy, in terms of the rating of the insurer, the terms of the insurance, and the scope and amount of coverage;

                           permit the lapse, without reasonably equivalent replacement, of any right relating to Seller Intellectual Property or any other intangible asset used or held for use in connection with the Acquired Business, other than in the ordinary course of business consistent with past practice;

                           accelerate the collection of or discount any Receivables, delay the payment of liabilities that would become Assumed Liabilities or defer expenses, reduce Inventories or otherwise increase cash on hand in connection with the Acquired Business, except in the ordinary course of business consistent with past practice;

                           use any assets of the Acquired Business to pay any costs or expenses arising out of or relating to the transactions contemplated by this Agreement or the Ancillary Agreements;

                           commence or settle any Action relating to the Acquired Business, the Purchased Assets or the Assumed Liabilities;

                           take any action, or intentionally fail to take any action, that would reasonably be expected to cause any representation or warranty made by the Sellers in this Agreement or any Ancillary Agreement to be untrue or result in a breach of any covenant made by any of the Sellers in this Agreement or any Ancillary Agreement, or that would have a Seller Material Adverse Effect;

                           remove any Personal Property from any of the Acquired Clubs, including exercise and fitness equipment or any other assets, other than in the ordinary course of business, consistent with past practice; or

                           announce an intention, enter into any formal or informal agreement, or otherwise make a commitment to do any of the foregoing.

From the date of this Agreement to the Closing Date, the Sellers shall maintain all Personal Property in good operating condition and repair, in all material respects in accordance with past practice and generally accepted industry practice, ordinary wear and tear excepted, and shall not defer any scheduled or required maintenance with respect thereto. The Sellers shall maintain all Leased Real Property in compliance with the terms of the lease applicable thereto.

                                 Covenants Regarding Information.
                                 -------------------------------

                           From the date hereof until the Closing Date, the Sellers shall continue to afford the Buyer and its officers, directors, principals, employees, advisors, auditors, agents, bankers and other representatives (collectively, "Representatives") complete access (including for inspection and copying) at all reasonable times to the Purchased Assets and the Sellers' properties, offices, plants and other facilities, books and records relating to the Acquired Business and the Purchased Assets, and shall furnish the Buyer (in the form then being maintained or produced by Sellers for its management) with such financial, operating and other data and information in connection with the Acquired Business and the Purchased Assets as the Buyer may reasonably request.

                           From the date hereof to the Closing Date, within twenty (20) days after the end of each calendar month, the Sellers shall deliver to the Buyer the financial and operating statistics for each Acquired Club set forth on Exhibit V hereto, with respect to such calendar month just ended (the "Interim Monthly Reports").

                           On the Closing Date, the Sellers will deliver or cause to be delivered to the Buyer all original agreements, documents, books and records and files stored on computer disks or tapes or any other storage medium in the possession of any of the Sellers which constitute Acquired Business Records.

                           In order to facilitate the resolution of any claims made by or against or incurred by the Buyer after the Closing or for any other reasonable purpose, for a period of seven years following the Closing, SCC shall: (i) retain all Business Records that relate to the Acquired Business, the Purchased Assets or the Assumed Liabilities for periods prior to the Closing and which shall not otherwise have been delivered to the Buyer as part of the Acquired Business Records; (ii) upon reasonable notice, afford the Buyer and its Representatives reasonable access (including for inspection and copying, at the Buyer's expense), during normal business hours, to such Business Records, including in connection with claims, proceedings, actions, investigations, audits and other regulatory or legal proceedings involving or relating to the Acquired Business, the Purchased Assets or the Assumed Liabilities; and (iii) furnish the Buyer and its Representatives reasonable assistance (at the Buyer's expense), including access to personnel, in connection with any such claims and other proceedings; provided that such access shall be granted until the later of seven years following the Closing and the expiration date of the applicable statute of limitations with respect to Tax matters. SCC shall permit, promptly upon reasonable request, the Buyer and its Representatives to use original copies of any such Business Records for purposes of litigation; provided that such records shall promptly be returned to SCC following such use in substantially the same condition as they were when received by the Buyer. SCC shall not destroy any such Business Records without providing the Buyer with written notice detailing the contents of such Business Records, and providing the Buyer with the opportunity to obtain such Business Records, which notice must be given at least ninety (90) days prior to the destruction thereof.

                           In order to facilitate the resolution of any claims made by or against or incurred by any of the Sellers after the Closing or for any other reasonable purpose, for a period of seven years following the Closing, the Buyer shall: (i) retain all Acquired Business Records; (ii) upon reasonable notice, afford each of the Sellers and its Representatives reasonable access (including for inspection and copying, at such Seller's expense), during normal business hours, to such Acquired Business Records, including in connection with claims, proceedings, actions, investigations, audits and other regulatory or legal proceedings involving or relating to the Acquired Business, the Purchased Assets or the Assumed Liabilities; and
         (iii) furnish each of the Sellers and its Representatives reasonable assistance (at such Seller's expense), including access to personnel, in connection with any such claims and other proceedings; provided that such access shall be granted until the later of seven years following the Closing and the expiration date of the applicable statute of limitations with respect to Tax matters. The Buyer shall permit, promptly upon reasonable request, any of the Sellers and its Representatives to use original copies of any such Acquired Business Records for purposes of litigation; provided that such records shall promptly be returned to the Buyer following such use in substantially the same condition as they were when received from the Buyer. The Buyer shall not destroy any Acquired Business Records without providing the Sellers with written notice detailing the contents of such Acquired Business Records, and providing the Sellers with the opportunity to obtain such Acquired Business Records, which notice must be given at least ninety (90) days prior to the destruction thereof.

                                 Non-Competition; Non-Solicitation.
                                 ---------------------------------

                           For a period of five years following the Closing (the "Non-Compete Period"), each of the Sellers shall not, and shall cause its Affiliates not to, directly or indirectly through any Person or contractual arrangement, own, manage or operate any sports and fitness facilities anywhere in Buyer's Territory, or render financial assistance to, receive any economic benefit from, exert any influence upon, or participate in or allow any of its then directors (other than Christopher M. Jeffries or any other director designated and/or nominated by the Buyer or any of its Related Parties), officers or employees to be connected as a director, officer, employee, partner, member, stockholder, consultant or otherwise with, any sports and fitness facilities located anywhere in Buyer's Territory in whole or in part; provided that the restrictions in this Section 5.3(a) shall not apply to: (i) the record or beneficial ownership in the aggregate among all of the Sellers and their Affiliates (including any officers, directors or employees of any of the Sellers or any such Affiliate) of three percent (3%) or less of the securities of any publicly-held operator of sports and fitness facilities, subject to the condition that none of the Sellers or such other Persons has management or operational responsibilities or rights with respect to any assets or facilities of such operator; (ii) the Sellers' operation of the Rock Center Club, in the event that SCC exercises the Rock Center Option pursuant to Section 2.6(b), for so long as the Sellers have not transferred, in one transaction or a series of transactions, directly or indirectly, a majority of the voting or economic interest in the Rock Center Club to any other Person(s); (iii) the sale by any Seller of products or other merchandise bearing the THE SPORTS CLUB/LA trademark and/or the THE SPORTS CLUB/LA Design trademark (A) to third party distributors or wholesalers located in Buyer's Territory and (B) via the Internet or direct mail to Persons located in Buyer's Territory; (iv) the acquisition (and subsequent ownership and operation) of, or the provision of management and/or consulting services to, any existing operating sports and fitness facility which is not located within ten (10) miles of any sports and fitness facility owned, managed and/or operated by the Buyer or any of its Affiliates; and (v) Kayne Anderson Capital Advisors, L.P., and its Affiliates (collectively, "Kayne Anderson").

                           During the Non-Compete Period, the Buyer shall not, and shall cause its Affiliates not to, directly or indirectly through any Person or contractual arrangement, own, manage or operate any sports and fitness facilities anywhere in Sellers' Territory, or render financial assistance to, receive any economic benefit from, exert any influence upon, or participate in or allow any of its then officers or employees to be connected as an officer, employee, partner, member, stockholder, consultant or otherwise with, any sports and fitness facilities anywhere in Sellers' Territory in whole or in part; provided that in the event that SCC exercises the Rock Center Option, the Buyer's obligations as set forth above in this Section 5.3(b) shall also apply within the Rockefeller Center Complex in New York, New York; provided, further, that the restrictions in this Section 5.3(b) shall not apply to: (i) the record or beneficial ownership in the aggregate among the Buyer and its Affiliates (including any officers, directors or employees of the Buyer or any such Affiliate) of three percent (3%) or less of the securities of any publicly-held operator of sports and fitness facilities, subject to the condition that neither the Buyer nor such other Persons has management or operational responsibilities or rights with respect to any assets or facilities of such operator; (ii) sports and fitness facilities located in residential or office buildings owned in whole or in part by the Buyer or any of its Affiliates which are used exclusively by residents or tenants of such buildings and their guests; and (iii) the acquisition (and subsequent ownership and operation) of, or the provision of management and/or consulting services to, any existing operating sports and fitness facility which is not located within ten (10) miles of any sports and fitness facility owned, managed and/or operated by any of the Sellers (other than the Rock Center Club if the Rock Center Option is exercised).

                           During the Non-Compete Period, each of the Sellers shall not, and shall cause its Affiliates, Persons who are directly or indirectly managed, supervised or financed by such of the Sellers or its Affiliates and Persons who act at the request of or otherwise to the benefit of such of the Sellers or its Affiliates in connection with the recruitment, retention or hiring of employees not to, (i) solicit or recruit any person who at any time on or after the date of this Agreement is a Buyer Business Group Employee or (ii) hire any person who at any time on or after the date hereof serves as a General Manager or other senior officer of the Acquired Business. The foregoing shall not prohibit (a) a general solicitation to the public of general advertising or similar methods of solicitation by search firms not specifically directed at Buyer Business Group Employees; (b) any of the Sellers or any of its Affiliates from soliciting, recruiting or hiring any Buyer Business Group Employee who has ceased to be employed or retained by the Buyer for at least six months; (c) Kayne Anderson in connection with any business in which it might, directly or indirectly own, operate, finance or otherwise have an investment or other interest in; or (d) any Seller from using any consultant for the Retained Business who (or which) may also be providing consulting services to the Buyer after the Closing with respect to the Acquired Business. In addition, if SCC exercises the Rock Center Option in accordance with
         Section 2.6(b), then the foregoing shall not prohibit Sellers from continuing to employ any group exercise or private training instructors who may also be employed at one of the Acquired Clubs located in New York City. For purposes of this Section 5.3(c), "Buyer Business Group Employees" means, collectively, Business Employees, and employees and Persons acting under any management, service, consulting, distribution, dealer or similar Contract in connection with the Acquired Business, the Purchased Assets, or any other business related to sports and fitness, including sports and fitness clubs other than the Acquired Clubs, conducted by the Buyer or any Affiliate thereof in accordance with the terms of this Agreement.

                           During the Non-Compete Period, the Buyer shall not, and shall cause its Affiliates, Persons who are directly or indirectly managed, supervised or financed by the Buyer or its Affiliates and Persons who act at the request of or otherwise to the benefit of the Buyer or its Affiliates in connection with the recruitment, retention or hiring of employees not to, (i) solicit or recruit any person who at any time on or after the date of this Agreement is a Seller Business Group Employee or (ii) hire any person who at any time after the date hereof serves as a General Manager or other senior officer of the Retained Business. The foregoing shall not prohibit (a) a general solicitation to the public of general advertising or similar methods of solicitation by search firms not specifically directed at Seller Business Group Employees, (b) the Buyer or any of its Affiliates from soliciting, recruiting or hiring any Seller Business Group Employee who has ceased to be employed or retained by any of the Sellers for at least six months, or (c) the Buyer or any of its Affiliates from hiring any Key Business Employee, or (d) the Buyer from using any consultant for the Acquired Business who (or which) may also be providing consulting services to any of the Sellers after the Closing with respect to the Retained Business. In addition, if SCC exercises the Rock Center Option in accordance with Section 2.6(b), then the foregoing shall not prohibit the Buyer from continuing to employ any group exercise or private training instructors who may also be employed at the Rock Center Club. For purposes of this Section 5.3(d), "Seller Business Group Employees" means, collectively, Business Employees and employees or Persons acting under any management, service, consulting, distribution, dealer or similar Contract in connection with the Retained Business or the Retained Assets or any other business related to sports and fitness, including sports and fitness clubs other than the Retained Clubs, conducted by any of the Sellers or any Affiliate thereof in accordance with the terms of this Agreement.

                           The Sellers and the Buyer acknowledge that the covenants of the Sellers and the Buyer set forth in this Section 5.3 are an essential element of this Agreement and that any breach by any of the Sellers or the Buyer of any provision of this Section 5.3 will result in irreparable injury to the non-breaching party. The Sellers and the Buyer acknowledge that in the event of such a breach, in addition to all other remedies available at law, the non-breaching party shall be entitled to equitable relief, including injunctive relief, and an equitable accounting of all earnings, profits or other benefits arising therefrom, as well as such other damages as may be appropriate. Each Seller and the Buyer have independently consulted with its counsel and after such consultation agrees that the covenants set forth in this Section 5.3 are reasonable and proper to protect the legitimate interest of the Sellers and the Buyer.

                           If a court of competent jurisdiction determines that the character, duration or geographical scope of the provisions of this
         Section 5.3 are unreasonable, it is the intention and the agreement of the parties that these provisions shall be construed by the court in such a manner as to impose only those restrictions on any of the Sellers' or the Buyer's conduct, as the case may be, that are reasonable in light of the circumstances and as are necessary to assure to the Buyer or the Sellers, as the case may be, the benefits of this Agreement. If, in any judicial proceeding, a court of competent jurisdiction shall refuse to enforce all of the separate covenants of this Section 5.3 because taken together they are more extensive than necessary to assure to the Buyer or the Sellers, as the case may be, the intended benefits of this Agreement, it is expressly understood and agreed by the parties that the provisions hereof that, if eliminated, would permit the remaining separate provisions to be enforced in such proceeding, shall be deemed eliminated, for the purposes of such proceeding, from this Agreement.

                           If, in any judicial proceeding, a court of competent jurisdiction shall find any of the covenants contained in (i) Section 5.3(a) to be unenforceable, such covenants, together with the corresponding covenants contained in Section 5.3(b), shall terminate effective as of the date of such finding or (ii) Section 5.3(b) to be unenforceable, such covenants, together with the corresponding covenants contained in Section 5.3(a), shall terminate effective as of the date of such finding. If, in any judicial proceeding, a court of competent jurisdiction finds that (i) any of the Sellers has breached (after notice and a reasonable opportunity to cure) any of the covenants contained in Section 5.3(a), then the covenants contained in
         Section 5.3(b) shall terminate effective as of the date of such finding or (ii) the Buyer has breached (after notice and a reasonable opportunity to cure) any of the covenants contained in Section 5.3(b), then the covenants contained in Section 5.3(a) shall terminate effective as of the date of such finding. If the Buyer, instead of instituting a judicial proceeding, determines in good faith that any of the Sellers has breached any of the covenants contained in Section 5.3(a) and the Buyer has provided SCC notice of such breach and a reasonable opportunity to cure such breach, then the covenants contained in Section 5.3(b) shall terminate effective as of the end of such cure period. If SCC, instead of instituting a judicial proceeding, determines in good faith that the Buyer has breached any of the covenants contained in Section 5.3(b) and SCC has provided the Buyer notice of such breach and a reasonable opportunity to cure such breach, then the covenants contained in Section 5.3(a) shall terminate effective as of the end of such cure period.

                           In the event that the Sellers retain the Rock Center Club and thereafter at any time during the Non-Compete Period sell, transfer or assign in any manner any interest in the Rock Center Club or in all or substantially all the assets of the Rock Center Club to any Person other than the Buyer or any of the Buyer's Affiliates, the Sellers hereby agree that (i) such sale, transfer or assignment shall only be consummated upon the condition that the buyer, transferee or assignee, as the case may be, shall agree to be bound, as a successor to the Sellers, under the provisions of Sections 5.3(c), (e) and (f) and (ii) in connection with any such sale, transfer or assignment, the Sellers shall not sell, transfer or assign the current name of the Rock Center Club to such buyer, transferee or assignee, as the case may be, nor to any Related Party thereof.

                                 Notification of Certain Matters; Supplements to
                                 -----------------------------------------------
                         Disclosure Schedules.
                         --------------------

                           On or prior to the Closing Date (except with respect to clauses (iv) and (v) below, the obligations with respect thereto to survive the Closing Date), the Sellers shall give prompt written notice to the Buyer of (i) the occurrence or non-occurrence of any change, condition or event the occurrence or non-occurrence of which would render any representation or warranty of the Sellers contained in this Agreement or any Ancillary Agreement, if made on or immediately following the date of such event, untrue or inaccurate, (ii) the occurrence of any change, condition or event that has had or is reasonably likely to have a Seller Material Adverse Effect, (iii) any failure of the Sellers or any Affiliate of the Sellers to comply with or satisfy any covenant or agreement to be complied with or satisfied by it hereunder or any event or condition that would otherwise result in the nonfulfillment of any of the conditions to the Buyer's obligations hereunder, (iv) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the consummation of the transactions contemplated by this Agreement or the Ancillary Agreements, or (v) any Action pending or, to any of the Sellers' Knowledge, threatened against a Seller relating to the transactions contemplated by this Agreement or the Ancillary Agreements.

                           On or prior to the Closing Date (except with respect to clauses (iv) and (v) below, the obligations with respect thereto to survive the Closing Date), the Buyer shall give prompt written notice to the Seller of (i) the occurrence or non-occurrence of any change, condition or event the occurrence or non-occurrence of which would render any representation or warranty of the Buyer contained in this Agreement or any Ancillary Agreement, if made on or immediately following the date of such event, untrue or inaccurate, (ii) the occurrence of any change, condition or event that has had or is reasonably likely to have a Buyer Material Adverse Effect, (iii) any failure of the Buyer or any Affiliate of the Buyer to comply with or satisfy any covenant or agreement to be complied with or satisfied by it hereunder or any event or condition that would otherwise result in the nonfulfillment of any of the conditions to the Sellers' obligations hereunder, (iv) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the consummation by the Buyer of the transactions contemplated by this Agreement or the Ancillary Agreements, or (v) any Action pending or, to the Buyer's Knowledge, threatened against the Buyer relating to the transactions contemplated by this Agreement or the Ancillary Agreements.

                                     Supplementing Disclosure Schedules.  On or
prior to the Closing Date, the Sellers shall supplement the information set forth on the Disclosure Schedules with respect to any matter now existing or hereafter arising that, if existing or occurring at or prior to the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedules or that is necessary to correct any information in the Disclosure Schedules or in any representation or warranty of the Sellers which has been rendered inaccurate thereby promptly following discovery thereof. No such supplement shall be deemed to cure any breach of any representation or warranty made in this Agreement or any Ancillary Agreement or have any effect for purposes of determining the satisfaction of the conditions set forth in
Section 7.3 or the compliance by the Sellers with any covenant set forth herein.

                                 Employee Matters.
                                 ----------------

                           Except as specifically provided in this Section 5.6, the Buyer shall not adopt, become a sponsoring employer of, or have any obligations under or with respect to the Employee Plans, and the Sellers shall be solely responsible for and shall indemnify the Buyer from and against any and all liabilities and obligations that have arisen or may arise under or in connection with any Employee Plan. Except as provided in Section 5.6(b), the Sellers shall be solely responsible for and shall indemnify the Buyer from and against any and all liabilities arising out of or relating to the employment of any Business Employee through the date such Business Employee's employment is terminated by the Sellers, including those who become Transferring Employees of the Buyer or any Affiliate thereof.

                           On the Closing Date, the Sellers shall terminate the employment of each Business Employee listed on Schedule 3.9(a) of the Disclosure Schedules who is actively at work as of the Closing Date. The Buyer shall, or shall cause one of its Affiliates to, extend offers of employment to substantially all such Business Employees (all such employees who accept the Buyer's offer of employment are referred to as the "Transferring Employees") on terms that are reasonably comparable, in the aggregate, with the terms of employment of other similarly situated employees of the Buyer. For purposes of this Agreement, any Business Employee who is not at work on the Closing Date due to a short-term absence (including due to vacation, holiday, jury duty, illness, authorized short-term leave of absence or disability) shall be deemed to be "actively at work." The Sellers shall cooperate with and use their commercially reasonable efforts to assist the Buyer in its efforts to secure satisfactory employment arrangements with those employees of the Sellers to whom the Buyer makes offers of employment; provided, however, that any refusal by any such employees to accept the Buyer's offer of employment shall in no event be deemed a breach by Sellers hereunder.

                           The Sellers shall indemnify and hold harmless the Buyer from and against any and all Losses and claims of any type incurred or sustained by the Buyer or its Affiliates with respect to claims, causes of action, judgments, damages, penalties and liabilities asserted by any Business Employee arising out of or related to any act or failure to act, any transaction or any facts or circumstances occurring through the date such Business Employee's employment is terminated by the Sellers, including, but not limited to: (i) the termination of such Business Employee; (ii) any alleged discrimination, breach of Contract or other wrongful termination of such Business Employee; and (iii) any alleged right to workers' compensation benefits, unemployment compensation or statutory or contractual severance, including claims for any withdrawal liability or unfunded liability incurred because of participation in any Multiemployer Plan.

                           The Buyer shall indemnify, defend and hold harmless the Sellers and their Affiliates from and against any and all Losses and claims of any type incurred or sustained by the Sellers or their Affiliates with respect to claims, causes of action, judgments, damages, penalties and liabilities asserted by Transferring Employees arising out of or related to any act, failure to act, any transaction or any facts or circumstances occurring from and after the Closing Date, including, without limitation, (i) the termination of such Business Employee by the Buyer or (ii) any alleged discrimination, breach of Contract or other wrongful employment practice in connection with the Buyer's or any agent of the Buyer's hiring or termination of any such Business Employee from and after the Closing Date.

                           Each of the Sellers and its ERISA Affiliates shall comply with the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), as set forth in
         Section 4980B of the Code and Part 6 of Title I of ERISA, with respect to any employee, former employee or beneficiary of any such employee or former employee who is covered under any group health plan, as defined in Section 5000(b)(1) of the Code (a "Group Health Plan"), maintained by each such Seller and its ERISA Affiliates as of the Closing Date or whose "qualifying event" within the meaning of Section 4980B(f) of the Code occurs on or prior to the Closing Date, whether pursuant to the provisions of COBRA or otherwise. Each of the Sellers and its ERISA Affiliates shall take all steps that may be necessary to ensure that the provisions of Treasury Regulation ss.54.4980B-9, Q&A 8(c) do not become applicable at any time, and to prevent the Buyer from becoming, by operation of such regulation section or otherwise, a "successor employer" for purposes of COBRA. The Buyer shall comply with the provisions of COBRA with respect to Transferring Employees who are covered under any Group Health Plan maintained by the Buyer after the Closing Date.

                           Following the Closing Date, pursuant to plans and arrangements established or maintained by the Buyer (the "Buyer Welfare Plans"), the Buyer will provide the Transferring Employees with health and welfare benefits that are reasonably comparable, on an aggregate basis, to the health and welfare benefits provided to other, similarly situated employees of the Buyer. Subject to the provisions of Section 5.6(g) and Section 5.6(h), the Buyer shall use its commercially reasonable efforts, to the extent permitted by the applicable Contract, to (i) waive or cause its insurance carriers to waive all limitations as to pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to Transferring Employees and their covered dependents under the Buyer Welfare Plans, other than limitations or waiting periods that are already in effect with respect to such employees and that have not been satisfied as of the Closing Date under the corresponding Employee Plan and (ii) provide each Transferring Employee with credit under the Buyer Welfare Plans for any co-payments, deductibles or out-of-pocket requirements for expenses paid under the corresponding Employee Plans prior to the Closing Date in satisfying any applicable deductible or out-of-pocket requirements for the year in which the Closing Date occurs.

                           Without in any way limiting the provisions of Section 5.6(f), the Buyer shall establish a group health plan (the "Buyer Group Health Plan") for Transferring Employees who participate in the Sellers' group health plan (the "Seller Group Health Plan") immediately prior to the Closing Date. Such Buyer Group Health Plan may, in the Buyer's discretion, be a pre-existing group health plan that the Buyer or an Affiliate sponsors and amends to cover Transferring Employees.

                           Without in any way limiting the provisions of Section 5.6(f) or Section 5.6(g), the Buyer shall establish a health care flexible spending account plan (the "Buyer FSA") for Transferring Employees who participate in the Sellers' health care flexible spending account plan (the "Seller FSA") immediately prior to the Closing Date. Such Buyer FSA may, in the Buyer's discretion, be a pre-existing flexible spending account plan that the Buyer or an Affiliate sponsors and amends to cover Transferring Employees. As of the Closing Date, the Buyer shall cause each Transferring Employee to be credited under the Buyer FSA with amounts available for reimbursement between the Closing Date and December 31, 2005 equal to such amounts as were credited under the Seller FSA with respect to such Transferring Employee immediately prior to the Closing Date, but only if the Sellers promptly provide the Buyer with all information reasonably suited to this purpose. The Buyer shall give effect under the Buyer FSA to calendar year 2005 elections made by the Transferring Employees with respect to the Seller FSA. The Buyer, in its discretion, may establish the Buyer FSA through a transfer or assumption of the assets and liabilities of the Seller FSA that pertain to the Transferring Employees, in which event the Sellers shall cooperate with the Buyer to provide such assistance as the Buyer reasonably requests to effectuate such transfer or assumption.

                           Except as otherwise specifically provided in this
         Section 5.6, for purposes of determining eligibility to participate and vesting (but not accrual or entitlement to benefits other than severance benefit accrual where length of service is relevant) for Transferring Employees under all employee benefit plans and arrangements of the Buyer, the Buyer shall recognize service with the Sellers to the same extent recognized under the corresponding Employee Plans as in effect immediately prior to the Closing Date.

                           Effective as of the Closing Date, the Buyer shall establish or designate a defined contribution retirement plan eligible for qualification under Section 401(a) of the Code (the "Buyer 401(k) Plan"). Each Transferring Employee who satisfies the eligibility requirements of the Buyer 401(k) Plan shall become eligible to participate in the Buyer 401(k) Plan as soon as administratively feasible after the date he or she is hired by the Buyer and shall be credited with eligibility service and vesting service (but not benefit accrual service) for all periods of service with the Sellers or any other entity if so credited with such service under any existing defined contribution retirement plan of the Sellers that is eligible for qualification under Section 401(a) of the Code (the "Seller 401(k) Plan"). To the extent permissible under ERISA and the Code, the Buyer 401(k) Plan shall permit each Transferring Employee who has an account balance under the Seller 401(k) Plan to rollover his or her "eligible rollover distribution" to the Buyer 401(k) Plan. As soon as administratively feasible after the Closing Date (but not later than the period required under applicable Law), the Sellers shall contribute to the Seller 401(k) Plan unpaid employer matching contributions to the Seller 401(k) Plan that have accrued (under GAAP principles) for the plan year in which the Closing Date occurs, and shall amend the Seller 401(k) Plan if necessary to permit such contribution.

                           Nothing contained in this Agreement shall create any third party beneficiary rights in any Transferring Employee, any beneficiary or dependents thereof, or any collective bargaining representative thereof, with respect to the compensation, terms and conditions of employment and benefits that may be provided to any Transferring Employee by the Buyer or under any benefit plan that the Buyer may maintain.

                           Nothing contained in this Agreement shall confer upon any Transferring Employee any right with respect to continued employment by the Buyer, nor shall anything herein interfere with the right of the Buyer to terminate the employment of any Transferring Employee at any time, with or without cause, following the effective date of his or her employment with the Buyer, or restrict the Buyer in the exercise of its independent business judgment in modifying any of the terms and conditions of the employment of the Transferring Employees.

                                 Confidentiality.
                                 ---------------

                           From the date hereof until the fifth anniversary of the Closing Date, each of the Sellers shall not, and shall cause its Affiliates and the respective Representatives of such Seller and its Affiliates not to, use for its or their own benefit or divulge or convey to any third party, any Buyer Confidential Information; provided, however, (i) the foregoing restriction shall not apply to the Sellers' use (but shall apply to the Sellers' disclosure) of any Buyer Confidential Information as required in connection with the Sellers' operation of the Retained Business and the performance of its obligations under the Transition Services Agreement after the Closing Date; and (ii) any of the Sellers or its Affiliates may furnish such portion (and only such portion) of the Buyer Confidential Information as such Seller or such Affiliate reasonably determines it is legally obligated to disclose after consultation with and upon advice of counsel; provided that, the disclosing Person shall notify Buyer sufficiently in advance of the proposed disclosure to enable Buyer to seek a protective order or other judicial relief with respect to such disclosure, at Buyer's sole cost. For purposes of this Agreement, "Buyer Confidential Information" consists of all information and data relating to the Acquired Business (including Intellectual Property, customer and supplier lists, pricing information, marketing plans, market studies, client development plans, business acquisition plans and all other information or data), the Purchased Assets or the transactions contemplated hereby and all information and data supplied to the Sellers under the Transition Services Agreement, except for data or information that is or becomes available to the public other than as a result of a breach of this Section 5.7(a).

                           From the date hereof until the fifth anniversary of the Closing Date, the Buyer shall not, and shall cause its Affiliates and the Representatives of the Buyer and its Affiliates not to, use for its or their own benefit or divulge or convey to any third party, any Seller Confidential Information; provided, however, that the foregoing restriction shall not apply to the Buyer's use (but shall apply to the Buyer's disclosure) of any Seller Confidential Information as required in connection with the Buyer's operation of the Acquired Business after the Closing Date; and provided, further, that the Buyer or its Affiliates may furnish such portion (and only such portion) of the Seller Confidential Information as the Buyer or such Affiliate reasonably determines it is legally obligated to disclose after consultation with and upon advice of counsel. For purposes of this Agreement, "Seller Confidential Information" consists of all information and data relating to the Retained Business (including Intellectual Property, customer and supplier lists, pricing information, marketing plans, market studies, client development plans, business acquisition plans and all other information or data), the Excluded Assets or the transactions contemplated hereby and all information and data supplied to the Buyer under the Website Services Agreement, except for data or information that is or becomes available to the public other than as a result of a breach of this Section 5.7(b).

                           Effective as of the Closing, each of the Sellers hereby assigns to the Buyer all of each such Seller's right, title and interest in and to any confidentiality agreements entered into by such Seller (or its Affiliates or Representatives) and each Person (other than the Buyer and its Affiliates and Representatives) who entered into any such agreement or to whom Seller Confidential Information was provided in connection with any transaction involving the acquisition or purchase of all or any portion of the Acquired Business or the Purchased Assets. From and after the Closing, each of the Sellers will use their commercially reasonable efforts to assist the Buyer in enforcing the rights so assigned. Each of the Sellers shall use its commercially reasonable efforts to cause any such Person to return to each such Seller any documents, files, data or other materials constituting Seller Confidential Information that was provided to such Person in connection with the consideration of any such transaction. The parties acknowledge and agree that each such confidentiality agreement shall be considered and treated as either a Seller Contract or a Material Shared Contract under Section 5.10.

                                     Consents and Filings.  Each of the Sellers
and the Buyer shall use all commercially reasonable efforts to take, or cause to be taken, all appropriate action to do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by this Agreement and the Ancillary Agreements as promptly as practicable, including to
(i) obtain from Governmental Authorities and other Persons (including the board of directors and the shareholders of each of the Sellers) all consents, approvals, authorizations, qualifications and orders as are necessary for the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, (ii) promptly make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement required under the HSR Act or any other applicable Law and (iii) have vacated, lifted, reversed or overturned any order, decree, ruling, judgment, injunction or other action (whether temporary, preliminary or permanent) that is then in effect and that enjoins, restrains, conditions, makes illegal or otherwise restricts or prohibits the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements. In furtherance and not in limitation of the foregoing, each of the Sellers shall permit the Buyer reasonably to participate in the defense and settlement of any claim, suit or cause of action relating to this Agreement or the transactions contemplated hereby, and none of the Sellers shall settle or compromise any such claim, suit or cause of action without the Buyer's written consent, which consent shall not be unreasonably delayed or withheld. Notwithstanding anything herein to the contrary, the Buyer shall not be required by this Section 5.8 to consent to any settlement or compromise of any claim, or to take or agree to undertake any action, including entering into any consent decree, hold separate order or other arrangement, that would (a) require the divestiture of any assets of the Buyer or any of its Affiliates or any portion of the Acquired Business or the Purchased Assets or (b) materially limit the Buyer's freedom of action with respect to, or its ability to consolidate and control, the Acquired Business or the Purchased Assets or any of the Buyer's or its Affiliates' other assets or businesses, except as set forth in this Agreement or the Ancillary Agreements. Similarly, none of the Sellers shall be required by this Section 5.8 to take or agree to undertake any action, including entering into any consent decree, hold separate order or other arrangement, that would (x) require the divestiture of any assets of any of the Sellers or its Affiliates or any portion of the Retained Business or the Retained Clubs, or (y) materially limit any of the Sellers' freedom of action with respect to, or its ability to consolidate and control, the Retained Business or the Retained Clubs or any of the Sellers' or their Affiliates' other assets or businesses, except as set forth in this Agreement or the Ancillary Agreements.

                                     Public Announcements.  The Sellers and the
Buyer shall consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statement with respect to the transactions contemplated hereby, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law.

                                     Material Shared Contracts.  On or prior to
the Closing Date, the Sellers shall use their commercially reasonable efforts to amend all Material Shared Contracts so that, after the Closing Date, the Material Shared Contracts shall be equitably apportioned (such that the rights and obligations of the Buyer and the Sellers are separate) through such amendment and/or other agreements between the Acquired Business and the Retained Business without any adverse effect on the rights of the Buyer or the Sellers thereunder (including on substantially the same economic terms as such arrangements exist as of the Closing Date). On or prior to the Closing Date, each of the Sellers shall use its commercially reasonable efforts to amend all Seller Contracts, other than the Material Shared Contracts, between (a) any of the Sellers, on the one hand and (b) any other Person, on the other hand, that relate to both to the Acquired Business and the Retained Business so that, after the Closing Date, such other contracts shall be equitably apportioned between the Acquired Business and the Retained Business through such amendment and/or terms as such arrangements exist as of the Closing Date. Notwithstanding the foregoing, the requirement to use commercially reasonable efforts pursuant to the preceding two sentences shall not require the Sellers to pay any material fee as consideration for obtaining any such amendment. If such amendments cannot be obtained, or if any such attempted amendment would adversely affect in a material respect the rights of the Sellers or the Buyer thereunder, the Sellers and the Buyer shall use its commercially reasonable efforts to negotiate a mutually acceptable arrangement pursuant to Section 2.5 under which (i) the Buyer shall obtain the benefits and assume the obligations under such other contracts to the extent relating to the Acquired Business, including by entering into sub-contracting, sub-licensing or sub-leasing arrangements for the benefit of the Buyer or (ii) the Sellers shall enforce for the benefit of the Buyer (at the Buyer's expense), with the Buyer assuming the Sellers' obligations, any and all rights of the Sellers against a third party thereto to the extent relating to the Acquired Business.

                                 No Solicitation.
                                 ---------------

                           The Sellers will immediately cease any and all existing discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Transaction. Subject to
         Section 5.11(b), from the date hereof until the termination of this Agreement in accordance with Article IX, none of the Sellers shall, and shall not authorize, and shall not permit, any of their officers, directors, employees, investment bankers, attorneys, accountants, consultants or other agents or advisors to, directly or indirectly, (i) solicit or initiate any proposal related to an Acquisition Transaction,
         (ii) enter into, continue or participate in any discussions or negotiations with, furnish any nonpublic information relating to the Acquired Business or afford access to the business, properties, assets, books or records of the Acquired Business to any third party seeking to make, or that has made, a proposal related to an Acquisition Transaction, (iii) approve, endorse or recommend any Acquisition Transaction or (iv) enter into any letter of intent or similar document or any Contract, agreement or commitment contemplating or otherwise relating to any Acquisition Transaction. In the event any of the Sellers receives any proposal related to an Acquisition Transaction, the Sellers shall as promptly as reasonably practicable, notify the Buyer of such receipt and provide the Buyer with the identity of the third party making such proposal and a copy of such proposal or a reasonably detailed written summary setting forth the material terms and conditions thereof.

                           Notwithstanding the foregoing, nothing in this
         Section 5.11 or other term of this Agreement shall prohibit SCC, its Board of Directors and/or its Special Committee, as the case may be, directly or indirectly through advisors, agents or other intermediaries, from (i) engaging in negotiations or discussions with any third party (whether or not such third party has had previous discussions or negotiations with SCC) that makes (and may continue such discussions and negotiations until such third party withdraws) a bona fide written unsolicited proposal related to an Acquisition Transaction that the Special Committee in good faith determines constitutes or could lead to a Superior Transaction, (ii) furnishing to such third party nonpublic information relating to SCC or affording access to the business, properties, assets, books or records of SCC to such third party, (iii) taking and disclosing to its shareholders a position contemplated by Rules 14d-9 and 14e-2(a) under the Exchange Act or otherwise making disclosure to them, (iv) approving or recommending a proposal related to an Acquisition Transaction (which the Special Committee determines in good faith constitutes a Superior Transaction) and entering into an agreement for any such Acquisition Transaction, and/or (vi) taking any action ordered to be taken by SCC by any court of competent jurisdiction; provided, however, that prior to furnishing any nonpublic information to such third party or group, such third party or group enters into a confidentiality agreement in a form reasonably acceptable to SCC's board of directors or its Special Committee. The Special Committee may recommend any Superior Transaction, recommend SCC's entering into an agreement with respect to any Superior Transaction, approve the solicitation of additional takeover or other investment proposals or cause SCC to exercise its termination rights under Section 9.1, in each case, at any time after the fifth (5th) Business Day following delivery to the Buyer of notice of its intention to take such action with respect to the Superior Transaction.

                           For purposes of this Agreement, "Acquisition
         Transaction" means any transaction or series of transactions involving,
         (i) a merger, consolidation, business combination, share exchange, issuance of securities, reorganization, recapitalization, reclassification, extraordinary joint venture, tender offer, exchange offer or similar transaction in which (a) a Person or group (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires beneficial or record ownership of securities representing more than fifteen percent (15%) of the outstanding securities of any class of voting securities of SCC, or (b) SCC issues securities representing more than fifteen percent (15%) of the outstanding securities of any class of voting securities of SCC;
         (ii) any direct or indirect sale, lease, license, exchange, transfer, acquisition or disposition of any business or businesses or assets or rights of the Sellers that constitute or account for twenty five percent (25%) or more of the consolidated net revenues, income or assets of the Sellers; (iii) a sale of twenty five percent (25%) or more of the shares of capital stock of SCC, assuming conversion of any Preferred Stock (including by way of a tender offer); or (iv) any liquidation or dissolution of any of the Sellers, in each case, other than through the transactions contemplated by this Agreement; and "Superior Transaction" means any Acquisition Transaction that the Special Committee determines, in its good faith judgment (after consultation with its financial advisor) would, if consummated, provide greater value from a financial point of view to the Public Stockholders than the transactions contemplated by this Agreement. Further, for purposes of this Agreement, "Acquisition Transaction" shall not include any transaction relating solely to one or more of the Retained Clubs.

                                 Environmental Site Assessments.
                                 ------------------------------

                           Prior to the Closing, the Sellers shall obtain a Phase I Environmental Site Assessment Report (the "ESA") prepared by an environmental engineer or consultant, chosen by the Buyer at the Buyer's sole discretion, and prepared in accordance with the ASTM Standard Practice for Environmental Site Assessment: Phase I Environmental Site Assessment Process, E 1527-00 for the East Side Club (the "Site"). In addition, the Sellers shall permit the Buyer's consultants access to the Site to conduct a survey for asbestos containing materials. The ESA shall be obtained at the Buyer's expense.

                           Prior to the Closing, the Sellers shall comply with and address any and all reasonable recommendations and all recognized environmental conditions, including asbestos conditions (collectively, "Corrective Action") documented in the ESA, if any; provided that, (i) the Sellers shall not be required to implement or complete any Corrective Action as to which the Sellers are not required by Law or responsible under the applicable lease to address or rectify such problem(s), and (ii) the maximum amount for which Sellers are responsible hereunder shall be $10,000. Subject to the limitations set forth in this Section 5.12(b), the Sellers' obligation to address any and all Corrective Actions for which the Sellers are legally responsible shall extend to any subsequent update, supplement or clarification to the ESA made before the Closing.

                                      Guaranty of Buyer Obligations.  In the
event that the Consolidated Net Worth (as defined in the Buyer Guaranty) as determined by the Buyer's independent certified public accountants in accordance with Section 1 of the Buyer Guaranty), of the Buyer Guarantor shall at any time be less than $25,000,000 while any Obligations (as defined in the Buyer Guaranty) remain outstanding, then the Buyer shall promptly cause the Buyer Guarantor to assign and delegate the Buyer Guaranty to another
Affiliate of the Buyer which has a Consolidated Net Worth of at least $25,000,000 and to cause such Affiliate to accept such assignment and delegation and assume all obligations thereunder in accordance with the terms thereof. Notwithstanding the foregoing, the obligation of the Buyer to deliver a substitute Buyer Guaranty hereunder will be subject to the simultaneous delivery by SCC of an fully executed termination and release, in a form reasonably satisfactory to the Buyer, of the prior Buyer Guaranty and the prior Buyer Guarantor thereunder.

                                     Release of Sellers as Guarantors.  Prior to
the date hereof, SCC guaranteed the obligations of a Seller (collectively, the "Seller Guaranties") under those leases of the Leased Real Property described on
Schedule 5.14 of the Disclosure Schedules (collectively, the "Seller Guaranty Properties"). Prior to the Closing Date, the Buyer shall use its commercially reasonable efforts to cause the landlord in respect of each Seller Guaranty Property to release the applicable Seller Guaranty and the Sellers will use their commercially reasonable efforts to assist the Buyer in connection therewith; provided, however, that the Buyer shall not be required to pay any fee as consideration for obtaining any such release.

                                     Insurance Policies.  Prior to the Closing,
SCC shall purchase "run-off" or "tail" insurance policies with respect to each Insurance Policy which provides liability coverage for SCC's directors, officers and employees or the Acquired Club's employees, which will continue the coverages provided by such Insurance Policies for claims made after the Closing Date but arising out of pre-Closing events for a period of six years after the Closing Date.


                                   TAX MATTERS

                                     Sellers' Liability for Taxes.
Notwithstanding anything to the contrary contained herein, the Excluded Liabilities include (i) any Taxes imposed with respect to the Acquired
Business or any Purchased Assets or any income or gain derived with respect thereto for the taxable periods, or portions thereof, ended on or before the Closing Date and (ii) Losses directly or indirectly relating to or arising out of any liability for Taxes imposed with respect to the Acquired Business or any Purchased Assets or any income or gain derived with respect thereto for the taxable periods, or portions thereof, ended on or before the Closing Date.

                                     Buyer's Liability for Taxes.  The Buyer
shall be liable for (i) any Taxes imposed with respect to the Acquired Business or any Purchased Assets or any income or gains derived with respect thereto for any taxable period, or portion thereof, beginning after the Closing Date and
(ii) Losses directly or indirectly relating to or arising out of any liability for Taxes imposed with respect to the Acquired Business or any Purchased Assets or any income or gains derived with respect thereto for any taxable period, or portion thereof, beginning after the Closing Date.

                                     Proration of Taxes.  To the extent
necessary to determine the liability for Taxes for a portion of a taxable year or period that begins before and ends after the Closing Date, the determination of the Taxes for the portion of the year or period ending on, and the portion of the year or period beginning after, the Closing Date shall be determined by assuming that the Taxable year or period ended as of the close of business on the Closing Date, except that those annual property taxes and exemptions, allowances or deductions that are calculated on an annual basis shall be prorated on a time basis. In the event that the Buyer or any of the Sellers plans to file a Return that covers periods both before and after the Closing Date, the preparing party shall prepare such Return and promptly forward it to the other for its approval. If the proposed Return is not reasonably approved within a reasonable period of time after its receipt, then any disagreement between the Sellers and the Buyer with respect to such Return shall be resolved in accordance with Section 6.6.

                                 Tax Returns.
                                 -----------

                           Except as provided in Sections 6.3 or 6.5, if the Sellers or the Buyer shall be liable hereunder for any portion of the Tax shown due on any Returns required to be filed by the other party, the party preparing such Return shall deliver a copy of the relevant portions of such Return to the party so liable for its review and approval not less than fifteen (15) days prior to the date on which such Returns are due to be filed (taking into account any applicable extensions). If the parties disagree as to any item reflected on any such return, the party liable for such Taxes shall determine how the disputed items are reflected, if at all, and such determination shall be binding for purposes of Article VI of this Agreement unless such returns relate solely to Taxes for which the Seller are liable hereunder, in which case the Sellers shall make the determination with the Buyer's permission, which shall not be unreasonably withheld or delayed. The party liable for any portion of a Tax under Article VI (but which are payable with Returns to be filed by the other party) shall pay the other party at least ten (10) days prior to the due date for the filing of such Returns.

                           With respect to RSC/NY and any other entity that comprises the Acquired Business, the Sellers shall prepare and file, or cause to be prepared and filed, on a timely basis and at the Sellers' expense, all Returns of RSC/NY for any period that ends on or before the Closing Date for which a Return has not been filed as of the Closing Date; provided that prior to filing any such Return, the Sellers shall deliver each such Return to the Buyer for its review and reasonable consent no less than twenty (20) days in advance of the applicable filing date including any extensions. The Sellers shall prepare at their expense and deliver to the Buyer for review no less than ten (10) days prior to the due date any Return that relates to a period prior to the Closing Date and which is due after the Closing Date. The Buyer shall file such Returns as delivered to it by Seller if prepared in accordance with past practice and applicable law. Each of the Sellers and the Buyer shall cooperate fully with each other and make available to each other in a timely fashion such data and other information as may reasonably be required for the preparation of any Return of RSC/NY for a period ending prior to, on or including the Closing Date and shall preserve such data and other information until the expiration of any applicable limitation period under any applicable law with respect to Taxes. The Sellers shall be responsible for all Taxes owed for any taxable periods ending on or prior to the Closing Date. If upon final determination, it is determined that, pursuant to the immediately preceding sentence, the Sellers owe any Taxes attributable to any pre-Closing period of RSC/NY for which RSC/NY is liable, each Seller shall pay to RSC/NY in immediately available funds its pro rata share of the amount of such Taxes owed within ten (10) days of receipt of such final determination.

                                     Transfer Taxes.  All federal, state, local
or foreign or other excise, sales, use, value added, transfer (including real property transfer or gains), stamp, documentary, filing, recordation and other similar taxes and fees that may be imposed or assessed as a result of the transactions contemplated hereby, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties ("Transfer Taxes"), shall be borne fifty percent (50%) by the Buyer and fifty percent (50%) by the Sellers. Any Returns that must be filed in connection with Transfer Taxes shall be prepared by the party primarily or customarily responsible under applicable local Law for filing such Returns, and such party will use its reasonable best efforts to provide such Returns to the other party at least ten (10) Business Days prior to the date such Returns are due to be filed, including any applicable extensions. Such Returns shall be prepared consistent with the allocation of Consideration pursuant to Section
6.6. The Buyer and the Sellers shall cooperate in the timely completion and filing of all such Returns. Any Transfer Taxes resulting from any subsequent increase in Consideration shall be borne in accordance with the provisions of this Section 6.5. The Sellers and the Buyer shall cooperate to obtain all available tax clearance certificates, bulk sales reports or clearances and all similar documents from applicable taxing authorities.


                                     Determination and Allocation of
Consideration. The parties to this Agreement agree to determine the amount of and allocate the total consideration transferred by the Buyer to the Sellers or their Affiliates pursuant to this Agreement (the "Consideration") plus the Assumed Liabilities in accordance with the fair market value of the assets and liabilities transferred and in accordance with Section 1060 of the Code, including the items set forth on Schedule 3.11(c). The Buyer shall provide the Sellers with one or more schedules allocating the Consideration at least twenty (20) days prior to the Closing. If the Sellers disagree with any items reflected on the schedules so provided, the Sellers shall notify the Buyer of such disagreement and their reasons for so disagreeing, in which case the Sellers and the Buyer shall attempt to resolve the disagreement. To the extent the Sellers and the Buyer cannot agree on a mutually acceptable determination and/or allocation of the Consideration, such determination and/or allocation shall be made by a nationally recognized third party appraiser selected and agreed upon by the Sellers and the Buyer, whose decision shall be final and binding and whose expenses shall be shared equally by the Sellers and the Buyer. The Sellers and the Buyer agree to prepare and file an IRS Form 8594 consistent with the allocation described in this Section 6.6 in a timely fashion and in accordance with the rules under Section 1060 of the Code. To the extent that the Consideration is adjusted after the Closing Date, the parties agree to revise and amend the schedule and IRS Form 8594 in the same manner and according to the same procedure. The determination and allocation of the Consideration derived pursuant to this 6.6 shall be binding on the Sellers and the Buyer for all Tax reporting purposes. The Sellers and the Buyer shall not take, or cause to be taken, any action that would be inconsistent with or prejudice the allocation described in this Section 6.6.

                                     Employee Withholding and Reporting Matters.
Prior to the Closing, the parties hereto agree that the Sellers shall, with respect to their current Business Employees and in accordance with and to the extent permitted pursuant to Revenue Procedure 2004-53, 2004-34, I.R.B. 320, be responsible for preparing and filing Form W-2, Wage and Tax Statement, Form
W- 3, Transmittal of Income and Tax Statements, Form 941, Employer's Quarterly Federal Tax Return, Form W-4, Employee's Withholding Allowance Certificate and Form W-5, Earned Income Credit Advance Payment Certificate. Following the Closing, the Buyer shall, with respect to the Transferring Employees and in accordance with and to the extent permitted pursuant to Revenue Procedure 2004-53, 2004-34, I.R.B. 320, assume all responsibility for preparing and filing Form W-2, Wage and Tax Statement, Form W- 3, Transmittal of Income and Tax Statements, Form 941, Employer's Quarterly Federal Tax Return, Form W-4, Employee's Withholding Allowance Certificate and Form W-5, Earned Income Credit Advance Payment Certificate. The Sellers and the Buyer agree to comply with the procedures described in Section 5 of the Revenue Procedure 2004-53 and each to provide Form W-2 to their respective employees for the period that each of the Buyer and any of the Sellers was the employer of the applicable employee.

                                     Section 754 Election. The Sellers shall use
their best efforts to cause any entity classified as a partnership for U.S. federal income tax purposes in which any of the Sellers hold an interest that is being acquired hereunder (a "Tax Partnership") to make and not withdraw the election under Section 754 of the Code. Any such Tax Partnerships which may not have a Section 754 election validly made on the Closing Date shall be disclosed to the Buyer at least thirty (30) days prior to the Closing Date.


                              CONDITIONS TO CLOSING

                                     General Conditions.  The respective
obligations of the Buyer and the Sellers to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any of which may, to the extent permitted by applicable Law, be waived in writing by either party in its sole discretion (provided that such waiver shall only be effective as to the obligations of such party):

                           No Injunction or Prohibition. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent), that is in effect and that enjoins, restrains, conditions, makes illegal or otherwise prohibits the consummation of the transactions contemplated by this Agreement or the Ancillary Agreements.

                           HSR Act. Any waiting period (and any extension thereof) under the HSR Act applicable the transactions contemplated by this Agreement and the Ancillary Agreements shall have expired or shall have been terminated.

                           Consents. All authorizations, consents, orders and approvals of Governmental Authorities and other Persons set forth on Exhibit W attached hereto shall have been received and shall be satisfactory in form and substance to the parties.

                           Senior Secured Notes. SCC shall have (A) complied with the "covenant defeasance" provisions of Section 8.3 of the Indenture, dated as of April 1, 1999 (the "Indenture"), by and among SCC, the subsidiary guarantors named therein and U.S. Bank Trust National Association, as trustee (the "Trustee"), as amended, and shall have (i) caused an irrevocable notice of redemption to be mailed to the holders of SCC's 11 3/8% Senior Secured Notes due 2006 (the "Notes") pursuant to Article III of the Indenture stating that the Notes will be redeemed on the thirtieth (30th) day after the Closing Date (the "Redemption Date"), (ii) irrevocably deposited with the Trustee cash in an amount sufficient to pay the redemption price, together with accrued and unpaid interest, for all of the outstanding Notes on the Redemption Date, and (iii) obtained the release of the security interest of the Trustee in the Purchased Assets and the Acquired Business or (B) shall have repaid the Notes in full (including all accrued and unpaid interest).

                                     Conditions to the Obligations of the
Sellers. The obligations of the Sellers to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any of which may be waived in writing by the Sellers in their sole discretion:

                           Representations, Warranties and Covenants. (i) The representations and warranties of the Buyer contained in this Agreement or any Ancillary Agreement or any schedule, certificate or other document delivered pursuant hereto or thereto or in connection with the transactions contemplated hereby or thereby shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Buyer Material Adverse Effect, which representations and warranties shall be true in all respects) as if made on the Closing Date, or in the case of representations and warranties that are made as of a specified date, such representations and warranties shall be true and correct, to the extent set forth above, as of such specified date; (ii) the Buyer shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants and conditions required by this Agreement or any Ancillary Agreement to be performed or complied with by it prior to or at the Closing; and (iii) the Sellers shall have received from the Buyer a certificate to the effect set forth in the foregoing clauses (i) and (ii), signed by a duly authorized officer thereof.

                           Deliveries. The Sellers shall have received an executed copy of each of the documents listed in Section 2.7(c).

                           Refinancing of the LA Real Estate. The existing indebtedness relating to the real property and improvements comprising the Retained Club located in West Los Angeles, California shall have been refinanced on terms reasonably acceptable to SCC.

                           No Litigation. No Action shall have been commenced or threatened by any Governmental Authority that is reasonably likely to
         (i) prohibit or impose limitations on the Sellers' ownership or operation of all or a material portion of the Retained Business or the Excluded Assets or (ii) impose limitations on the ability of the Sellers or their Affiliates, or render the Sellers or their Affiliates unable, effectively to control the Retained Business in any material respect.

                                     Conditions to Obligations of the Buyer.
The obligations of the Buyer to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any of which may be waived in writing by the Buyer in its sole discretion:

                           Representations, Warranties and Covenants. (i) The representations and warranties of the Sellers contained in this Agreement or any Ancillary Agreement or any schedule, certificate or other document delivered pursuant hereto or thereto or in connection with the transactions contemplated hereby or thereby shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Seller Material Adverse Effect, which representations and warranties shall be true in all respects) as if made on the Closing Date, or in the case of representations and warranties that are made as of a specified date, such representations and warranties shall be true and correct, to the extent set forth above, as of such specified date; (ii) the Sellers shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants and conditions required by this Agreement or any Ancillary Agreement to be performed or complied with by them prior to or at the Closing; and
         (iii) the Buyer shall have received from the Sellers a certificate to the effect set forth in the foregoing clauses (i) and (ii), signed by a duly authorized officer thereof.

                           No Litigation. No Action shall have been commenced or threatened by any Governmental Authority that is reasonably likely to
         (i) prohibit or impose limitations on the Buyer's ownership or operation of all or a material portion of the Acquired Business or the Purchased Assets or any of its other businesses or assets (or those of any of its Subsidiaries or Affiliates) or (ii) impose limitations on the ability of the Buyer or its Affiliates, or render the Buyer or its Affiliates unable, effectively to control the Acquired Business or the Purchased Assets in any material respect.

                           Deliveries. The Buyer shall have received an executed copy of each of the documents listed in Section 2.7(b).

                           Evidence of Title. The Buyer shall have received a 1970 ALTA Extended Coverage Form Policy of Title Insurance issued by one or more title insurance companies selected by the Buyer in the form of the title commitment attached hereto as Exhibit X (including the additions and deletions marked thereon by the Buyer) and covering the Leased Real Property, including the Rock Center Club if SCC fails to exercise the Rock Center Option. The cost of all such title policies shall be borne by the Buyer; provided, however, that (i) with respect to the San Francisco Club, the cost of the CLTA Policy of Title Insurance for such club shall be borne by the Sellers and the incremental additional cost of obtaining the ALTA title policy for such club shall be borne by the Buyer and (ii) with respect to the Washington Club, the cost shall be borne fifty percent (50%) by the Buyer and fifty percent (50%) by the Sellers. Notwithstanding anything herein to the contrary, the Buyer shall be responsible, at its sole cost and expense, for obtaining ALTA surveys for each parcel of Leased Real Property, and to the extent the Buyer fails to do so, then the Buyer's title insurance for the applicable parcel may contain an exception for survey matters.

                           Landlord Priority Rent Calculations. The Sellers shall have completed, pursuant to the terms of the applicable lease agreement, statements (audited by SCC's independent auditors) containing calculations of landlord rents for the Reebok Club, the Washington Club, the San Francisco Club and the Boston Club.

                           Lease Obligations Current. Except for accrued obligations that will be paid pursuant to Section 2.8(g) and accrued real estate taxes that shall be paid pursuant to Article VI hereof, all obligations of the Sellers under leases of the Leased Real Property which have become due on or prior to the Closing shall have been satisfied or performed in full in accordance with the terms of the applicable lease, taking into account any priority rent calculations and no default, event of default or event giving any third party the right to accelerate the obligations of any Seller under any lease of Leased Real Property shall have occurred.

                           Updated Membership Information. The Sellers shall have delivered to Buyer the revised schedules required by Section 3.19, updated to a date no more than five (5) Business Days prior to the Closing Date.

                           No Material Adverse Effect. There shall not have occurred any Seller Material Adverse Effect.

                           Section 754 Election. The Sellers shall have made a valid election under Section 754 of the Code with respect to each Tax Partnership.

                           East Side Required Repairs. The East Side Required Repairs shall have been completed by the Sellers in a manner reasonably satisfactory to the Buyer and the cost therefor shall have been paid in full by the Sellers.

                           East Side Water Issue. The East Side Water Issue shall have been cured, such that water is not penetrating into the structure at the time of Closing, to the satisfaction of the Buyer; provided that the Sellers shall not be required to warranty the effectiveness of such cure after the Closing Date.

                           Estimated Closing Date Balance Sheet. On or prior to the date which is three (3) Business Days prior to the Closing Date, SCC shall have prepared and delivered to the Buyer a balance sheet (the "Estimated Closing Balance Sheet") which reasonably estimates the financial position of the Acquired Business as of the Closing Date in conformity with GAAP applied on a basis consistent with the preparation of the Acquired Club Balance Sheets, and sets forth a detailed calculation of the estimated Aggregate SCC Credit Amount and the estimated Aggregate Buyer Credit Amount as of the Closing Date.

                           Reebok Club Management Agreement. The Reebok Club Management Agreement shall have been terminated and the Buyer or one of its Affiliates shall have entered into a new management agreement with RSC/NY with respect to the management of the Reebok Club on substantially the same economic terms as the Reebok Club Management Agreement.


                                 INDEMNIFICATION

                                     Survival of Covenants and Representations
and Warranties. All of the covenants, agreements and obligations of the Sellers and the Buyer contained in this Agreement, any Ancillary Agreement or any other document delivered pursuant hereto or thereto which are required to be performed or fulfilled prior to the Closing shall survive the Closing until the eighteen month anniversary of the Closing Date; provided, however, that the covenant contained in the last sentence of Section 5.1 shall not survive the Closing. Except as otherwise provided in this Agreement, all of the covenants, agreements and obligations of the Sellers and the Buyer contained in this Agreement, any Ancillary Agreement or any other document delivered pursuant hereto or thereto which are required to be performed or fulfilled after the Closing shall survive the Closing (i) until fully performed or fulfilled, unless non-compliance with such covenants, agreements or obligations is waived in writing by the party or parties entitled to such performance or (ii) if not fully performed or fulfilled, until the expiration of the relevant statute of limitations. The representations and warranties of the Sellers and the Buyer contained in this Agreement, any Ancillary Agreement or any schedule, certificate or other document delivered pursuant hereto or thereto or in connection with the transactions contemplated hereby or thereby shall survive the Closing until the eighteen month anniversary of the Closing Date; provided, however, that:

                           the representations and warranties set forth in Sections 3.1 and 4.1(a) relating to organization and existence, Sections 3.2 and 4.1(b) relating to authority, Section 3.4 relating to the Purchased Assets, Sections 3.19(a) and (b) relating to members of the Acquired Clubs and Sections 3.25 and 4.1(f) relating to broker's fees and finder's fees (Sections 3.1, 3.2, 3.4, 3.19(a) and (b), 3.25, and 4.1(a), 4.1(b) and 4.1(f) are collectively referred to herein as the "Core Representations"), and any representation in the case of fraud, intentional misrepresentation or intentional breach, shall survive indefinitely;

                           the representations and warranties set forth in
         Section 3.16 relating to Taxes shall survive until the close of business on the one hundred and twentieth (120th) day following the expiration of the applicable statute of limitations with respect to the Tax liabilities in question (giving effect to any waiver, mitigation or extension thereof); and

                           the representations and warranties set forth in
         Section 3.17 relating to environmental matters shall survive until the close of business on the one hundred and twentieth (120th) day following the expiration of the applicable statute of limitations (giving effect to any waiver, mitigation or extension thereof).

Neither the Sellers nor the Buyer shall have any liability whatsoever with respect to any such representation and warranty or covenant unless a claim is made hereunder prior to the expiration of the survival period for such representation and warranty or covenant, in which case such representation and warranty or covenant shall survive as to such claim until such claim has been finally resolved.

                                     Indemnification by the Sellers. The
                                     ------------------------------
Sellers, jointly and severally, shall save, defend, indemnify and hold harmless the Buyer and its Affiliates and the respective Representatives, successors and assigns of each of the foregoing from and against any and all losses, damages, liabilities, deficiencies, Taxes, claims, interest, awards, judgments, penalties, costs and expenses (including attorneys' fees, costs and other out-of-pocket expenses incurred in investigating, preparing or defending the foregoing) (collectively, "Losses"), asserted against, incurred, sustained or suffered by any of the foregoing as a result of, arising out of or relating to:

                           any breach of any representation or warranty made by any of the Sellers contained in this Agreement or any Ancillary Agreement or any schedule, certificate or other document delivered pursuant hereto or thereto;

                           any breach of any covenant or agreement by any of the Sellers contained in this Agreement or any Ancillary Agreement or any other document delivered pursuant hereto or thereto;

                           any of the Excluded Liabilities or the Excluded
         Assets;

                           the first $500,000 of Losses resulting from any breaches by the tenant under the Scores Lease;

                           the Sellers' operation of the Retained Clubs and the Retained Business; and

                           any Seller's failure to comply with the terms and conditions of any bulk sales or bulk transfer or similar Laws of any jurisdiction that may be applicable to the sale or transfer of any or all of the Purchased Assets to the Buyer or its Subsidiaries;

provided that, if any Losses for which Buyer is entitled to indemnification under this Section 8.2 relate to the Reebok Club, then Sellers' aggregate liability in respect thereof (i) shall be the full amount of such Losses if such Losses are liabilities of, or result from an obligation of, SCC or any Subsidiary and (ii) shall be limited to sixty percent (60%) of such Losses if such Losses are the liability of, or result from an obligation of, RSC/NY.

                                     Indemnification by the Buyer. The Buyer
                                     ----------------------------
shall save, defend, indemnify and hold harmless the Sellers and their Affiliates and the respective Representatives, successors and assigns of each of the foregoing from and against any and all Losses incurred, sustained or suffered by any of the foregoing as a result of, arising out of or relating to:

                           any breach of any representation or warranty made by the Buyer contained in this Agreement or any Ancillary Agreement or any schedule, certificate or other document delivered pursuant hereto or thereto;

                           any breach of any covenant or agreement by the Buyer contained in this Agreement or any Ancillary Agreement or any schedule, certificate or other document delivered pursuant hereto or thereto;

                           after the Closing, any Assumed Liability; and

                           the Buyer's operation of the Acquired Clubs and the Acquired Business from and after the Closing.

                                 Procedures.
                                 ----------

                           In order for a party (the "Indemnified Party") to be entitled to any indemnification provided for under this Agreement in respect of, arising out of or involving a Loss or a claim or demand made by any Person against the Indemnified Party (a "Third Party Claim"), such Indemnified Party shall deliver notice thereof to the party against whom indemnity is sought (the "Indemnifying Party") with reasonable promptness after receipt by such Indemnified Party of written notice of the Third Party Claim and shall provide the Indemnifying Party with such information with respect thereto as the Indemnifying Party may reasonably request. The failure to provide such notice, however, shall not release the Indemnifying Party from any of its obligations under this Article VIII except to the extent that the Indemnifying Party is materially prejudiced by such failure and shall not relieve the Indemnifying Party from any other obligation or liability that it may have to the Indemnified Party pursuant to this
         Article VIII.

                           If the Indemnifying Party acknowledges in writing its obligation to indemnify the Indemnified Party against any and all Losses that may result from a Third Party Claim pursuant to the terms of this Agreement, the Indemnifying Party shall have the right, upon written notice to the Indemnified Party within fifteen (15) days of receipt of notice from the Indemnified Party of the commencement of such Third Party Claim, to assume the defense thereof at the expense of the Indemnifying Party (which expenses shall not be applied against any indemnity limitation herein) with counsel selected by the Indemnifying Party and satisfactory to the Indemnified Party. The Indemnifying Party shall be liable for the reasonable fees and expenses of counsel employed by the Indemnified Party for any period during which the Indemnifying Party has failed to assume the defense thereof. If the Indemnifying Party does not expressly elect to assume the defense of such Third Party Claim within the time period and otherwise in accordance with the first sentence of this Section 8.4(b), the Indemnified Party shall have the sole right to defend and settle such Third Party Claim. If the Indemnifying Party assumes the defense of such Third Party Claim, the Indemnified Party shall have the right to employ separate counsel and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless (i) the employment of such counsel shall have been specifically authorized in writing by the Indemnifying Party or
         (ii) the named parties to the Third Party Claim (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party, and the Indemnified Party reasonably determines that representation by counsel to the Indemnifying Party of both the Indemnifying Party and such Indemnified Party may present such counsel with a conflict of interest. If the Indemnifying Party assumes the defense of any Third Party Claim, the Indemnified Party shall, at the Indemnifying Party's expense, cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as is reasonably required by the Indemnifying Party. If the Indemnifying Party assumes the defense of any Third Party Claim,
         (1) the Indemnifying Party shall not admit any liability with respect to, or settle, compromise or discharge, or offer to compromise, settle or discharge, such Third Party Claim without the Indemnified Party's prior written consent (which consent may not be unreasonably withheld or delayed) and (2) the Indemnified Party shall consent to any settlement, compromise or discharge of a Third Party Claim that the Indemnifying Party may recommend and that by its terms requires that the Indemnifying Party pay the full amount of the liability in connection therewith, that otherwise releases the Indemnified Party completely and with prejudice to the claimant in connection with such Third Party Claim, and that would not otherwise materially adversely affect the Indemnified Party.

                           The indemnification required hereunder in respect of a Third Party Claim shall be made by prompt payment by the Indemnifying Party of the amount of actual Losses thereof, as and when bills are received by the Indemnifying Party or Losses incurred have been notified to the Indemnifying Party, together with interest (at the rate of interest from time to time announced publicly by Citigroup as its "prime rate") on any amount not repaid as necessary to the Indemnified Party by the Indemnifying Party within five (5) Business Days after receipt of notice therefor, from the date such Losses have been notified to the Indemnifying Party.

                           The Indemnifying Party shall not be entitled to require that any action be made or brought against any other Person before action is brought or claim is made against it hereunder by the Indemnified Party.

                           In the event any Indemnified Party should have a claim against any Indemnifying Party hereunder that does not involve a Third Party Claim being asserted against or sought to be collected from such Indemnified Party, the Indemnified Party shall deliver notice of such claim with reasonable promptness to the Indemnifying Party. The failure to provide such notice, however, shall not release the Indemnifying Party from any of its obligations under this Article VIII except to the extent that the Indemnifying Party is materially prejudiced by such failure and shall not relieve the Indemnifying Party from any other obligation or liability that it may have to the Indemnified Party or otherwise than pursuant to this Article VIII. If the Indemnifying Party agrees that it has an indemnification obligation but asserts that it is obligated to pay a lesser amount than that claimed by the Indemnified Party, the Indemnifying Party shall pay such lesser amount promptly to the Indemnified Party, without prejudice to or waiver of the Indemnified Party's claim for the difference.

                           Notwithstanding the provisions of Section 10.9, each Indemnifying Party hereby consents to the nonexclusive jurisdiction of any court in which an Action in respect of a Third Party Claim is brought against any Indemnified Party for purposes of any claim that an Indemnified Party may have under this Agreement with respect to such Action or the matters alleged therein and agrees that process may be served on each Indemnifying Party with respect to such claim anywhere.

                                     Limits on Indemnification.  Notwithstanding
                                     -------------------------
anything to the contrary contained in this Agreement: (a) an Indemnifying Party shall not be liable for any claim for indemnification pursuant to Section 8.2(a) or Section 8.3(a), as the case may be, unless and until the aggregate amount of indemnifiable Losses which may be recovered from the Indemnifying Party equals or exceeds $100,000, in which case the Indemnifying Party shall be liable only for the amount of such Losses which exceeds $100,000, and
(b) the maximum aggregate amount of indemnifiable Losses which may be recovered from an Indemnified Party arising out of or relating to the causes set forth in Section 8.2(a) or Section 8.3(a), as the case may be, shall not exceed $15,000,000 ($20,000,000 in the event that SCC exercises the Rock Center Option in accordance with Section 2.6(b)); provided that the foregoing clauses (a) and (b) shall not apply to Losses arising out of or relating to the untruth or breach of any representation or warranty made in any Core Representation or in Section 3.16 relating to Taxes, in Section 3.17 relating to environmental matters, or to any representation or warranty in the event of fraud, intentional misrepresentation or intentional breach or with respect to any agreement relating to Taxes in Article VI. The Indemnified Party may not make a claim for indemnification under Section 8.2(a) or Section 8.3(a), as the case may be, for breach by the Indemnifying Party of a particular representation or warranty after the expiration of the survival period thereof specified in Section 8.1, except as otherwise provided in Section 8.1. Notwithstanding anything to the contrary in this Agreement, the Sellers shall have no liability to the Buyer for the Assumed Lease Liabilities, notwithstanding the fact that such Assumed Lease Liabilities may arise out of, result from or relate to a breach or inaccuracy of a representation or warranty of the Sellers set forth in Section 3.5, 3.6, 3.7 or 3.17 or the last sentence of Section 3.11(a) (to the extent the Buyer has received a clean estoppel certificate certifying the information set forth in such sentence); provided that none of Rex Licklider, Tim O'Brien, Lois Barberio, Suzanne Madison or Jill Rosenthal has actual knowledge (i.e., there is no obligation to make any inquiry or investigation) of a (i) written claim, notice or inquiry from a Governmental Authority involving facts or circumstances which would cause a breach or inaccuracy of such representation or warranty or (ii) a pending or completed legal proceeding which would cause a breach or inaccuracy of such representation or warranty.

                                     Pre-Closing Disclosure or Knowledge of
                                     --------------------------------------
Breach. Notwithstanding anything to the contrary in this Agreement, neither
------
Sellers, on the one hand, nor Buyer, on the other, shall have any liability under this Article VIII for the events or matters giving rise to the nonfulfillment of any condition to Closing under Article VII in the event such party waives such condition to the extent of the facts disclosed to such party prior to the Closing. If the transactions contemplated hereby are consummated, each party hereby expressly waives the right to seek indemnity or other remedy for any Losses arising out of or relating to any breach to the extent such breach was disclosed to such party or such party had Knowledge of the breach prior to the Closing.

                                     Tax Matters.  Article VI of this Agreement
                                     -----------
provides for certain rights and obligations of the parties with respect to indemnification for Tax matters. The provisions of this Article VIII that by their terms apply to Tax matters (including, by example and not limitation, Sections 8.1(b), 8.2 and 8.5) shall apply notwithstanding the provisions of
Article VI.

                                     Miami Club.  The parties acknowledge that
                                     ----------
SCC manages (but does not own) the Miami Club pursuant to the Fitness Club and Spa Management and Pre-Opening Services Agreement dated as of January 1, 2003 (the "Miami Management Agreement"), by and between FSM Spa LLC (as assignee of Terremark Brickell II Ltd.), as owner (the "Owner"), and SCC, as operator. Accordingly, because the Owner is an Affiliate of the Buyer, the Buyer indirectly enjoys the benefits of, and is at risk with respect to, the operation of the Miami Club. In light of the foregoing, the parties acknowledge that (a) the representations and warranties of the Sellers hereunder, to the extent they relate to the Miami Club, are being given for informational purposes as a report by SCC under the Miami Management Agreement; (b) the Sellers shall have no liability under the terms of this Agreement with respect to the inaccuracy of the representations and warranties, or the failure to perform or satisfy any covenants, in either case as they relate to the Miami Club; (c) the covenants of the Sellers in this Agreement relating to the Acquired Clubs or the Acquired Business shall not apply to the Miami Club; and (d) the assignment of the Miami Management Agreement by SCC shall not limit the rights of the Owner against SCC for any breach thereof (after giving effect to all cure periods, if any) occurring prior to such assignment.

                                     Exclusive Remedy.  Except for remedies that
                                     ----------------
(a) cannot be waived as a matter of Law (including fraud); (b) arise out of the breach of any agreement relating to Taxes set forth in Article VI; or (c) seek injunctive or provisional relief, the indemnification provided in this Article VIII shall constitute the exclusive remedy of the parties hereto (including their respective directors, officers, employees, Affiliates, Related Parties, Representatives, agents and assigns) from and against any and all Losses asserted against, imposed upon or suffered by, any of them, directly or indirectly, as a result of, or based upon or arising out of, the breach of any representation or warranty or the non-fulfillment of any agreement or covenant in this Agreement or pursuant to any applicable Law.


                                   TERMINATION

                                     Termination. This Agreement may be
                                     -----------
terminated at any time prior to the Closing:

                           by mutual written consent of the Buyer and SCC;

                           (i) by SCC, if the Buyer breaches or fails to perform in any respect any of its representations, warranties or covenants contained in this Agreement or any Ancillary Agreement and such breach or failure to perform (a) would give rise to the failure of a condition set forth in Section 7.2, (b) cannot be or has not been cured within thirty (30) days following delivery by SCC of written notice of such breach or failure to perform and (c) has not been waived by SCC or (ii) by the Buyer, if any of the Sellers breaches or fails to perform in any respect any of its representations, warranties or covenants contained in this Agreement or any Ancillary Agreement and such breach or failure to perform (x) would give rise to the failure of a condition set forth in Section 7.3, (y) cannot be or has not been cured within thirty (30) days following delivery by the Buyer of written notice of such breach or failure to perform and (z) has not been waived by the Buyer;

                           by either SCC or the Buyer if the Closing shall not have occurred by December 31, 2005; provided that the right to terminate this Agreement under this Section 9.1(c) shall not be available if the failure of the party so requesting termination to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date;

                           by either SCC or the Buyer in the event that any Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; provided that the party so requesting termination shall have used its commercially reasonable efforts, in accordance with Section 5.8, to have such order, decree, ruling or other action vacated; or

                           by SCC if SCC shall have received a proposal that the Special Committee determines constitutes a Superior Transaction, but only if prior to termination under this subsection, SCC shall have complied with the provisions of Section 5.11 in all material respects.

The party seeking to terminate this Agreement pursuant to this Section 9.1 (other than Section 9.1(a)) shall give prompt written notice of such termination to the other party.

                                     Effect of Termination.  In the event of
                                     ---------------------
termination of this Agreement as provided in Section 9.1, this Agreement shall forthwith become void and there shall be no liability on the part of either party except (a) for the provisions of Sections 3.25 and 4.1(f) relating to broker's fees and finder's fees, Section 5.7 relating to confidentiality, Section 5.9 relating to public announcements, Section 10.1 relating to fees and expenses, Section 10.4 relating to notices, Section 10.7 relating to third-party beneficiaries, Section 10.8 relating to governing law,
Section 10.9 relating to submission to jurisdiction, Section 9.3 relating to expenses and termination fees and this Section 9.2, and (b) that nothing herein shall relieve either party from liability for any breach of this Agreement or any agreement made as of the date hereof or subsequent thereto pursuant to this Agreement, except to the extent a fee has been paid pursuant to Section 9.3(b), in which case such fee shall constitute liquidated damages, and not a penalty, and shall be the sole remedy of the terminating party for any such breach. In addition, upon termination of this Agreement, except as otherwise provided in
Section 9.3(b)(ii), SCC and the Buyer shall submit joint written instructions to the Escrow Agent directing the Escrow Agent to return the Deposit (together with all interest thereon) to the Buyer within two (2) Business Days after receipt of such joint written instructions.

                                 Expenses and Termination Fees.
                                 -----------------------------

                           Except as set forth in this Section 9.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the Closing occurs; provided, however, that SCC and the Buyer shall share equally all fees and expenses, other than attorneys' and accountants' fees, incurred in connection with the filing by the parties hereto of the pre-merger notification and report forms relating to the transactions contemplated by this Agreement under the HSR Act and the filing of any notice or other document under any applicable foreign antitrust law or regulation.

                           In the event that:

                                    this Agreement is terminated by the Buyer
                                            pursuant to Section 9.1(b)(ii) and
                                            the Buyer is not then in breach of
                                            this Agreement, then SCC shall pay
                                            to the Buyer, in immediately
                                            available funds at the time
                                            specified in Section 9.3(c), a
                                            nonrefundable cash fee in an amount
                                            equal to $500,000 (the "Buyer
                                            Termination Fee"); provided that, if
                                            the cause of such termination is
                                            Sellers' breach of a representation
                                            or warranty which gives rise to a
                                            failure of a condition set forth in
                                            Section 7.3, and the events or
                                            circumstances giving rise to such
                                            breach occur after the date hereof
                                            and are disclosed by Sellers to
                                            Buyer, Buyer shall not be entitled
                                            to the Buyer Termination Fee;

                                    this Agreement is terminated by SCC
                                            pursuant to Section 9.1(b)(i) and
                                            SCC is not then in breach of this
                                            Agreement, then SCC and the Buyer
                                            shall submit joint written
                                            instructions to the Escrow Agent
                                            directing the Escrow Agent to
                                            deliver to SCC, in immediately
                                            available funds at the time
                                            specified in Section 9.3(c),
                                            $500,000 of the Deposit (the "SCC
                                            Termination Fee") and the remainder
                                            of the Deposit (including any
                                            earnings thereon) to the Buyer;
                                            provided that, if the cause of such
                                            termination is Buyer's breach of a
                                            representation or warranty which
                                            gives rise to a failure of a
                                            condition set forth in Section 7.2,
                                            and the events or circumstances
                                            giving rise to such breach occur
                                            after the date hereof and are
                                            disclosed by Buyer to SCC, SCC shall
                                            not be entitled to the SCC
                                            Termination Fee; or

                                    this Agreement is terminated by SCC
                                            pursuant to Section 9.1(e) and the
                                            Buyer is not then in breach of this
                                            Agreement, SCC shall pay to the
                                            Buyer, in immediately available
                                            funds at the time specified in
                                            Section 9.3(c), a nonrefundable cash
                                            fee in an amount equal to $2,500,000
                                            (the "Breakup Fee").

                           In the case of termination of this Agreement by the Buyer pursuant to Section 9.1(b)(ii), the Buyer Termination Fee shall be paid by SCC within two (2) Business Days after such termination. In the case of termination of this Agreement by SCC pursuant to Section 9.1(b)(i), the SCC Termination Fee shall be delivered by the Escrow Agent within two (2) Business Days after such termination. In the case of termination of the Agreement by SCC pursuant to Section 9.1(e), the Breakup Fee shall be paid by SCC simultaneously with or prior to, and in either case as a condition precedent to, the termination of this Agreement by SCC.

                           The parties acknowledge and agree that the agreements contained in this Section 9.3 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the Sellers and the Buyer would not enter into this Agreement. Notwithstanding any other provision contained herein, if either party fails to pay when due any amount payable under this Section 9.3, then such party shall pay to the other party its costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on such overdue amount (for the period commencing as of the date such overdue amount was originally required to be paid and ending on the date such overdue amount is actually paid to the other party in full) at a rate per annum equal to the prime rate as announced by Citibank in effect on the date such overdue amount was originally required to be paid.


                               GENERAL PROVISIONS

                                     Fees and Expenses.  Except as otherwise
                                     -----------------
provided herein, all fees and expenses incurred in connection with or related to this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby shall be paid by the party incurring such fees or expenses, whether or not such transactions are consummated; provided that no such fees and expenses payable by the Sellers shall be paid from any assets otherwise transferable to the Buyer pursuant hereto. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by the other.

                                     Amendment and Modification.  This Agreement
                                     --------------------------
may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed on behalf of each party and otherwise as expressly set forth herein.

                                     Waiver. No failure or delay of either party
                                     ------
in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. Any agreement on the part of either party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such party.

                                     Notices. All notices and other
                                     -------
communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile, upon written confirmation of receipt by facsimile, e-mail or otherwise, (b) on the first (1st) Business Day following the date of dispatch if delivered by a recognized next-day courier service or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

                           if to any of the Sellers, to:

                           The Sports Club Company, Inc.
                           11110 Santa Monica Blvd., Suite 300
                           Los Angeles, California 90025
                           Attention:  Tim O'Brien
                           Facsimile:  (310) 479-5740

                  with copies (which shall not constitute notice) to:

                           Greenberg Glusker Fields Claman Machtinger & Kinsella LLP
                           1900 Avenue of the Stars, Suite 2100
                           Los Angeles, California 90067
                           Attention:  Ronald K. Fujikawa, Esq.
                           Facsimile:  (310) 201-2300

                           if to the Buyer, to:

                           Millennium Development Partners VIII LLC
                           c/o Millennium Partners
                           1995 Broadway, 3rd Floor
                           New York, New York 10023
                           Attention:  Chief Financial Officer
                           Facsimile:  (212) 595-1831

                  with a copy (which shall not constitute notice) to:

                           Paul, Hastings, Janofsky & Walker LLP
                           75 East 55th Street
                           New York, New York 10022
                           Attention:  Jeffrey J. Pellegrino, Esq.
                           Facsimile:  (212) 319-4090

                                     Interpretation. When a reference is made in
                                     --------------
this Agreement to a Section, Article or Exhibit such reference shall be to a Section, Article or Exhibit of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement or in any Exhibit are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Any capitalized terms used in any Exhibit but not otherwise defined therein shall have the meaning as defined in this Agreement. All Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth herein. The word "including" and words of similar import when used in this Agreement will mean "including, without limitation", unless otherwise specified.

                                     Entire Agreement.  This Agreement and the
                                     ----------------
Ancillary Agreements, Exhibits, Schedules and other agreements and instruments delivered in connection herewith constitutes the entire agreement, and supersedes all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings among the parties with respect to the subject matter of this Agreement. Notwithstanding any oral agreement of the parties or their Representatives to the contrary, no party to this Agreement shall be under any legal obligation to enter into or complete the transactions contemplated hereby unless and until this Agreement shall have been executed and delivered by each of the parties.

                                     No Third-Party Beneficiaries.  Except as
                                     ----------------------------
otherwise provided in Article VIII, (a) this Agreement shall be binding upon and inure solely to the benefit of each party and their respective successors and assigns, and (b) nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement.

                                     Governing Law.  This Agreement and all
                                     -------------
disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of New York other than
Section 5-1401 of the New York General Obligations Law.

                                     Submission to Jurisdiction.  Each of the
                                     --------------------------
parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by the other party or its successors or assigns may be brought and determined in any Delaware State or federal court sitting in Wilmington, Delaware (or, if such court lacks subject matter jurisdiction, in any appropriate Delaware State or federal court), and each of the parties hereby irrevocably submits to the jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any action, suit or proceeding relating thereto except in such courts). Each of the parties further agrees to accept service of process in any manner permitted by such courts. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure lawfully to serve process, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

                                     Assignment; Successors.  Neither this
                                     ----------------------
Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by either party without the prior written consent of the other party, and any such assignment without such prior written consent shall be null and void; provided, however, that the Buyer may assign this Agreement to any Affiliate of the Buyer without the prior consent of the Sellers and; provided, further, that no assignment shall limit the assignor's obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

                                     Enforcement. The parties agree that
                                     -----------
irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the parties shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Delaware State or federal court sitting in Wilmington, Delaware (or, if such court lacks subject matter jurisdiction, in any appropriate Delaware State or federal court), this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties further hereby waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security as a prerequisite to obtaining equitable relief.

                                     Currency. All references to "dollars" or
                                     --------
"$" or "US$" in this Agreement or any Ancillary
Agreement refer to United States dollars, which is the currency used for all purposes in this Agreement and any Ancillary Agreement.

                                     Severability. Whenever possible, each
                                     ------------
provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

                                     Waiver of Jury Trial.  EACH OF THE PARTIES
                                     --------------------
TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT
TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                                     Counterparts. This Agreement may be
                                     ------------
executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

                                     Facsimile Signature.  This Agreement may be
                                     -------------------
executed by facsimile signature and a facsimile signature shall constitute an original for all purposes.

                                     Time of Essence.  Time is of the essence
                                     ---------------
with regard to all dates and time periods set forth or referred to in this Agreement.

            [The remainder of this page is intentionally left blank.]
             -------------------------------------------------------

         IN WITNESS WHEREOF, the Sellers and the Buyer have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                          THE SPORTS CLUB COMPANY, INC.


                            By: /s/ Rex A. Licklider
                              ---------------------------------
                              Name: Rex A. Licklider
                              Title:   Chief Executive Officer


                          WASHINGTON D.C. SPORTS CLUB, INC.


                             By: /s/ Timothy M. O'Brien
                                ---------------------------------
                                Name: Timothy M. O'Brien
                                Title: President


                           SF SPORTS CLUB, INC.


                             By:  /s/ Timothy M. O'Brien
                                  ---------------------------------
                                  Name: Timothy M. O'Brien
                                  Title: President


                           TALLA NEW YORK, INC.


                             By: /s/ Timothy M. O'Brien
                                 ---------------------------------
                                 Name: Timothy M. O'Brien
                                 Title: President


                           PONTIUS REALTY, INC.


                           By:  /s/ Timothy M. O'Brien
                                ---------------------------------
                                Name: Timothy M. O'Brien
                                Title: President

                         MILLENNIUM DEVELOPMENT PARTNERS
                         VIII LLC


                         By:    /s/ Mario J. Palumbo, Jr.
                                ----------------------------------
                                Name: Mario J. Palumbo Jr.
                                Title:   Vice President

Acknowledged and Agreed Solely with Respect to Section 4.2(d):

NEW COMMONWEALTH COMMERCIAL HOLDING CO
LLC


By:       /s/ Mario J. Palumbo, Jr.
          ------------------------------------
          Name: Mario J. Palumbo, Jr.
          Title:   President


CB-1 ENTERTAINMENT PARTNERS LP


By:       CB-1 GP LLC, its general partner


       By:      /s/ Mario J. Palumbo, Jr.
                ------------------------------
                Name: Mario J. Palumbo, Jr.
                Title:   Vice President


FSM SPA LLC


By:      /s/ Mario J. Palumbo, Jr.
         --------------------------------------
         Name: Mario J. Palumbo, Jr.
         Title:   Vice President


LINCOLN SQUARE COMMERCIAL HOLDING CO LLC


By:      /s/ Mario J. Palumbo, Jr.
         --------------------------------------
         Name: Mario J. Palumbo, Jr.
         Title:   Vice President

MILLENNIUM CAF II LLC, in its capacity as trustee of the Millennium Washington Commercial Trust, a trust formed under the laws of the District of Columbia


By:      /s/ Mario J. Palumbo, Jr.
         --------------------------------------
         Name: Mario J. Palumbo, Jr.
         Title:   Vice President

                                                                    EXHIBIT 99.3


                          TRANSITION SERVICES AGREEMENT


TRANSITION SERVICES AGREEMENT (this "Agreement"), dated as of _____________, 2005, by and between The Sports Club Company, Inc., a Delaware corporation (together with its subsidiaries and affiliates, "Sports Club"), and Millennium Development Partners VIII LLC, a Delaware limited liability company (together with its subsidiaries and affiliates, "Millennium"). Sports Club and Millennium are each referred to herein as a "Party" and collectively as the "Parties."

                                    RECITALS
WHEREAS, Sports Club and Millennium are parties to an Asset Purchase Agreement dated as of September __, 2005 (the "Asset Purchase Agreement") (capitalized terms used herein without definitions shall have the meanings given to them in the Asset Purchase Agreement);
WHEREAS, pursuant to the Asset Purchase Agreement, Millennium is purchasing from Sports Club substantially all of the assets, properties and rights, whether tangible or intangible, used by them in connection with the management and operation of seven sports and fitness facilities located in New York, New York, Washington, D.C., San Francisco, California, Miami, Florida and Boston, Massachusetts (collectively, the "Facilities");
WHEREAS, in connection with the transactions contemplated by the Asset Purchase Agreement, Millennium desires to obtain the use of certain services for the purpose of enabling Millennium to manage an orderly transition in its operation of the Facilities; and WHEREAS, the closing of the transactions contemplated by the Asset Purchase Agreement is conditioned upon, among other things, the execution and delivery of this Agreement.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sports Club and Millennium hereby agree as follows:

                                    AGREEMENT




     SECTION 1. Scope of Agreement. Sports Club hereby agrees to provide certain administrative and operational support and related services to Millennium in accordance with the terms and conditions of this Agreement. The nature and scope of each Service (as defined below) are described in Sections 3 and 4 of this Agreement. Upon the occurrence of the Transition Date (as defined below) for the applicable Service, it is the Parties' intention that Millennium will either enter into its own license or contract with Sports Club's software vendor or third party providing such Service; establish a new relationship for the provision of such Service; or develop the Service capability internally, all without any further assistance of Sports Club.

     SECTION 2. Term. The term of this Agreement shall commence on the date on which the transactions contemplated by the Asset Purchase Agreement are consummated (the "Closing Date") and shall end on the latest Transition Date. Sports Club's obligation to provide each category of Services (e.g., Payroll Services, Insurance Services, etc.) under this Agreement shall terminate on the applicable date (the "Transition Date") set forth on Exhibit A hereto for each such category of Services, subject to early termination or extension as provided in Section 9 of this Agreement.

     SECTION 3. Transition to the East Coast Office. Sports Club shall assist Millennium in (a) establishing and developing an administrative office at an eastern United States site to be selected by Millennium (the "East Coast Office") and (b) transitioning control and location of the services listed within Section 4 of this Agreement from Sports Club's offices in Los Angeles, California and New York, New York to the East Coast Office.

     SECTION 4. Services to be Provided by Sports Club. Sports Club shall provide Millennium with the services set forth in this Section 4 (together with the services set forth in Section 3 hereof, the "Services"). Sports Club represents and warrants that the Services constitute substantially all of the services which Sports Club's corporate headquarters staff in Los Angeles, California and New York, New York have provided to the Facilities at any time during the twelve (12)-month period immediately preceding the date hereof (hereinafter, "Past Practice"). For the sake of clarity, (a) provision of the Services does not contemplate payment of any premiums or fees applicable to the Facilities after the Closing Date, all of which are the sole responsibility of Millennium; and (b) the transitional assistance required of Sports Club in providing the Services shall not require it to hire additional personnel (other than replacements for personnel who have ceased to be employed by Sports Club) or pay overtime or any increased amounts to its employees in the scope of their employment; any such excess charges or amounts, if required by Millennium after notice of such charges has been provided to Millennium, will be at Millennium's expense.

     4.1 Payroll Services. Sports Club shall support the payroll functions of the Facilities by providing the same type and quality of payroll services provided by Sports Club to the Facilities consistent with Past Practice, including, but not limited to, the following payroll services (the "Payroll Services"):

          (a) Recurring Services. Sports Club shall provide the following payroll processing services using the Ceridian System for all hourly and salaried employees of the Facilities:

          (i) Prepare and distribute payroll checks. (ii) Record vacation time and cash-out information for exempt employees.

          (iii) Record changes submitted by employees of the Facilities.

          (iv) Respond to reasonable payroll-related inquiries by employees of the Facilities.

          (v) Enter into the Ceridian System employee direct deposit information submitted by employees of the Facilities.

          (vi) Coordinate Ceridian payroll services for Millennium's daily payroll processing needs.

          (vii) Enter information concerning employees of the Facilities for purposes of withholding and recording employee state payroll taxes.

          (viii) Validate weekly and semimonthly payroll runs for employees of the Facilities through a payroll reconciliation process.

          (ix) Prepare and distribute payroll reports as reasonably required by Millennium.

          (x) Forward to Millennium payroll and related tax funding requirements upon completion of processing relevant payroll data.

          (xi) Submit required information and contributions to third-party benefit plan record-keeper or plan administrators.

          (xii) Maintain applicable supporting records and documentation.

          (xiii) Administer and update Ceridian software at the Facilities, including, but not limited to, maintaining the compensation database and administering the sales compensation system.

          (xiv)  Provide   semi-monthly  summary  of  Ceridian  payroll  run  to
     Millennium for approval prior to the release of payroll checks.

          (xv) Assist Millennium in establishing new payroll bank accounts.

          (xvi) Provide software updates and interfaces as necessary between Ceridian payroll systems and Solomon general ledger software.

          (xvii) Maintain interface with Kronos time clock system as necessary.

          (xviii) Notify Millennium regarding any change in laws or regulations governing wages and hours.

          (xix) Reconcile payroll bank account.

          (b) Administrative Support and Transition Assistance. In connection with the Services described in paragraph (a) above, Sports Club, either itself or through a payroll processing contractor (the "Payroll Processing Contractor"), will accommodate reasonable additional reporting with respect to demographic information and support Millennium's conversion from the Ceridian System to another system, including by providing employee data files in Sports Club format, assisting Millennium with data interpretation and providing such other support services as requested by Millennium; provided that such additional reporting and other services do not require Sports Club to expend any funds for which it is not reimbursed by
     Millennium hereunder. If a Payroll Processing Contractor is employed by Sports Club, Sports Club shall remain responsible for all Services to be provided to Millennium hereunder, subject to the terms of Section 7.1 hereof and any requirements imposed by applicable privacy laws or practices.

          (c) Additional Information Regarding Payroll Processing. The processing of any payroll items pursuant to this Section 4.1 for both direct deposits and checks shall be performed utilizing bank accounts of Millennium funded by Millennium, it being understood that Sports Club shall have no obligation to make any payments or advance any funds with respect to such payroll processing. Millennium shall provide Sports Club or the Payroll Processing Contractor with all authorizations necessary for the purpose of processing payroll payments pursuant to this Section 4.1 by check and direct deposit from Millennium's accounts. Millennium also shall supply Sports Club with checks containing Millennium's name and bank account number thereon for purposes of making such payroll payments to be made by check. Sports Club shall, or shall cause the Payroll Processing Contractor to, use reasonable efforts to provide Millennium with the amount of payroll payments at least one (1) business day prior to the date on which such payments are scheduled to be made. Sports Club shall, or shall cause the Payroll Processing Contractor to, calculate the amount of employee authorized deductions, employee deductions required by law (including without limitation, wage garnishments, child support and other domestic relations orders and taxes and other levies), and amounts payable to third parties with respect to each such payroll payment based solely on (and in reliance on) employee deductions and other information set forth in the forms the employees will complete immediately after the Closing Date, which forms will be provided by Millennium to Sports Club as soon thereafter as reasonably practicable, as adjusted from time to time in writing by Millennium to Sports Club or the Payroll Processing Contractor, in the same format as was utilized by Sports Club with respect to its payroll immediately prior to the Closing Date (it being understood that neither Sports Club nor the Payroll Processing Contractor will have any obligation to make payments on behalf of Millennium or Millennium employees to third parties with respect to the same). Once funding requirement information is furnished to Millennium by Sports Club, Millennium shall confirm that sufficient uncommitted funds remain in the relevant payroll account, or ensure that sufficient funds are promptly transferred into the relevant payroll account no later than twenty-four (24) hours prior to each projected payroll or other disbursement. To the extent Sports Club, at its sole option, agrees to utilize its Payroll Processing Contractor for payroll or related deductions on behalf of Millennium for administrative convenience, Millennium shall pay to Sports Club the amount required for such payment by wire transfer of immediately available funds prior to Sports Club making such payment.

          (d) Payroll Tax Returns. Sports Club shall use commercially reasonable efforts to cause the Payroll Processing Contractor to: (i) prepare all W-2 forms for such period for which Sports Club provides payroll processing services pursuant to this Section 4.1 and (ii) supply the data necessary for Millennium to prepare and file all United States federal, state and local payroll tax returns in connection with payroll payments processed by Sports Club pursuant to this Section 4.1 (notwithstanding that such filings may be made after the Termination Date), it being understood that Sports Club shall have no obligation to make deposits or payments to taxing authorities or any other person or entity with respect to such payroll payments or payroll tax returns or statutory employment taxes related thereto. Millennium shall provide Sports Club or the Payroll Processing Contractor with proper federal and state tax identification numbers and related forms and information to complete such W-2 forms. Sports Club shall prepare, deliver to all employees of the Facilities and applicable government agencies, and file with all applicable government agencies, W-2 forms for all employees of the Facilities.

     4.2 Insurance Services. Sports Club shall support the insurance functions of the Facilities by providing the same type and quality of insurance services provided by Sports Club to the Facilities consistent with Past Practice, including, but not limited to, the following insurance services (the "Insurance Services"):

          (a) Cooperate with Millennium regarding the transfer of insurance functions to Millennium by the Transition Date for the Insurance Services.

          (b) Provide guidance to Millennium regarding procedures for initiation of claims and administration of claims during settlement process.

          (c) Consult with Millennium regarding the types of insurance and coverage levels for the Facilities.

     4.3 Accounting Services. Sports Club shall support the accounting functions of the Facilities using Solomon accounting software by providing the same type and quality of accounting services provided by Sports Club to the Facilities consistent with Past Practice, including, but not limited to, the following accounting services (the "Accounting Services"):

          (a) Participate, consistent with past practice, in month-end closing and preparation of monthly Facility level financial statements.

          (b) Maintain current general ledger and fixed asset systems.

          (c) Assist as required in converting to a new general ledger system.

          (d) Assist the Facilities' controllers consistent with past practice with monthly general ledger maintenance and year-end budget process.

          (e) In consultation with Millennium, assist in recording purchase accounting entry relating to the transactions contemplated by the Asset Purchase Agreement.

          (f) Reconcile general bank accounts.

          (g) Monitor fixed asset records and prepare entries for procurement, retirement and depreciation of assets.

          (h) Prepare flash membership and ancillary revenue reports consistent with Sports Club's current practices.

          (i) Ensure that sales tax reports are processed timely.

          (j) Provide supporting schedules to assist Millennium in preparing necessary property, real estate, rent and income tax filings.

          (k) Cooperate with audits which Millennium may conduct or may be subject to; provided that Millennium shall reimburse Sports Club for the cost of providing any such services after the fourth full month after the Closing Date at the rate of $100 per hour (this obligation shall survive the expiration or termination of this Agreement for a period of six years after the date hereof).

          (l) Provide training and knowledge transfer to Millennium controllers and membership staff in order for them to independently support the administration of accounting policies and procedures.

          (m) Assist Millennium in setting up requisite bank accounts.

          (n) Advise  Millennium on efficient cash  management  procedures.
    4.4 Accounts Payable Services.

          (a) Description of Services. Sports Club shall support the accounts payable functions of the Facilities using Solomon accounting software by providing the same type and quality of accounts payable services provided by Sports Club to the Facilities consistent with Past Practice, including, but not limited to, the following accounts payable services (the "Accounts Payable Services"):

               (i)  Process   vendor   payments  which  have  been  approved  by
          Millennium.

               (ii) Assist Millennium with setting up new disbursement checking accounts.

               (iii) Maintain accounts payable information for vendors and reconcile accounts payable bank accounts.

               (iv) Prepare 1099 forms for payments processed.

               (v) Maintain software for interface between accounts payable and general ledger systems.

               (vi) Maintain supply of checks, signature stamps or other signing devices in a safe and secure environment.

               (vii) Deliver vendor files to Millennium upon Millennium's request.

               (viii)  Assist   Millennium   with  conversion  of  data  to  new
          accounting system.

          (b) Additional Information Regarding Accounts Payable Processing. The processing of any accounts payable pursuant to this Section 4.4 shall be performed utilizing bank accounts of Millennium funded by Millennium, it being understood that Sports Club shall have no obligation to make any payments or advance any funds with respect to such accounts payable processing. For accounts payable payments approved by Millennium for payment by Sports Club pursuant to this Section 4.4, Millennium shall provide Sports Club with all necessary information and authorizations in a timely fashion. Millennium also shall supply checks, as directed by Sports Club, containing Millennium's name and bank account number thereon for purposes of making such accounts payable payments to be made by check. Upon completion of weekly processing of accounts payable and direct disbursement transactions and determination of the cash funding requirement, Sports Club shall provide Millennium with the appropriate funding requirements information. Once funding requirement information is furnished to Millennium by Sports Club, Millennium shall confirm that sufficient uncommitted funds remain in the relevant accounts payable account, or ensure that sufficient funds are promptly transferred into the relevant accounts payable account no later than 24 hours prior to each projected disbursement.

     4.5 Membership Accounting Services. Sports Club shall support the membership accounting functions of the Facilities using the MARS accounting software by providing the same type and quality of membership accounting services provided by Sports Club to the Facilities consistent with Past
Practice, including, but not limited to, the following membership accounting services (the "Membership Accounting Services"):

          (a) Conduct electronic funds transfer ("EFT") monthly billing for members of the Facilities, whereby fees processed from members of the Facilities shall be deposited directly into bank accounts designated by Millennium.

          (b) Process rejects for collection.

          (c) Assist Millennium in negotiation of new agreements for EFT and credit card billing.

          (d) Post billings and collections to accounts receivable records.

          (e) Implement dues increases as directed by Millennium.

          (f)  Provide   guidance  for   treatment  of  corporate   memberships,
     complimentary memberships, suspended memberships and leaves of absence.

          (g) Process inter-club transactions between the Facilities.

          (h) Provide reports that are currently in place, including, but not limited to, dues grids, membership retention reports and weekly sales reports.

          (i) Train controllers and membership staff on Sports Club policies and procedures.

          (j) Consider implementing changes to MARS system as requested by Millennium.

          (k) Generate monthly statements, letters for renewals, expiring credit cards, etc.

          (l) Provide information and reports necessary to continue the C.L.U.B. call program.

          (m) Maintain the MARS database for the Facilities, maintain the integrity of the database, control and maintain the user rights and access privileges in accordance with guidelines to be provided or agreed to by Millennium.

          (n) Maintain and update form membership agreements for each Facility, including, but not limited to, updating the membership agreements to reflect (i) any changes in the laws and regulations applicable to the Facilities and (ii) the change in ownership of the Facilities.

          (o) Provide MARS "help desk" services.

          (p) Prepare reports tracking membership sales by individual sales managers.

     4.6 Marketing. Sports Club shall support the marketing functions of the Facilities by providing the same type and quality of marketing services provided by Sports Club to the Facilities consistent with Past Practice, including, but not limited to, the following marketing services (the "Marketing Services"):

          (a)  Provide  public  relations,   marketing,   graphic  printing  and
     reproduction services.

          (b) Secure print advertisement relating to the Facilities.

          (c) Develop direct mail programs, e-marketing, newsletters and other member communications and monthly marketing strategies and sales offers.

          (d) Design and produce collateral materials for the Facilities in accordance with guidelines established by Millennium.

          (e) Provide training to the Millennium marketing staff located at the East Coast Office, including, but not limited to, providing access to and information about the Sports Club marketing materials that are available to Millennium.

         Notwithstanding the foregoing, Millennium will have the right to approve (which approval shall not be unreasonably withheld or delayed) all marketing plans relating to the Facilities, but Sports Club will have the right to finalize and use specific advertising materials and campaigns which are consistent with such approved plans without having to obtain Millennium's approval.

     4.7 Purchasing. Sports Club shall support the purchasing functions of the Facilities by providing the same type and quality of purchasing services provided by Sports Club to the Facilities consistent with Past Practice, including, but not limited to, the following purchasing services (the "Purchasing Services"):

          (a) Submit purchase orders to vendors selected by Millennium (the "Vendors") as directed by Millennium (which authority may be delegated to a manager of the Facilities) and process approved purchase orders for payment.

          (b) Oversee mail, messenger and courier services to and from the Facilities to the Los Angeles, California and New York, New York offices, as applicable.

          (c) Maintain inventory of necessary forms.

          (d) Maintain existing method of allocating purchases and provide detailed accounting of purchases, costs and allocation of supplies.

          (e) Negotiate pricing arrangements with the Vendors.

          (f) Coordinate and arrange for purchases of office and club supplies with the Vendors.

          (g) Assist in procurement of capital assets as directed by Millennium (which authority may be delegated to a manager of the Facilities).

          (h) Transfer calls and inquiries from Vendors to the appropriate individuals at the Facilities.

          (i) Purchase, store and distribute PTS products, uniforms and spa products as directed by Millennium (which authority may be delegated to a manager of the Facilities).

Notwithstanding the foregoing, all payments for purchases facilitated or made on behalf of Millennium by Sports Club are the responsibility of Millennium.

     4.8 Human Resources. Sports Club shall support the human resources functions of the Facilities by providing the same type and quality of human resources services provided by Sports Club to the Facilities consistent with Past Practice, including, but not limited to, the following human resources services (the "Human Resources Services"), subject to applicable privacy legislation and practices:

          (a) Store, maintain and make available to Millennium files for employees of the Facilities, including, but not limited to, benefit information and personnel files for terminated employees of the Facilities (any such files relating to periods after the Closing Date shall be the property of Millennium).

          (b) Process changes to employee records.

          (c)  Administer   paperwork  and  processes  relating  to  hiring  and
     termination of employees of the Facilities.

          (d) Provide all training programs, manuals and other materials and services used to train employees consistent with Past Practice.

          (e) Administer workers' compensation claims.

          (f)  Administer   benefit  plans  for  employees  of  the  Facilities,
     including 401(k) plan; life, health and dental insurance; and vacation plans.

          (g) Notify terminated employees of their rights under benefit plans.

          (h) Prepare  and file  required  government  reports,  including  Form
     5500s.

          (i) Maintain benefit plan accounting and administrative information.

          (j) Provide services relating to labor relations, labor dispute resolution, employee contract negotiations, EEO compliance and workplace issues management.

          (k) Prepare affirmative action plans, manage compliance with Department of Labor standards, provide on-site compliance support, assist Millennium in investigating allegations of harassment and/or discrimination and establishing policies on allegations and assist in grievance resolution.

          (l) Sports Club will produce attrition reports regarding employees of the Facilities in the same format and schedule as provided by Sports Club with respect to employees of its other facilities after the Closing Date.

     4.9 Staffing Services. Sports Club shall support the staffing functions of the Facilities by providing the same type and quality of staffing services provided by Sports Club to the Facilities consistent with Past Practice, including, but not limited to, the following staffing services (the "Staffing Services"):

          (a) Assist with recruitment.

          (b)  Assist  with   interviewing   candidates,   extending  offers  to
     candidates as directed by Millennium and tracking offers made.

          (c) Assist with job postings and job fairs as reasonably requested by Millennium.

     4.10 Fitness Services. Sports Club shall support the fitness service functions of the Facilities by providing the same type and quality of fitness services provided by Sports Club to the Facilities consistent with Past Practice, including, but not limited to, the following fitness services (the "Fitness Services"):

          (a) Administer and supervise private training programs, group exercise programs, "For Kids Only" programs and all other services which have been provided by the Vice President of Sports and Fitness and the Regional
     Training Manager consistent with Past Practice in connection with the current operation of the Facilities.

          (b) Maintain operating standards currently in place for private trainers and group exercise instructors.

          (c) Assist with the purchase of fitness equipment which has been approved by Millennium.

          (d) Provide Millennium with reports consistent with those reports provided by Sports Club with respect to its other facilities after the Closing Date.

     4.11 MARS and RIO Information  Technology.  Subject to the terms of Section
4.15 hereof and the consent of the licensor under the Softbrands Hospitality, Inc. Equipment Sales and Software License Agreement dated June 10, 2003, Sports Club shall support the MARS and RIO information technology functions of the Facilities by providing the same type and quality of MARS and RIO information technology services provided by Sports Club to the Facilities consistent with Past Practice, including, but not limited to, the following MARS and RIO information technology services (the "MARS and RIO Information Technology Services"):

          (a) Assist with the conversion of the MARS and RIO systems to the systems selected by Millennium to replace the MARS and RIO systems.

          (b) At the sole discretion of Sports Club, prepare modifications to existing MARS and RIO software which have been requested by Millennium.

          (c) Provide the Facilities with support for the MARS and RIO systems.

          (d) Provide Millennium with back-up data files on a weekly basis.

          (e) Maintain MARS and RIO licensing agreements with Vendors and assist with the transition of such licensing agreements to Millennium.

          (f) Forward e-mails sent to former employees of Sports Club who are then employed at the Facilities to the e-mail accounts established by Millennium for such employees.

     4.12 Other Information Technology. In addition to the MARS and RIO Information Technology Services, Sports Club shall support the other information technology functions of the Facilities by providing the same type and quality of information technology services provided by Sports Club to the Facilities consistent with Past Practice, including, but not limited to, the following other information technology services (the "Other Information Technology Services"):

          (a) Assist with conversion to multiple systems, including, but not limited to, e-mail server, web-server, WAN, PT database system, Kronos and general ledger systems.

          (b) Maintain information technology hardware and software at Sports Club's corporate headquarters and maintain the network between such corporate headquarters and the Facilities.

          (c) Provide software updates to computers at the Facilities at the same time (or times) as such updates are provided by Sports Club for its facilities.

          (d) Prepare modifications to existing software as necessary.

          (e) Provide the Facilities with support for the Solomon systems.

          (f) Provide Millennium with support for multiple systems, including, but not limited to, e-mail server, web-server, WAN, PT database system, Kronos and general ledger systems.

          (g) Maintain licensing agreements with vendors and assist with the transition of licensing agreements to Millennium.

     4.13 Legal and Regulatory Assistance. Sports Club shall support the legal and regulatory functions of the Facilities by providing the same type and quality of legal and regulatory services provided by Sports Club to the Facilities consistent with Past Practice with respect to disputes and litigation relating to the Facilities and for compliance with state, county and local laws, ordinances, regulations and codes relating to the operation of the Facilities, including, but not limited to, the following regulatory services (the "Regulatory Services"):

          (a) Maintain the licenses and permits required to operate the Facilities pending the transfer of such licenses and permits to Millennium and assist in the transfer of such licenses and permits to Millennium

          (b) Procure other licenses and permits as required or advisable for the Facilities as currently operated.

          (c) Prosecute warranty claims and other causes of action related to the operation of the Facilities.

          (d) Review contracts with Vendors, suppliers, etc.

          (e) Assist in resolving disputes and litigation with members arising from the use of the Facilities or provisions within the membership agreements.

     4.14 Executive Services. Sports Club shall provide Millennium with the following executive services (the "Executive Services"): Rex Licklider, Timothy O'Brien and Lois Barberio shall be available upon reasonable notice during normal business hours to consult with Millennium regarding all aspects of the management and operation of the Facilities; provided that Millennium understands that to the extent Messrs. Licklider and O'Brien and Ms. Barberio will continue to be full-time employees of Sports Club following the Closing Date, the duration and nature of requested consulting services will be appropriately limited and will be subject to the availability of such people given their Sports Club responsibilities.

     4.15 Online Access for MARS System.

          (a) Sports Club shall provide Millennium online access to and use of the MARS system (the "MARS Services") comprising Sports Club's proprietary software (the "MARS Software") hosted on one or more servers maintained by Sports Club or a third party designee. Subject to all of the terms and conditions of this Agreement, Sports Club hereby grants Millennium and any of its Affiliates which own, manage or operate a Facility a nontransferable, nonexclusive, royalty-free license to the MARS Services and to use the MARS Software during the term of this Agreement, solely in connection with the operation of the Facilities, and solely relating to the Facilities. The MARS Services may not be resold, leased, sublicensed or distributed, accessed or used for any other purpose by Millennium without Sports Club's prior written approval. No implied licenses are granted by virtue of this Agreement and Sports Club reserves all rights not expressly granted herein. Except as otherwise permitted by the Retained Asset License Agreement, Millennium shall not, and shall not permit any third party to,
     (i) use the MARS Services to provide services through any timesharing service or service bureau or network or otherwise for revenue generating purposes, (ii) attempt to decompile, disassemble, or otherwise reverse engineer or attempt to reconstruct or discover any source code or underlying ideas or algorithms of any portions of the MARS Software, except to the extent permitted by applicable law, or (iii) attempt to modify or alter any portion of the MARS Software.

          (b) Millennium shall exclusively own all right, title and interest in and to all information and data provided by Millennium to Sports Club in connection with this Agreement and all intellectual property and proprietary rights existing anywhere in the world therein. Subject to the rights granted in this Agreement, Sports Club shall retain all right, title and interest in and to the MARS Services (and any underlying technology and software including, without limitation, the MARS Software) and all modifications, enhancements, derivative works and improvements of any of the foregoing, any and all methods, algorithms, discoveries, inventions, materials, ideas and other work product that is conceived, originated, prepared or reduced to practice by Sports Club in connection with MARS and RIO Information Technology Services provided hereunder, and all intellectual property and proprietary rights existing anywhere in the world therein.

SECTION 5. License of Assets. Until this Agreement expires or is terminated in accordance with Section 9, Millennium will license to Sports Club, on a royalty free basis, any asset, property or right which has been purchased by Millennium from Sports Club pursuant to the Asset Purchase Agreement and which Sports Club requires to provide any of the Services described in Section 4.

SECTION 6. Fees and Expenses. Millennium shall pay Sports Club a monthly fee, payable in arrears, for the Group I Services and Group II Services (each as defined on Exhibit A hereto) provided to Millennium pursuant to this Agreement in the amount set forth on Exhibit A hereto. The monthly fee shall be pro rated for any partial month. Any such monthly fee shall be payable by the fifteenth day of the month immediately following the month in which the Group I Services and/or Group II Services were provided. In addition, Millennium shall reimburse Sports Club for any reasonable out-of-pocket expenses incurred by Sports Club solely in connection with rendering the Services and which are not otherwise included in the monthly fee payable for the Group I Services or the Group II Services; provided, however, that Sports Club shall not incur any such expenses without the prior approval of Millennium. Any such expenses shall be reimbursed promptly after receipt by Millennium of invoices from Sports Club.

SECTION 7.        Level of Services.

     7.1 General. Sports Club will each use the same degree of care in rendering Services under this Agreement as it utilizes in rendering such Services for its own operations; provided that Millennium acknowledges that Sports Club shall not be liable or responsible for (a) any acts or omissions of any Vendor or other third party selling any goods or providing any Services hereunder (including the Payroll Processing Contractor), or (b) any of its acts or omissions in providing any Services hereunder which do not constitute willful misconduct or gross negligence.

     7.2 Cooperation. Millennium shall cooperate with Sports Club to permit Sports Club to perform its duties and obligations under this Agreement in a timely manner (including, without limitation, providing to Sports Club any reports or other information required by Sports Club or the Payroll Processing Contractor to discharge its duties hereunder).

     7.3 Limitations. Sports Club shall not be required to provide any Service to the extent the provision of such Service would require Sports Club to violate any applicable laws, rules or regulations, or would result in the breach of any software license or other applicable contract. Notwithstanding anything in this
Section 7.3 to the contrary, if an event occurs that materially and adversely affects Sports Club's ability to provide any of the Services or support pursuant to this Agreement, Sports Club shall provide immediate written notice to Millennium, and the Parties shall then negotiate a resolution in good faith.

SECTION 8. Legal Requirements Related to Certain Services. The Parties understand and recognize that the Facilities are subject to state, county and local laws, ordinances, regulations and codes relating to the operation of sports and fitness facilities. The Parties are familiar with and agree to comply with all such regulations, including any future modifications thereof.

SECTION 9. Early Termination/Extension of Services. Millennium may terminate Sports Club's obligation to provide the Group II Services prior to the applicable Transition Date for such Group II Services by providing at least ninety (90) days prior written notice to Sports Club, and Sports Club's obligation to provide such Group II Services and Millennium's obligation to pay the applicable fee for such Group II Services shall terminate prior to such Transition Date on the date specifically indicated within Millennium's termination request. Millennium may extend Sports Club's obligation to provide Group II Services for up to an additional one hundred and eighty (180) days beyond the applicable Transition Date for such Group II Services by providing at least one hundred and twenty (120) days prior written notice to Sports Club, and Sports Club's obligation to provide such Group II Services and Millennium's obligation to pay the applicable fee for such Group II Services shall be extended to the date specifically indicated within Millennium's extension request. Even if Sports Club's obligation to provide a particular category of Services expires or is terminated by Millennium, Sports Club will continue to interact with and provide access to Millennium to the extent that Services still being provided relate to the expired or terminated category of Services; provided that such interaction does not interfere with, or unreasonably detract from, the full and timely discharge by Sports Club's employees of their duties and responsibilities for the benefit of Sports Club.

SECTION 10.       Miscellaneous.

     10.1 Amendment and Modification. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed on behalf of each Party and otherwise as expressly set forth herein.

     10.2 Waiver. No failure or delay of either Party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. Any agreement on the part of either Party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such Party.

     10.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile, upon written confirmation of receipt by facsimile, e-mail or otherwise, (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the Party to receive such notice:

                  if to Sports Club, to:

                           The Sports Club Company, Inc.
                           11110 Santa Monica Blvd., Suite 300
                           Los Angeles, California 90025
                           Attention:  Tim O'Brien
                           Facsimile:  (310) 479-5740

                  with copies (which shall not constitute notice) to:

                           Greenberg Glusker Fields Claman Machtinger & Kinsella LLP
                           1900 Avenue of the Stars, Suite 2100
                           Los Angeles, California 90067
                           Attention:  Ronald K. Fujikawa, Esq.
                           Facsimile:  (310) 201-2300

                           and to:

                           Morris, Nichols, Arsht & Tunnell
                           1201 North Market Street
                           Wilmington, Delaware 19899
                           Attention:  Frederick H. Alexander, Esq.
                           Facsimile:  (302) 658-3989

                  if to Millennium, to:

                           Millennium Development Partners VIII LLC
                           c/o Millennium Partners
                           1995 Broadway, 3rd Floor
                           New York, New York 10023
                           Attention:  Chief Financial Officer
                           Facsimile:  (212) 595-1831

                  with a copy (which shall not constitute notice) to:

                           Paul, Hastings, Janofsky & Walker LLP
                           75 East 55th Street
                           New York, New York 10022
                           Attention:  Jeffrey J. Pellegrino
                           Facsimile:  (212) 319-4090

     10.4 Interpretation. When a reference is made in this Agreement to a Section, Article or Exhibit such reference shall be to a Section, Article or Exhibit of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement or in any Exhibit are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Any capitalized terms used in any Exhibit but not otherwise defined therein shall have the meaning as defined in this Agreement. All Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth herein. The word "including" and words of similar import when used in this Agreement will mean "including, without limitation", unless otherwise specified.

     10.5 Entire Agreement. This Agreement and the Exhibits and other agreements and instruments delivered in connection herewith constitutes the entire agreement, and supersedes all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings among the Parties with respect to the subject matter of this Agreement. Notwithstanding any oral agreement of the Parties or their Representatives to the contrary, no Party to this Agreement shall be under any legal obligation to enter into or complete the transactions contemplated hereby unless and until this Agreement shall have been executed and delivered by each of the Parties.

     10.6 No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of each Party and their respective successors and assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement.

     10.7 Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of New York other than Section 5-1401 of the New York General Obligations Law.

     10.8 Submission to Jurisdiction. Each of the Parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by the other party or its successors or assigns may be brought and determined in any Delaware State or federal court sitting in Wilmington, Delaware (or, if such court lacks subject matter jurisdiction, in any appropriate Delaware State or federal court), and each of the Parties hereby irrevocably submits to the jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any action, suit or proceeding relating thereto except in such courts). Each of the parties further agrees to accept service of process in any manner permitted by such courts. Each of the Parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure lawfully to serve process, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

     10.9 Assignment. Neither Party shall be permitted to assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other Party; except that (i) Millennium may, without such consent, assign all such rights to any Affiliate(s) of Millennium, including the Affiliates which own the Facilities, or to any Person providing financing to Millennium as collateral security for such financing; provided that no such assignment shall relieve Millennium of any of its obligations hereunder; and
(ii) Sports Club may, without such consent, assign all such rights to (A) any Affiliate controlling Sports Club; provided that no such assignment shall relieve Sports Club of any of its obligations hereunder or (B) any Person that acquires, directly or indirectly, all or any substantial portion of the assets or securities of Sports Club. Any unauthorized assignment or transfer shall be null and void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

     10.10 Enforcement. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the Parties shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Delaware State or federal court sitting in Wilmington, Delaware (or, if such court lacks subject matter jurisdiction, in any appropriate Delaware State or federal court), this being in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties further hereby waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security as a prerequisite to obtaining equitable relief.

     10.11 Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

     10.12 Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     10.13 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party.

     10.14 Facsimile Signature. This Agreement may be executed by facsimile signature and a facsimile signature shall constitute an original for all purposes.

     10.15 Force Majeure. Neither Party shall be liable for failure or delay in performance of its obligations under this Agreement to the extent such failure or delay is caused by an act of God, act of a public enemy, war or national emergency, rebellion, insurrection, riot, epidemic, quarantine restriction, fire, flood, explosion, storm, earthquake, interruption in the supply of electricity, power, or energy, or other catastrophe, terrorist attack, labor dispute or disruption, or other event beyond the reasonable control of such Party. If a Party's performance under this Agreement is affected by a force majeure event, such Party shall give prompt written notice of such event to the other Party and shall at all times use its reasonable commercial efforts to mitigate the impact of the force majeure event on its performance under this Agreement. In the event of a force majeure event as described in this Section that affects either or both Parties' ability to perform under this Agreement, the Parties agree to cooperate in good faith in order to resume the affected Services as soon as commercially possible to the extent commercially reasonable.

     10.16 No Agency. Nothing in this Agreement shall constitute or be deemed to constitute a partnership or joint venture between the Parties or constitute or be deemed to constitute any Party the agent or employee of the other Party for any purpose whatsoever and neither Party shall have authority or power to bind the other or to contract in the name of, or create a liability against, the other in any way or for any purpose.

     10.17 Information. Subject any applicable laws and privileges, each Party covenants and agrees to provide the other Party with all information regarding itself and the transactions under this Agreement that the other Party reasonably believes is required to comply with all applicable federal, state, county, and local laws, ordinances, regulations, and codes, and to satisfy the requesting Party's obligations hereunder.

                                     IN WITNESS WHEREOF, the
                                     Parties have caused this
                                     Agreement to be executed as
                                     of the date first above
                                     written. THE SPORTS CLUB
                                     COMPANY, INC.


                                     By:  _______________________________
                                     Name:
                                     Title:


                                     MILLENNIUM DEVELOPMENT PARTNERS VIII LLC


                                     By:  _______________________________
                                     Name:
                                     Title:

                                    EXHIBIT A

                            TRANSITION DATES AND FEES

               Services           Transition Date       Monthly Fee
                              (Full Months after the
                                   Closing Date)
Group I Services:                        4         $269,359 ($242,423 if
                                                  Sports Club exercises the
                                                     Rock Center Option)
     Payroll........................
     Insurance......................
     Accounting.....................
     Accounts Payable...............
     Marketing......................
     Purchasing.....................
     Human Resources................
     Staffing.......................
     Fitness........................
     Legal & Regulatory.............

Group II Services:                       12        $68,288 ($61,459 if Sports
                                                     Club exercises the Rock
                                                           Center Option)
     Membership Accounting..........
     MARS & RIO Information Technology
     Other Information Technology....
     Executive......................
     Online Access for MARS System..

                                                                    EXHIBIT 99.4



                          OPERATING STANDARDS AGREEMENT


OPERATING STANDARDS AGREEMENT (this "Agreement"), dated as of _________, 2005, by and between The Sports Club Company, Inc., a Delaware corporation (together with its subsidiaries and affiliates, "Sports Club"), and Millennium Development Partners VIII LLC, a Delaware limited liability company (together with its subsidiaries and affiliates, "Millennium"). Sports Club and Millennium are each referred to herein as a "Party" and collectively as the "Parties."
                                    RECITALS
WHEREAS, Sports Club and Millennium are parties to an Asset Purchase Agreement, dated as of September __, 2005 (the "Asset Purchase Agreement") (capitalized terms used herein without definitions shall have the meanings given to them in the Asset Purchase Agreement);
WHEREAS, upon the closing of transactions contemplated by the Asset Purchase Agreement (the "Closing"), Millennium will own and operate seven sports and fitness facilities located in New York, New York, Washington, D.C., San Francisco, California, Miami, Florida and Boston, Massachusetts (the "Acquired Clubs");
WHEREAS, in accordance with the provisions of Section 5.3(b) of the Asset Purchase Agreement and the provisions of the Retained Asset License Agreement, dated the date hereof (the "License Agreement"), by and between Sports Club and Millennium, Millennium may own, manage and/or operate additional sports and fitness facilities and may use the name "The Sports Club/LA" or "Sports Club" associated with the name of a city or place in connection with the operation thereof (collectively with the Acquired Clubs, the "Millennium Clubs");
WHEREAS, upon the Closing, Sports Club will own and operate three sports and fitness facilities located in Beverly Hills, California, West Los Angeles, California and Irvine, California and may own, manage and/or operate a sports and fitness facility located at the Rockefeller Center in New York City, and additional sports and fitness facilities in accordance with the provisions of
Section 5.3(a) of the Asset Purchase Agreement (collectively, the "SCC Clubs"); WHEREAS, in connection with the transactions contemplated by the Asset Purchase Agreement, the Parties desire to establish (i) a set of operating standards to protect and govern the quality, appearance, reputation and operation of (A) the Millennium Clubs (the "Millennium Branded Clubs") which are managed and/or operated using the name "The Sports Club/LA" or "Sports Club" associated with the name of a city or place (the "Sports Club Name") (for purposes of this Agreement, the Millennium Club located in New York, New York and operated using the name "Reebok Sports Club" shall be considered a Millennium Branded Club) and
(B) the SCC Clubs (the "SCC Branded Clubs") which are managed and/or operated using the Sports Club Name; (ii) a set of standards to govern the advertising and marketing campaigns conducted by Sports Club and Millennium with respect to the Millennium Branded Clubs and the SCC Branded Clubs; and (iii) reciprocity of membership and other rights between Sports Club and Millennium for the benefit of members of the Millennium Branded Clubs and the SCC Branded Clubs;
WHEREAS, the Closing is conditioned upon, among other things, the execution and delivery of this Agreement.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sports Club and Millennium hereby agree as follows:

                                    AGREEMENT
         Scope Of Agreement. Each Party hereby agrees to maintain certain standards of reciprocity ("Reciprocity") with respect to membership rights in accordance with the terms and conditions described in Section 3 of this Agreement. Each Party hereby agrees to operate its respective Millennium Branded Clubs and SCC Branded Clubs and all components thereof in a manner consistent with the standards of quality, appearance and operation (the "Operating Standards") set forth in Section 4 of this Agreement. Each Party hereby agrees to conduct and maintain advertising and marketing campaigns in a manner consistent with the standards of quality described in Section 5 of this Agreement.

         Term. The Parties' respective duties, rights and obligations provided within Section 3 of this Agreement shall commence on the date hereof and shall continue until both Parties have terminated their obligations under Section 3 in accordance with Section 3.6 hereof. The Parties' respective duties, rights and obligations provided within Sections 4 and 5 of this Agreement shall commence on the date hereof and shall continue until the tenth (10th) anniversary of the date hereof.

         Reciprocity. Each Party agrees to maintain the following standards of Reciprocity.

     Guest Passes and Gift Certificates. Millennium will honor all guest passes permitting access to the Millennium Branded Clubs distributed by Sports Club prior to the date hereof in accordance with the terms of such guest passes. Sports Club represents and warrants that any such guest passes have been distributed in the ordinary course of business consistent with past practice. On and after the date hereof, neither Sports Club nor Millennium shall distribute any guest pass permitting access to the other Party's clubs except as otherwise agreed in writing by the other Party. Millennium will honor all valid gift certificates issued by a SCC Branded Club and presented for use at a Millennium Branded Club. Sports Club will honor all valid gift certificates issued by a Millennium Branded Club and presented for use at a SCC Branded Club.

     Transfer of Memberships. Memberships shall not be transferable from the Millennium Clubs to the SCC Clubs or vice versa. Subject to Section 5.3 of the Asset Purchase Agreement, Sports Club and Millennium, each in their sole discretion, shall be permitted to develop policies with respect to membership terms to be offered to former members of the Millennium Clubs or the SCC Clubs, as the case may be.

     Access to the Sports Club Facilities. Sports Club shall provide access to and use of the SCC Branded Clubs to persons that maintain in good standing a "Bi-Coastal", "Executive", "Access West" or "Access East" membership at one of the Millennium Branded Clubs in accordance with the current terms of such membership (the "Millennium Members"). Upon the presentation at any SCC Branded Club by any Millennium Member of proof of such a membership, Sports Club shall permit such Millennium Member, free of charge, to enter and use the facilities and services at such SCC Branded Club. Notwithstanding the foregoing, any services, merchandise, personal training or massages and other items which are separately paid for by members of such SCC Branded Club in addition to their regular membership dues shall be paid for by such Millennium Member at the same rates as are then charged to members of such SCC Branded Club. Sports Club agrees to treat Millennium Members with the same degree of respect and courtesy with which it treats members of the SCC Branded Clubs, and to provide Millennium Members with the same level of customer service that is provided by Sports Club to members of the SCC Branded Clubs. In addition, Millennium Members holding an "Executive" membership shall be entitled to customary charge privileges at any SCC Branded Club. Sports Club and Millennium shall cooperate in establishing appropriate monitoring systems and credit limits with respect to such charge privileges. Sports Club shall charge Millennium a fee of $25 for each visit to an SCC Branded Club by a Millennium Member. Subject to Section 3.6 hereof by the 15th day after the end of each month, Sports Club shall prepare and provide to Millennium an invoice that (a) summarizes the number of visits by Millennium Members to each of the SCC Branded Clubs during such month and sets forth the total amount owed by Millennium to Sports Club for such visits (the "Millennium Fees"), (b) in the case of Millennium Members holding an "Executive" membership, summarizes the charges incurred by such members at each of the SCC Branded Clubs (providing the same detail of information currently provided to such members in connection with such charges) and sets forth the total amount owed by Millennium to Sports Club for such charges (the "Millennium Charges"), and (c) lists the gift certificates issued by a Millennium Branded Club and redeemed at a SCC Branded Club during such month and sets forth the total amount owed by Millennium to Sports Club for honoring such gift certificates; provided, however, that Millennium shall only be obligated to reimburse Sports Club for 50% of the total value of any gift certificate issued by an Acquired Club prior to the Closing and redeemed at a SCC Branded Club (collectively, the "Millennium Gift Certificate Charges"). Any such Millennium Fees, Millennium Charges and Millennium Gift Certificate Charges shall be payable by Millennium to Sports Club no later than thirty (30) days after Millennium's receipt of such invoice.

     Access to the Millennium Facilities. Millennium shall provide access to and use of the Millennium Branded Clubs to persons that maintain in good standing a "Bi-Coastal", "Executive", "Access West" or "Access East" membership at one of the SCC Branded Clubs in accordance with the current terms of such membership (the "SCC Members"). Upon the presentation at any Millennium Branded Club by any SCC Member of proof of such a membership, Millennium shall permit such SCC Member, free of charge, to enter and use the facilities and services at such Millennium Branded Club. Notwithstanding the foregoing, any services, merchandise, personal training or massages and other items which are separately paid for by members of such Millennium Branded Club in addition to their regular membership dues shall be paid for by such SCC Member at the same rates as are then charged to members of such Millennium Branded Club. Millennium agrees to treat SCC Members with the same degree of respect and courtesy with which it treats members of the Millennium Branded Clubs, and to provide SCC Members with the same level of customer service that is provided by Millennium to members of the Millennium Branded Clubs. In addition, SCC Members holding an "Executive" membership shall be entitled to customary charge privileges at any Millennium Branded Club. Sports Club and Millennium shall cooperate in establishing appropriate monitoring systems and credit limits with respect to such charge privileges. Millennium shall charge Sports Club a fee of $25 for each visit to a Millennium Branded Club by a SCC Member. Subject to Section 3.6 hereof, by the 15th day after the end of each month, Millennium shall prepare and provide to Sports Club an invoice that (a) summarizes the number of visits by SCC Members to each of the Millennium Branded Clubs during such month and sets forth the total amount owed by Sports Club to Millennium for such visits (the "SCC Fees"),
(b) in the case of SCC Members holding an "Executive" membership, summarizes the charges incurred by such members at each of the Millennium Branded Clubs (providing the same detail of information currently provided to such members in connection with such charges) and sets forth the total amount owed by Sports Club to Millennium for such charges (the "SCC Charges"), and (c) lists the gift certificates issued by a SCC Branded Club and redeemed at a Millennium Branded Club during such month and sets forth the total amount owed by Sports Club to Millennium for honoring such gift certificates (the "SCC Gift Certificate Charges"). Any such SCC Fees, SCC Charges and SCC Gift Certificate Charges shall be payable by Sports Club to Millennium no later than thirty (30) days after Sports Club's receipt of such invoice.

     Exchange of Information. Subject to Section 3.6 hereof, Sports Club and Millennium each shall provide to the other Party on the first business day of each month an electronic list of current members in good standing holding "Executive", "Bi-Coastal", "Access West" or "Access East" memberships (along with such other information as shall be reasonably requested) at the SCC Branded Clubs or the Millennium Branded Clubs, as the case may be, and each Party shall be entitled to rely on such list in extending the access and charge privileges set forth in Sections 3.3 and 3.4 hereof to such members. Notwithstanding the foregoing, if Sports Club or Millennium provides notice to the other Party that such a member is no longer in good standing at such member's home club (i.e., the club at which such member opened a membership and at which such member's membership records are maintained), such other Party shall not be entitled to reimbursement for visitation fees or charges incurred by such member more than two business days following receipt of such notice. Each Party shall comply in all material respects with all applicable laws and regulations regarding the gathering, use and disclosure of personal information of members.

     Termination. Sports Club may terminate its obligations under Sections
3.1, 3.3 and 3.5 hereof by providing Millennium sixty (60) days written notice (or at least 30 days notice if termination is to be effective concurrently with a termination noticed by Millennium pursuant to this Section 3.6). Sports Club's obligation to pay SCC Fees, SCC Charges and SCC Gift Certificate Charges in accordance with Section 3.4 hereof shall survive any such termination. Millennium may terminate its obligations under Sections 3.1, 3.4 and 3.5 hereof by providing Sports Club sixty (60) days written notice (or at least 30 days notice if termination is to be effective concurrently with a termination noticed by Sports Club pursuant to this Section 3.6). Millennium's obligation to pay Millennium Fees, Millennium Charges and Millennium Gift Certificate Charges in accordance with Section 3.3 hereof shall survive any such termination.

         Standards of Operations. For the purpose of giving distinctiveness to the Sports Club Name, enhancing the public image and reputation of the Millennium Branded Clubs and the SCC Branded Clubs and increasing the demand for services and products provided by the Parties at such clubs, each of Sports Club and Millennium agrees to operate and keep the condition of their respective Millennium Branded Clubs and SCC Branded Clubs in all respects and at all times in accordance and compliance with the following standards and policies.

     Sports Club Obligations. Sports Club agrees to operate and maintain the SCC Branded Clubs under a world-class luxury physical and service standard consistent and compatible with the same degree of care and standard of quality that Sports Club has historically utilized in operating the Acquired Clubs and the SCC Clubs. Representatives of Millennium shall have the right to visit the SCC Branded Clubs at any time, in an unobtrusive manner, to ensure Sports Club's compliance with these obligations.

     Millennium Obligations. Millennium agrees to operate and maintain the Millennium Branded Clubs under a world-class luxury physical and service standard consistent and compatible with the same degree of care and standard of quality that Sports Club has historically utilized in operating the Acquired Clubs and the SCC Clubs. Representatives of Sports Club shall have the right to visit the Millennium Branded Clubs at any time, in an unobtrusive manner, to ensure Millennium's compliance with these obligations.

         Marketing and Advertising Obligations. Sports Club and Millennium each agrees to conduct its respective advertising and marketing campaigns with respect to the Millennium Branded Clubs or the SCC Branded Clubs, as the case may be, in a tasteful manner consistent with Sports Club's historical advertising and marketing campaigns with respect to the Acquired Clubs and the SCC Clubs and consistent with advertising and marketing campaigns conducted by operators of world-class luxury sports and fitness facilities and in a fashion which shall not demonstrably diminish the status or reputation of the Millennium Branded Clubs or the SCC Branded Clubs.

         Legal Requirements Related to Certain Services. The Parties understand and recognize that the Millennium Branded Clubs and the SCC Branded Clubs are subject to state, county and local laws, ordinances, regulations and codes relating to the operation of sports and fitness facilities. The Parties are familiar with and agree to comply in all material respects with all such regulations, including any future modifications thereof.

         Miscellaneous.

         Amendment and Modification. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed on behalf of each Party.

         Waiver. No failure or delay of either Party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. Any agreement on the part of either Party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such Party.

         Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile, upon written confirmation of receipt by facsimile, e-mail or otherwise, (b) on the first business day following the date of dispatch if delivered by a recognized next-day courier service or (c) on the earlier of confirmed receipt or the fifth business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the Party to receive such notice:

                               If to Sports Club:

                     The Sports Club Company, Inc.
                     11100 Santa Monica Boulevard, Suite 300
                     Los Angeles, CA 90025
                     Attention: Tim O'Brien
                     Facsimile: (310) 479-5740
                     with a copy (which shall not constitute notice) to:

                     Greenberg Glusker Fields Claman Machtinger & Kinsella LLP 1900 Avenue of the Stars, Suite 2100
                     Los Angeles, CA 90067
                     Attention: Ronald K. Fujikawa, Esq.
                     Facsimile: (310) 201-2300
                     and

                     Morris, Nichols, Arsht & Tunnell
                     1201 North Market Street
                     Wilmington, Delaware 19899
                     Attention:  Frederick H. Alexander, Esq.
                     Facsimile:  (302) 425-4666
                                               If to Millennium:

                     Millennium Development Partners VIII LLC
                     c/o Millennium Partners
                     1995 Broadway, 3rd Floor
                     New York, New York 10023
                     Attention: Chief Financial Officer
                     Facsimile: (212) 595-1831
                     with a copy (which shall not constitute notice) to:
                     Paul, Hastings, Janofsky & Walker LLP
                     75 East 55th Street
                     New York, NY 10022
                     Attention: Jeffrey J. Pellegrino, Esq.
                     Facsimile: 212-319-4090

         Entire Agreement. This Agreement and the other agreements and instruments delivered in connection herewith constitute the entire agreement, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings among the Parties, with respect to the subject matter of this Agreement. Notwithstanding any oral agreement of the Parties or their representatives to the contrary, no Party shall be under any legal obligation to enter into or complete the transactions contemplated hereby unless and until this Agreement shall have been executed and delivered by each of the Parties.

     No Third-Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the Parties and their respective successors and assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement.

         Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of New York other than Section 5-1401 of the New York General Obligations Law.

         Submission to Jurisdiction. Each of the Parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by the other Party or its successors or assigns may be brought and determined in any Delaware State or federal court sitting in Wilmington, Delaware (or, if such court lacks subject matter jurisdiction, in any appropriate Delaware State or federal court), and each of the Parties hereby irrevocably submits to the jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any action, suit or proceeding relating thereto except in such courts). Each of the Parties further agrees to accept service of process in any manner permitted by such courts. Each of the Parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure lawfully to serve process,
              (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

     Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by either Party (other than to an Affiliate of either such Party) without the prior written consent of the other Party, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

     Enforcement. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the Parties shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Delaware State or federal court sitting in Wilmington, Delaware (or, if such court lacks subject matter jurisdiction, in any appropriate Delaware State or federal court), this being in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties further hereby waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security as a prerequisite to obtaining equitable relief.

     Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

     Waiver of Jury Trial.  EACH OF THE PARTIES HEREBY  IRREVOCABLY  WAIVES
ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement may be executed and delivered by facsimile and the Parties agree that such facsimile execution and delivery shall have the same force and effect as delivery of an original document with original signatures, and that each Party may use such facsimile signatures as evidence of the execution and delivery of this Agreement by all Parties to the same extent that an original signature could be used.

         Facsimile Signatures. This Agreement may be executed by facsimile signature and a facsimile signature shall constitute an original for all purposes.

         Captions. All section titles or captions contained in this Agreement are for convenience only and shall not be deemed a part of this Agreement or affect the meaning or interpretation of this Agreement. Unless otherwise specified, all references herein to numbered sections are to sections of this Agreement.

         Liquidated Damages. If either Party defaults in the performance of its obligations under Section 4 or 5 of this Agreement, the non-defaulting Party shall prepare and provide to the defaulting Party a written notice of default ("Notice of Default") that specifically identifies and details the instance(s) in which the defaulting Party violated the terms of this Agreement. The defaulting Party shall have thirty (30) days (the "Cure Period") from its receipt of a Notice of Default to cure the default(s) specified within such Notice of Default. If the defaulting Party does not cure such default(s) within the Cure Period, liquidated damages of $10,000 per week shall be immediately due and payable by the defaulting Party to the non-defaulting Party from the expiration of the Cure Period until such default(s) is cured. Notwithstanding anything to the contrary contained in this Agreement, the Parties agree that it would be impracticable and extremely difficult to ascertain the actual damages suffered by the non-defaulting Party as a result of the defaulting Party's default under this Agreement, and that under the circumstances existing as of the date of this Agreement, the liquidated damages provided for in this Section 7.15 represents a fair and reasonable estimate of the damages which the non-defaulting Party will incur as a result of such default. The Parties acknowledge that the payment of such liquidated damages is not intended as a forfeiture or penalty, but is intended to constitute liquidated damages to the non-defaulting Party.

         Force Majeure. Neither Party shall be liable for failure or delay in performance of its obligations under this Agreement to the extent such failure or delay is caused by an act of God, act of a public enemy, war or national emergency, rebellion, insurrection, riot, epidemic, quarantine restriction, fire, flood, explosion, storm, earthquake, interruption in the supply of electricity, power, or energy, or other catastrophe, terrorist attack, labor dispute or disruption, or other event beyond the reasonable control of such Party. If a Party's performance under this Agreement is affected by a force majeure event, such Party shall give prompt written notice of such event to the other Party and shall at all times use its commercially reasonable efforts to mitigate the impact of the force majeure event on its performance under this Agreement. In the event of a force majeure event as described in this Section
              7.16 that affects either or both Parties' ability to perform under this Agreement, the Parties agree to cooperate in good faith in order to resume the affected services or otherwise comply with this Agreement as soon as commercially possible to the extent commercially reasonable.




         No Agency. Nothing in this Agreement shall constitute or be deemed to constitute a partnership or joint venture between the Parties or constitute or be deemed to constitute any Party the agent or employee of the other Party for any purpose whatsoever and neither Party shall have authority or power to bind the other or to contract in the name of, or create a liability against, the other in any way or for any purpose.

IN WITNESS WHEREOF, the
Parties have caused this
Agreement to be executed as
of the date first above
written. THE SPORTS CLUB
COMPANY, INC.


By:  _______________________________
Name:
Title:



MILLENNIUM DEVELOPMENT PARTNERS VIII LLC


By:  _______________________________
Name:
Title:

                                                                    EXHIBIT 99.5

                        RETAINED ASSET LICENSE AGREEMENT

This RETAINED ASSET LICENSE AGREEMENT (this "Agreement") is made as of ______________, 2005, by and among Millennium Development Partners VIII LLC, a Delaware limited liability company ("Buyer"), and The Sports Club Company, Inc., a Delaware corporation ("SCC", and together with the subsidiaries thereof listed on Exhibit A of the Asset Purchase Agreement (as defined below), "Sellers"). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Asset Purchase Agreement.
                                    RECITALS
WHEREAS, Sellers operate premium sports and fitness complexes under "The Sports Club/LA" name in various cities in the United States (the "Complexes");
WHEREAS,
Sellers have made a considerable investment in the development of the business processes, methods of doing business, know-how and other proprietary information used in the operation of the Complexes, including all tangible embodiments of the foregoing, such as instruction manuals and summaries (excluding the Purchased Assets, the "Proprietary Information");
WHEREAS, Sellers own the
trademarks listed in Schedule 1 attached hereto, including, without limitation, the Names and Logos (defined below) (the "Registered Trademarks"), and may have acquired rights in common law trademarks in connection with Sellers' operation of the Complexes (such common law trademarks are referred to herein together with the Registered Trademarks as the "Trademarks");
WHEREAS, Buyer and Sellers
are parties to that certain Asset Purchase Agreement dated as of October 28, 2005 (the "Asset Purchase Agreement");
WHEREAS, pursuant to the Asset Purchase
Agreement, Buyer is purchasing from Sellers substantially all of the assets, properties and rights used by them in connection with the management and operation of the Acquired Clubs;
WHEREAS, SCC and Buyer are entering into a Transition Services Agreement (the "TSA") of even date herewith, under which SCC is agreeing to provide Buyer with certain transition "Services" (as defined in the TSA) for the periods, and subject to the terms and conditions, set forth therein;
WHEREAS, in connection with the transactions contemplated by the Asset
Purchase Agreement, Sellers have agreed to license to Buyer, in connection with the operation of Buyer's Clubs (as defined herein), the right to use Sellers' tangible and intangible assets, systems, and rights relating thereto (including, without limitation, the Proprietary Information and the Trademarks and all updates, modifications and improvements thereof that Sellers in their sole discretion create) which (a) are set forth on Schedule 2 attached hereto, and
(b) Buyer reasonably deems to be necessary or useful for the management, operation and/or promotion of Buyer's Clubs from and after the Closing Date (the "Retained Assets"); and
WHEREAS, the closing of the transactions contemplated by the Asset Purchase Agreement is conditioned upon, among other things, the execution and delivery of this Agreement.
                                    AGREEMENT
NOW, THEREFORE, in consideration of the premises and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

       License.

     License Grant.

     (a) Sellers hereby grant to Buyer, and Buyer hereby accepts, subject to all of the terms and conditions set forth herein, a perpetual, exclusive (except as otherwise provided in Section 1.2 hereof), non-transferable (except as provided in Section 1.5 hereof), non-sublicenseable (except as provided in Section 1.1(b) hereof), royalty-free right and license to use and exploit the Retained Assets solely in connection with the ownership, management, operation and/or promotion of the Acquired Clubs and any other sports and fitness facilities that are owned, managed or operated by Buyer or any Affiliate of Buyer (each, an "Additional Club", and together with the Acquired Clubs, each a "Buyer's Club," or, collectively, "Buyer's Clubs"); provided, however, that Buyer shall not be permitted to use, or grant a license to any Person to use, (a) the Retained Assets in any manner which would result in a violation of Section 5.3(b) of the Asset Purchase Agreement and (b) THE SPORTS CLUB/LA trademark and/or THE SPORTS CLUB/LA Design trademark (collectively, the "Name and Logo") in connection with the management, operation or promotion of any Buyer's Club located within Sellers' Territory.

     (b) Notwithstanding anything to the contrary contained in this Agreement or the Asset Purchase Agreement, (i) the license granted to Buyer hereunder shall include the right to use the Retained Assets in connection with sports and fitness facilities located in residential or office buildings, owned in whole or in part by Buyer or any of its Affiliates, which are located within Seller's
Territory and which are used exclusively by residents or tenants of such buildings and their guests; and (ii) Buyer shall be permitted to sublicense the license granted to Buyer hereunder to any subsidiary or Affiliate of Buyer that owns, manages or operates one or more of the Buyer's Clubs solely in connection with such Affiliate's or subsidiary's management, operation and promotion of such Buyer's Clubs, subject to the restrictions applicable to Buyer set forth in
Section 5.3(b) of the Asset Purchase Agreement and Section 1.2 hereof. In addition, Buyer shall have the non-exclusive right to use the Trademarks in connection with the advertisement, marketing and promotion within Sellers' Territory of Buyer's Clubs in compliance with Section 5.3(b) of the Asset Purchase Agreement.

     (c) Subject to Section 1.2 hereof, Sellers shall not use, or license to any other Person the right to use, without Buyer's prior written consent which may be granted or withheld in Buyer's sole discretion, any of the Registered Trademarks in connection with any sports or fitness facility located anywhere in Buyer's Territory, except for the Rock Center Club if the Rock Center Option is exercised.


     Sellers' Retained Rights.

     (a) Sellers retain (i) the exclusive right, subject to Buyer's rights under
Section 1.1(b) hereof, to use the Name and Logo in Sellers' Territory and (ii) the non-exclusive right to use the Retained Assets in Buyer's Territory commencing on the date, if any, that Buyer begins to operate a sports and fitness facility (other than a sports and fitness facility located in a residential or office building, owned in whole or in part by Buyer or any of its Affiliates, and which is used exclusively by residents or tenants of such buildings and their guests) within a ten (10)-mile radius of any Retained Club (other than the Rock Center Club if the Rock Center Option is exercised).

     (b) Sellers retain the non-exclusive right to use in Buyer's Territory (i) the Trademarks in connection with (A) the advertisement, marketing and promotion of the Retained Clubs, and (B) the advertisement, marketing, promotion and sale of products and other merchandise bearing any of the Trademarks in compliance with Section 5.3(a)(iii) of the Asset Purchase Agreement, and (ii) the Retained Assets (other than the Registered Trademarks, except as otherwise provided in Section 1.2(a)(ii) or Section 1.2(c) hereof) (A) as permitted by Section 5.3(a)(iv) of the Asset Purchase Agreement, and (B) upon expiration of the Non-Compete Period.

     (c) Notwithstanding the provisions of Section 1.1(c), if Buyer abandons the use of the Name and Logo in connection with the operation of a majority of the Acquired Clubs which used the Name and Logo as of the date hereof, then (i) during the Non-Compete Period, Sellers may use the Registered Trademarks (in addition to the other Retained Assets) within Buyer's Territory in connection with the activities of Sellers permitted under Section 5.3(a)(iv) of the Asset Purchase Agreement from and after the first anniversary of the date on which Buyer first abandoned the use of the Name and Logo in connection with the operation of a majority of the Acquired Clubs which used the Name and Logo as of the date hereof, and (ii) after the expiration of the Non-Compete Period, Sellers may use, or license to any other Person the right to use, the Registered Trademarks (in addition to the other Retained Assets) within Buyer's Territory in any manner whatsoever on (or, if abandonment occurs prior to five years after the date of this Agreement, from and after the first anniversary of) the date on which Buyer first abandoned the use of the Name and Logo in connection with the operation of a majority of the Acquired Clubs which used the Name and Logo as of the date hereof. The parties acknowledge and agree that as of the date hereof the Reebok Club is not using the Name and Logo. As used herein, Buyer shall be deemed to have abandoned the Name and Logo for an Acquired Club if the Name and Logo are not a primary means of identifying such Acquired Club.

     Transition Services Agreement. For the sake of clarity, the "Services" described and defined in the TSA, which shall be provided by Sellers to Buyer until the Transition Dates set forth in Exhibit A to the TSA, and the physical assets and information technology systems used to provide such Services other than Sellers' MARS proprietary software system (the "MARS System"), shall not constitute Retained Assets hereunder, except as otherwise may be agreed to by SCC in its reasonable discretion. If SCC agrees that any such Services, or any such physical assets or information technology systems used to deliver such Services to Buyer, do constitute Retained Assets subject to the license set forth herein, then Buyer and SCC will supplement Schedule 2 hereto accordingly, and Buyer's license rights shall attach to such Retained Assets from and after the date of SCC's consent to have same treated as Retained Assets hereunder.

     Online Access to MARS System; Source Code for MARS System, Easy Batch System and Fitness Data Base System. In the event that Buyer, at least 60 days prior to the Transition Date (as defined in the TSA) for Buyer's use of the MARS System, notifies SCC that it would like to continue using the MARS System after the Transition Date, and SCC and Buyer are able to agree on terms for such use, then the license granted to Buyer pursuant to Section 1.1 shall include online access to and use of the MARS system, including Sellers' proprietary software hosted on one or more servers maintained by Sellers or a third party designee, by an unlimited number of Buyer's or its Affiliates' personnel solely in connection with the operation of Buyer's Clubs. The MARS System may not be resold, leased, sublicensed or distributed, accessed or used for any other purpose by Buyer, other than by or to an Affiliate of Buyer, without SCC's prior written approval. Prior to the Transition Date for use of the MARS System, Buyer shall not, and shall not permit any third party to, use the MARS System for any timesharing service, service bureau or network or otherwise for revenue generating purposes. Until such time as Sellers deliver the MARS System source code to Buyer pursuant to this Section 1.4, Buyer shall not, and shall not permit any third party to, (a) attempt to decompile, disassemble, or otherwise reverse engineer or attempt to reconstruct or discover any source code or underlying ideas or algorithms of any portions of the MARS System, except to the extent permitted by applicable law or (b) attempt to modify or alter any portion of the MARS System. Notwithstanding anything herein to the contrary, Buyer acknowledges and agrees that its use of the MARS System shall only be with respect to Buyer's Clubs, and Sellers shall continue to have the right to use the MARS System in connection with Sellers' ownership, operation and management of the Retained Clubs, and any other sports and fitness facilities which it may operate or manage after the date hereof which are located in Sellers' Territory or in Buyer's Territory, to the extent permitted by Section 5.3(a) of the Asset Purchase Agreement or Section 1.2 hereof (collectively, "Sellers' Clubs"). Sellers shall, upon written request by Buyer, promptly provide Buyer with the MARS System, Easy Batch System and/or Fitness Data Base System source code, and Buyer's license rights shall attach to such source code from and after the date of its delivery by Sellers. Subject to all of the terms and conditions of this Agreement, Buyer shall have the right to update, modify, and adapt to a new system the MARS System, Easy Batch System and/or Fitness Data Base System (such modifications by Buyer being referred to herein as "Buyer's Modifications").

     Sale of Buyer's Clubs. Buyer may transfer, convey and assign to any Person that acquires all or substantially all of the assets of any of Buyer's Clubs (the "Acquirer"), whether such acquisition is effected through a stock sale, sale of assets or other combination or arrangement ("Sold Club"), the right to use and exploit the license granted hereby in the Retained Assets, excluding the THE SPORTS CLUB/LA, THE SPORTS CLUB/LA and design, PRIVATE TRAINER SYSTEM (Stylized), PRIVATE TRAINER SYSTEM PTS & Design, PTS, PTS PRIVATE TRAINER SYSTEM & Design and FOR KIDS ONLY & Design trademarks (collectively, the "Sports Club Trademarks") and the rights granted in the Sports Club Trademarks shall immediately revert to Sellers solely in connection with the management, operation and promotion of the Sold Club; provided that the Acquirer agrees in writing to assume all of Buyer's obligations and restrictions hereunder with respect to Buyer's license relating to the Retained Assets in connection with the Acquirer's management, operation and promotion of the Sold Club, and all of the Sports Club Trademarks are removed from all tangible manifestations of same in or at such Sold Club and all marketing and promotional materials and campaigns relating to such Sold Clubs as set forth below. Although use of the Sports Club Trademarks by the Acquirer shall cease immediately, Buyer and the Acquirer shall have a period of ninety (90) days following consummation of the sale of such Sold Club in which to remove all signage displaying any of the Sports Club Trademarks at such Sold Club and cease all use of any marketing and promotional materials or campaigns displaying any Sports Club Trademark at such Sold Club. Buyer's license shall remain in effect in accordance with this Agreement with respect to (a) the portion of the Sold Club, if any, retained by Buyer and (b) the operation of the remaining Buyer's Clubs.

     Closure of a Club. In the event of the closure of any Buyer's Club, Buyer shall, at its sole expense, immediately (a) notify SCC of the closure; and
(b) promptly remove all exterior building signs displaying any of the Sports Club Trademarks.

     License  Limitations.  Notwithstanding  the license granted in Section
1.1 hereof, Buyer agrees and acknowledges that Sellers shall have no obligation to (a) update any of the Retained Assets (or any enhancements or proprietary information derived therefrom), (b) develop any new proprietary information, trademarks, software or other tangible or intangible property, or (c) provide to Buyer any intellectual property, unrelated to any of the Retained Assets, that is developed or acquired by Sellers after the Closing Date (except as expressly provided in the TSA and except for the MARS System, Easy Batch System and Fitness Data Base System source code as provided in Section 1.4).

     Use of Trademarks.

     Use Restrictions. Buyer shall not (a) identify itself as the owner of any of the Trademarks or any right or interest therein or any registration or application for registration thereof, except as a licensee, (b) adopt, use or register any corporate name, trade name, fictitious business name, trademark, domain name, service mark or certification mark or other designation which infringes any Trademark, (c) combine any of the Trademarks, or use any of the Trademarks in close proximity, with any other trademark so as to effectively create a composite trademark, (d) apply for the registration anywhere in the world of any trademark or domain name which is the same as or confusingly similar to any of the Trademarks, (e) modify or use any of the Trademarks in any manner which reasonably would be expected to tarnish, dilute, weaken or impair any of Sellers' rights or interest in the Trademarks.

     Use Requirements; Approval. Buyer acknowledges that Sellers have established significant goodwill with respect to the Trademarks and, therefore, it is of great importance to maintain the high standards and reputation associated with the Trademarks. Buyer's actions shall at all times reflect favorably on the Trademarks. Accordingly, Buyer agrees that its use of the Registered Trademarks shall at all times be in full compliance with Sellers' Trademark Style Guide, a copy of which is attached hereto as Exhibit A ("Trademark Style Guide"). Buyer shall comply with all updates by Sellers of the Trademark Style Guide to the extent an update does not materially increase Buyer's obligations with respect to the Registered Trademarks or materially interfere with the operation of Buyer's Clubs. Sellers shall have the right to visit Buyer's Clubs at any time, in an unobtrusive manner, to ensure Buyer's compliance with its obligations under this Section 2.2. In addition, any use of the Registered Trademarks in advertising copy or content or otherwise that is not in complete compliance with the Trademark Style Guide shall be subject to SCC's prior approval; provided, however, that any use that is consistent with Sellers' historical usage shall not require SCC's approval. If SCC fails to notify Buyer of approval or disapproval of any submission within ten (10) business days following SCC's receipt of the request for approval, Buyer's submission shall be deemed to have been approved. For the sake of clarity, the sole purpose of SCC's approval is to ensure proper use of the Registered Trademarks, and not to control the marketing plans and initiatives of Buyer. Buyer shall (i) cause the "(R)" symbol to appear in close proximity to the first prominent display in a publication of each Registered Trademark, and (ii) cause the "TM" or "SM," as the case may be, to appear in close proximity to the first prominent display in a publication of each Trademark that is not registered in the United States.

         Website Services. Sellers shall modify and update portions of The Sports Club/LA website pertaining to Buyer's Clubs, as Buyer may reasonably request from time to time, in accordance with the terms of a Website Services Agreement to be entered into by SCC and Buyer as of the date hereof.

         Confidential Information. Each party hereto understands and acknowledges that it may have access to information concerning the other parties that is confidential or proprietary including, without limitation, information about such party's business and marketing plans, sales volumes, pricing, customers and suppliers ("Confidential Information"). For the avoidance of doubt, the Proprietary Information and all source code of the MARS System, Easy Batch System and Fitness Data Base System shall be deemed Sellers' Confidential Information. Each party hereto (the "Receiving Party") shall maintain such Confidential Information disclosed by any other party hereto (the "Disclosing Party") in strict confidence during the Term and for a period of not less than five (5) years following the expiration or termination of this Agreement. The Receiving Party shall not directly or indirectly disclose to any third party or make any use of the Disclosing Party's Proprietary Information, except as may be necessary for the Receiving Party to operate its sports or fitness facilities, subject to the restrictions and limitations on use of the Retained Assets set forth herein, to perform its obligations hereunder or, in the case of Buyer, with respect to the source code for the MARS System, Easy Batch System and/or Fitness Data Base System, to develop and operate its own system based on such source code. The foregoing obligations and restrictions shall not apply to any information that
         (a) is or becomes public knowledge through no fault or action of the Receiving Party, (b) was known to the Receiving Party prior to its receipt from the Disclosing Party or (c) becomes known to the Receiving Party without confidentiality restrictions from a third party other than the Disclosing Party.

       Ownership.

     Ownership by Sellers. Buyer acknowledges that, as between the parties, the Retained Assets, including any and all modifications, improvements, enhancements and derivative works thereof (excluding Buyer's Modifications), and all intellectual property and proprietary rights anywhere in the world related thereto, is and shall be owned solely and exclusively by Sellers. Should Buyer acquire any rights, other than the rights expressly granted hereunder, in the Retained Assets or any modifications, improvements, enhancements or derivative works thereof (excluding Buyer's Modifications), Buyer agrees to assign, and does hereby irrevocably assign, to Sellers all right, title and interest acquired in such Retained Assets or modifications, improvements, enhancements or derivative works thereof. Buyer agrees that it will not attack or contest the validity of Sellers' ownership of any of the Retained Assets, except to the minimum extent necessary in connection with Buyer's assertion of any claim arising out of the Asset Purchase Agreement concerning Buyer's ownership of any of the Purchased Assets. All use of the Trademarks by Buyer shall inure to Sellers' benefit. Subject to (a) the rights expressly granted to Buyer hereunder, and (b) the limitations set forth in Sections 1.1(c) and 1.2 hereof, Sellers reserve all rights in the Retained Assets not expressly granted to Buyer hereunder and Sellers shall have the right to use and exploit the Retained Assets in any manner whatsoever unless such use or exploitation would result in a violation of Section 5.3(a) of the Asset Purchase Agreement. In connection with any direct or indirect sale, transfer or conveyance by Sellers of all or any portion of the Retained Assets to any Person, Sellers shall obtain the written acknowledgment from such Person that such Person agrees to be bound by all of the terms and provisions of this Agreement with respect to such Retained Assets. Any failure to obtain such acknowledgement shall render such sale, transfer or conveyance null and void.

     Further Assurances. Upon SCC's request during the term of this Agreement or anytime thereafter, Buyer agrees to assist Sellers in their efforts to evidence, record and perfect the assignment of rights pursuant to Section 5.1, to apply for and prosecute additional registrations for the Registered Trademarks in any country and to record or cancel the recording of the foregoing assignment or of this Agreement including, without limitation, providing information, preparing and making affidavits and executing documents.

     Ownership by Buyer. Sellers acknowledge that, as between the parties, Buyer's Modifications, and all intellectual property and proprietary rights anywhere in the world related thereto, are and shall be owned solely and exclusively by Buyer.

         Third Party Infringement. Buyer shall promptly notify SCC of any infringement of the Retained Assets of which Buyer becomes aware. Initially, Sellers shall have the exclusive right, but not the obligation, to take any action including instituting legal action or taking other actions which it deems necessary in its sole and absolute discretion to protect its interest in the Retained Assets. Buyer shall cooperate with and assist Sellers in any such action and Sellers shall reimburse Buyer for any reasonable out-of-pocket expenses it incurs. Sellers shall be entitled to retain all amounts that they may be awarded in any such action. In the event that Buyer notifies SCC of actual or threatened infringement of any of the Retained Assets, and SCC indicates in writing that they do not intend to take any action against such infringement, or Sellers fail to initiate action within thirty (30) days after receipt of such notice, Buyer shall have the right to initiate its own action and retain all amounts awarded in any such action, unless SCC indicates in writing to Buyer that in the exercise of its reasonable business judgment it does not wish Buyer to take any such action, and Sellers have provided Buyer with written justification of their position, in which event no such action can be taken.

         New Trademarks; Abandoned Trademarks. Buyer acknowledges that
         Sellers will continue to use, enhance, modify and exploit the Retained Assets, or substantially similar intellectual property, including, without limitation, in connection with the operation of the Retained Clubs and Sellers' Clubs under "The Sports Club/LA" name and Trademarks after the Closing Date. Nothing in this Agreement or otherwise shall limit or restrict Sellers from creating and adopting new trademarks or service marks. Buyer shall have sole responsibility for any and all costs it incurs in adopting any new version of the Name and Logo that Sellers may adopt from time to time (each, a "New Sports Club Trademark"). If Buyer refuses to adopt, within a reasonable period of time, any New Sports Club Trademark, Sellers may terminate Buyer's license to use the Name and Logo pursuant to Section 10.2. Buyer's license hereunder, subject to all of the restrictions and limitations set forth herein, shall include use of all New Sports Club Trademarks in connection with the operation of Buyer's Clubs. Sellers will notify Buyer in advance of their intention to cease the prosecution of any registration application, or not to renew any registration, of any of the Trademarks (an "Abandoned Trademark"). Buyer shall have the right to continue its use of an Abandoned Trademark in accordance with the terms of this Agreement. Upon Buyer's request, Sellers will assign their rights in the Abandoned Trademark to Buyer, without any representation or warranty. Notwithstanding any provision to the contrary herein, once Sellers provide Buyer with notice that (a) Sellers no longer intend to use a Trademark, or (b) Sellers will cease prosecution of any registration application or will not renew registration of a Trademark, from the date of such notice any use by Buyer of such Trademark or Abandoned Trademark shall be without any representations or warranties, and Sellers will have no liability or obligations owing to Buyer with respect thereto (including any indemnity obligations under Section 9.2 hereof).

       Representations and Warranties; Disclaimer.

       Necessary   Trademarks.   Sellers  represent  and  warrant  that  the
Registered Trademarks constitute all of the trademarks registered with the United States Patent and Trademark Office that are used by Sellers to conduct and operate the Acquired Business as of the date hereof.

       Warranty Disclaimer. EXCEPT AS EXPRESSLY PROVIDED IN THE ASSET PURCHASE AGREEMENT, THE RETAINED ASSETS, AND BUYER'S LICENSE THEREIN, ARE PROVIDED TO BUYER "AS IS" WITHOUT WARRANTIES OF ANY KIND, AND SELLERS DISCLAIM ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, IMPLIED
WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT.

       Indemnification.

       Buyer's Indemnification. Buyer shall defend, indemnify and hold Sellers, their Affiliates and their respective officers, directors, stockholders, employees, agents, successors and assigns harmless from and against any and all third party demands, claims, liabilities, suits and proceedings ("Claims") and resulting damages, losses, judgments and settlements and all related costs and expenses including, but not limited to, reasonable attorneys' fees and court costs, arising directly or indirectly from or in connection with the management, operation and promotion of any of Buyer's Clubs after the Closing Date (other than any Claim of infringement of third party intellectual property rights arising from Buyer's licensed use of the Retained Assets).

      Sellers' Indemnification. Sellers shall defend, indemnify and hold Buyer, its Affiliates and their respective officers, directors, stockholders, employees, agents, successors and assigns harmless from and against any and all Claims and resulting damages, losses, judgments and settlements and all related costs and expenses including, but not limited to, reasonable attorneys' fees and court costs to the extent caused by infringement of any third party's intellectual property rights by (a) any of the Registered Trademarks or (b) any of the Retained Assets other than the Trademarks.

      Indemnification Procedures.

(a) In order for a party hereto (the "Indemnified Party") to be entitled to any indemnification provided for under this Agreement in respect of, arising out of or involving a Claim, such Indemnified Party shall deliver written notice thereof to the party against whom indemnity is sought (the "Indemnifying Party") with reasonable promptness after receipt by such Indemnified Party of written notice of the Claim and shall provide the Indemnifying Party with such information with respect thereto as the Indemnifying Party may reasonably request. The failure to provide such written notice, however, shall not release the Indemnifying Party from any of its obligations under this Section 9 except to the extent that the Indemnifying Party is materially prejudiced by such failure and shall not relieve the Indemnifying Party from any other obligation or liability that it may have to the Indemnified Party pursuant to this Section 9.

(b) If the Indemnifying Party acknowledges in writing its obligation to indemnify the Indemnified Party against a Claim pursuant to the terms of this Agreement, the Indemnifying Party shall have the right, upon written notice to the Indemnified Party within fifteen (15) days of receipt of notice from the Indemnified Party of the commencement of such Claim, to assume the defense thereof at the expense of the Indemnifying Party (which expenses shall not be applied against any indemnity limitation herein) with counsel selected by the Indemnifying Party and satisfactory to the Indemnified Party. The Indemnifying Party shall be liable for the fees and expenses of counsel employed by the Indemnified Party for any period during which the Indemnifying Party has failed to assume the defense thereof. If the Indemnifying Party does not expressly elect to assume the defense of such Claim within the time period and otherwise in accordance with the first sentence of this Section 9.3(b), the Indemnified Party shall have the sole right to assume the defense of and to settle such Claim. If the Indemnifying Party assumes the defense of such Claim, the Indemnified Party shall have the right to employ separate counsel and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless (i) the employment of such counsel shall have been specifically authorized in writing by the Indemnifying Party or (ii) the named parties to the Claim (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party, and the Indemnified Party reasonably determines that representation by counsel to the Indemnifying Party of both the Indemnifying Party and such Indemnified Party may present such counsel with a conflict of interest. If the Indemnifying Party assumes the defense of any Claim, the Indemnified Party shall, at the Indemnifying Party's expense, cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as is reasonably required by the Indemnifying Party. If the Indemnifying Party assumes the defense of any Claim, (1) the Indemnifying Party shall not admit any liability with respect to, or settle, compromise or discharge, or offer to compromise, settle or discharge, such Claim without the Indemnified Party's prior written consent and (2) the Indemnified Party shall consent to any settlement, compromise or discharge of a Claim that the Indemnifying Party may recommend and that by its terms requires that the Indemnifying Party pay the full amount of the liability in connection therewith, that otherwise releases the Indemnified Party completely and with prejudice in connection with such Claim and that would not otherwise adversely affect the Indemnified Party.

       Term and Termination.

      Term. The term of this Agreement shall commence on the date on which the transactions contemplated in the Asset Purchase Agreement are consummated (the "Closing Date") and shall continue in effect indefinitely thereafter, except to the extent of a termination of Buyer's license to use the Registered Trademarks in accordance with Section 10.2.

      Termination of the License to Use the Registered Trademarks. Sellers shall have the right to terminate Buyer's license of the Registered Trademarks upon thirty (30) days' prior written notice in the event Buyer refuses or fails to adopt a New Sports Club Trademark within a reasonable period of time. Buyer shall have the right to terminate its license to use the Registered Trademarks at any time upon written notice to Sellers. In addition, Sellers shall have the right to terminate Buyer's license of the Registered Trademarks granted hereunder immediately in the event (a) of any material breach or default by Buyer in the performance of any of its obligations under this Agreement, which is not fully cured within thirty (30) days after SCC's written notice to Buyer describing the breach or default, (b) Buyer seeks protection under any bankruptcy, receivership, trust deed, creditors arrangement, composition or comparable proceeding, or if any such proceeding is instituted against Buyer and is not dismissed within sixty (60) days, (c) Buyer has a custodian, trustee or receiver appointed for it and such appointment is not discharged within thirty
(30) days, (d) Buyer is declared insolvent, (e) Buyer makes an assignment for the benefit of creditors or (f) Buyer transfers to any Person other than an Affiliate, whether through a sale, merger or otherwise, (i) more than fifty percent (50%) of its voting stock or other securities or rights entitled to vote for the election of directors or other governing body or (ii) all or substantially all of its assets.

      Effect of Termination of the License of the Registered Trademarks. Upon any termination of Buyer's license of the Registered Trademarks granted hereunder pursuant to Section 10.2, Buyer shall use its commercially reasonable efforts to promptly adopt new trademarks for use in connection with the operation of Buyer's Clubs and, following a ninety (90)-day transition period,
(a) all rights in the Registered Trademarks granted to Buyer hereunder shall cease and automatically revert to Sellers and (b) Buyer shall cease all use of the Registered Trademarks and shall remove all exterior building signs displaying any of the Registered Trademarks. Any termination of Buyer's license of the Registered Trademarks shall not affect any of Sellers' or Buyer's other rights or obligations under this Agreement.

         Exclusion of Consequential Damages. NOTWITHSTANDING ANYTHING ELSE
         IN THIS AGREEMENT OR OTHERWISE, NEITHER SELLERS NOR BUYER WILL BE LIABLE WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOST PROFITS.

       Miscellaneous.

       Assignment. Except as provided in Section 1.1 or 1.5, neither this Agreement nor any of the rights or obligations hereunder may be assigned by Buyer, except (a) to any Affiliate of Buyer, (b) any Person providing financing to Buyer or an Affiliate of Buyer, which Person requires this Agreement to be pledged as security for such financing, or (c) with SCC's prior written consent, which may be withheld in SCC's sole discretion (a "Permitted Assignee"). Each party hereto agrees that it shall cause any Permitted Assignee (other than a Permitted Assignee pursuant to clause (b) above) to become bound by the terms hereof for the benefit of the other parties hereto as a condition precedent to such assignment. Any unauthorized assignment or transfer, or any purported assignment which does not comply with this Section 12.1, shall be null and void.

       Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of New York other than Section 5-1401 of the New York General Obligations Law.

       Submission to Jurisdiction. Each of the parties hereto irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by the other parties hereto or their respective successors or assigns may be brought and determined in any Delaware State or federal court sitting in Wilmington, Delaware (or, if such court lacks subject matter jurisdiction, in any appropriate Delaware State or federal court), and each of the parties hereby irrevocably submits to the jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any action, suit or proceeding relating thereto except in such courts). Each of the parties hereto further agrees to accept service of process in any manner permitted by such courts. Each of the parties hereto hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure lawfully to serve process, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

      No Third-Party Beneficiaries.  Except as otherwise provided in Section
9 hereof, this Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement.

       Enforcement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the parties hereto shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Delaware State or federal court sitting in Wilmington, Delaware (or, if such court lacks subject matter jurisdiction, in any appropriate Delaware State or federal court), this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereto further hereby waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security as a prerequisite to obtaining equitable relief.

       Facsimile Signatures. This Agreement may be executed by facsimile signature and a facsimile signature shall constitute an original for all purposes.

      Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of, be binding upon and be enforceable by the respective permitted successors and assigns of the parties hereto.

      Force Majeure. No party hereto shall be liable for failure or delay in performance of its obligations under this Agreement to the extent such failure or delay is caused by an act of God, act of a public enemy, war or national emergency, rebellion, insurrection, riot, epidemic, quarantine restriction, fire, flood, explosion, storm, earthquake, interruption in the supply of electricity, power, or energy, or other catastrophe, terrorist attack, labor dispute or disruption, or other event beyond the reasonable control of such party. If a party's performance under this Agreement is affected by a force majeure event, such party shall give prompt written notice of such event to the other Party and shall at all times use its commercially reasonable efforts to mitigate the impact of the force majeure event on its performance under this Agreement. In the event of a force majeure event as described in this Section
12.8 that affects a party's ability to perform under this Agreement, the parties agree to cooperate in good faith in order to resume the affected services or otherwise comply with this Agreement as soon as commercially possible to the extent commercially reasonable.

      Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile, upon written confirmation of receipt by facsimile, e-mail or otherwise, (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

                               If to Sports Club:

                    The Sports Club Company, Inc.
                    11100 Santa Monica Boulevard, Suite 300
                    Los Angeles, CA 90025
                    Attention: Tim O'Brien
                    Facsimile: (310) 479-5740
                    with a copy (which shall not constitute notice) to:

                    Greenberg Glusker Fields Claman Machtinger & Kinsella LLP 1900 Avenue of the Stars, Suite 2100
                    Los Angeles, CA 90067
                    Attention: Ronald K. Fujikawa, Esq.
                    Facsimile: (310) 201-2300
                             If to Millennium:

                    Millennium Development Partners VIII LLC
                    c/o Millennium Partners
                    1995 Broadway, 3rd Floor
                    New York, New York 10023
                    Attention: Chief Financial Officer
                    Facsimile: (212) 595-1831
                    with a copy (which shall not constitute notice) to:

                    Paul, Hastings, Janofsky & Walker LLP
                    75 East 55th Street
                    New York, NY 10022
                    Attention: Jeffrey J. Pellegrino
                    Facsimile: (212) 319-4090

       Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

      Entire Agreement; Amendments. This Agreement and the other agreements and instruments delivered in connection with the Asset Purchase Agreement constitute the entire agreement, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings among the parties hereto with respect to the subject matter of this Agreement. Notwithstanding any oral agreement of the parties hereto or their representatives to the contrary, no party hereto shall be under any legal obligation to enter into or complete the transactions contemplated hereby unless and until this Agreement shall have been executed and delivered by each of the parties hereto. This Agreement cannot be modified, amended or supplemented except by a written agreement executed by SCC and Buyer.

      Captions. All section titles or captions contained in this Agreement are for convenience only and shall not be deemed a part of this Agreement or affect the meaning or interpretation of this Agreement. Unless otherwise specified, all references herein to numbered sections are to sections of this Agreement.

      Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

      Waiver. No failure or delay of a party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. Any agreement on the part of a party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such party.

      No Agency. Nothing in this Agreement shall constitute or be deemed to constitute a partnership or joint venture between the parties hereto or constitute or be deemed to constitute any party the agent or employee of any other party for any purpose whatsoever and no party shall have authority or power to bind the other or to contract in the name of, or create a liability against, any other in any way or for any purpose.




IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized, all as of the day and year first above written.

THE SPORTS CLUB COMPANY, INC.           MILLENNIUM DEVELOPMENT PARTNERS VIII LLC

                                        By:
                                            -----------------------------------
By:                                     Name:
   ----------------------------------        ----------------------------------
Name:                                  Title:
         ----------------------------        ----------------------------------
Title:
         ----------------------------
                                        [SUBSIDIARY #1]

                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                                   SCHEDULE 1

                              REGISTERED TRADEMARKS

Mark                                         U.S. Registration No./Serial No.
----                                         --------------------------------
1/2 MUSH, 1/2 MUSIC                              2529281
BODYART                                      2511097
Design Of A Flying Lady                      2239483; 2492323; 2152237; 2747640
FOR KIDS ONLY & Design                       2696108
PRIVATE TRAINER SYSTEM (Stylized)            2254434
PRIVATE TRAINER SYSTEM PTS & Design          2254433

PTS                                          2261607
PTS PRIVATE TRAINER SYSTEM & Design          2779850

REV                                          2507933
THE LOOP                                     78/565348
THE LOOP (Stylized)                          78/565352
THE SPORTS CLUB/LA                           2616150
THE SPORTS CLUB/LA and Design                2796508; 1727704; 1543906
FITLAB                                       2747640
======

                                   SCHEDULE 2
                                   ----------
                                 RETAINED ASSETS
MARS System (in accordance with Sections 1.3 and 1.4 hereof)
"PTS" private training and nutrition system
Website designated by the URL, and any successor sites
Proprietary Information
Trademarks
Easy Batch System
Fitness Data Base System
Any other intellectual property, facilities or systems which SCC agrees constitute Retained
Assets hereunder

                                    EXHIBIT A
                                    ---------

                    THE SPORTS CLUB/LA TRADEMARK STYLE GUIDE
                                [to be provided]

                                                                    EXHIBIT 99.6

                                 PROMISSORY NOTE
                                 ---------------


$_______________                                                   _______, 2005


         FOR VALUE RECEIVED, and intending to be legally bound hereby, Millennium Development Partners VIII LLC, a Delaware limited liability company (the "Borrower"), promises to pay to the order of The Sports Club Company, Inc., a Delaware corporation, or its successors or assigns as holders of this Note (the "Holder"), the principal amount of _________________ DOLLARS ($_____________) (the "Principal Amount"), together with interest thereon from the date set forth above, on or before the seventh anniversary of the date of this Note (the "Maturity Date"). The Principal Amount shall bear interest until such Principal Amount is paid at a rate of nine percent (9.0%) per annum (the "Interest Rate"). The Interest Rate shall be calculated annually for the actual days elapsed on the basis of a 360-day year from the date hereof. Such interest shall accrue and shall be payable on the Maturity Date. This Note is (a) secured by collateral pledged by MDP Ventures II LLC, a Delaware limited liability company and an affiliate of the Borrower (the "Pledgor"), to the Holder pursuant to the terms of a Pledge Agreement dated of even date herewith (the "Pledge Agreement"), and (b) guaranteed by the Pledgor pursuant to the terms of a Guaranty dated of even date herewith (the "Guaranty"). If any payment under this
Note is not made when due, then such payment shall bear interest at a per annum rate from the due date thereof until paid at the lesser of (i) ten percent (10%) or (ii) the maximum rate of interest then permitted by applicable law.

         The Borrower may, at its option, prepay at any time all or any portion of the Principal Amount without penalty or premium upon prior written notice to the Holder; provided, however, that any such prepayment shall be applied as follows (i) first, to any costs and expenses due to the Holder hereunder, (ii) second, to any accrued and unpaid interest hereunder through the date of such repayment, and (iii) third, to the Principal Amount outstanding hereunder.

         If the Holder repurchases or redeems any shares of its Series C Convertible Preferred Stock, par value $.01 per share, or Series D Convertible Preferred Stock, par value $.01 per share, held by the Pledgor, the Borrower shall be required to prepay a portion of the Principal Amount equal to the amount of proceeds received by the Pledgor from such repurchase or redemption. Any such prepayment shall be made by the Borrower within ten (10) days after the Pledgor receives such proceeds from the Holder.

         Repayments of the Principal Amount and any interest thereon shall be made at the offices of the Holder at 11100 Santa Monica Boulevard, Suite 300, Los Angeles, California 90025.

         The occurrence of one or more of the following events shall constitute an Event of Default hereunder: (a) the Borrower fails to make any payment due to the Holder under this Note when and as the same shall become due and payable whether upon acceleration, at maturity or otherwise, (b) the Pledgor defaults under any of its material obligations under the Pledge Agreement or the Guaranty (after the expiration of any applicable cure periods), or (c) if the Borrower becomes insolvent, bankrupt or generally fails to pay its debts as such debts become due; is adjudicated insolvent or bankrupt; or admits in writing its inability to pay his debts.

         Upon the occurrence of an Event of Default, the entire unpaid Principal Amount plus any and all interest accrued thereon plus all other sums due and payable to the Holder hereunder shall become due and payable immediately without presentment, demand, notice of nonpayment, protest, notice of protest, or other notice of dishonor, all of which are hereby expressly waived by the Borrower.

         In the event that the Holder exercises any right, power or remedy reasonably necessary to enforce this Note, the Borrower agrees to pay all of the Holder's reasonable fees, including attorney's fees, costs and expenses as incurred, whether or not an action is filed in connection therewith.

         Each right, power and remedy of the Holder hereunder, under applicable laws or otherwise shall be cumulative and concurrent, and the exercise of any one or more of them shall not preclude the simultaneous or later exercise by the Holder of any or all such other rights, powers or remedies. By accepting full or partial payment after the due date of any amount of principal on this Note, the Holder shall not be deemed to have waived the right either to require payment when due and payable of all other amounts of principal of or interest on this Note or to exercise any rights and remedies available to it in order to collect all such other amounts due and payable under this Note.

         No modification, change, waiver or amendment of this Note shall be deemed to be made unless such waiver is evidenced by a writing signed by the Holder, and each such waiver, if any, shall apply only with respect to the specific instance involved. In the event that any provision of this Note is held to be invalid, illegal or unenforceable in any respect or to any extent, such provision shall nevertheless remain valid, legal and enforceable in all such other respects and to such extent as may be permissible. Any such invalidity, illegality or unenforceability shall not affect any other provisions of this Note, but this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

         No provision of this Note, the Pledge Agreement or the Guaranty shall alter or impair the obligation of the Borrower, which is absolute and unconditional, to pay the Principal Amount and any accrued interest thereon at the place and time and in the currency prescribed in this Note. The Borrower agrees that to the extent the Borrower makes any payment to the Holder in connection with the indebtedness evidenced by this Note, and all or any part of such payment is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid by the Holder or paid over to a trustee, receiver or any other entity whether under any bankruptcy act or otherwise (any such payment is hereinafter referred to as a "Preferential Payment"), then the indebtedness of the Borrower under this Note shall continue or be reinstated, as the case may be, and, to the extent of such payment or repayment by the Borrower, the indebtedness evidenced by this Note or part thereof intended to be satisfied by such Preferential Payment shall be revived and continued in full force and effect as if such Preferential Payment had not been made.

         In the event of the loss, theft or destruction of this Note, upon the Borrower's receipt of a reasonably satisfactory indemnification agreement executed in favor of the Borrower by the Holder, or in the event of the mutilation of this Note, upon the Holder's surrender to the Borrower of the mutilated Note, the Borrower will execute and deliver to the Holder a new promissory note in form and substance identical to this Note in lieu of the lost, stolen, destroyed or mutilated Note.

         This Note and all disputes or controversies arising out of or relating to this Note shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of New York other than Section 5-1401 of the New York General Obligations Law.

         Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Note or for recognition and enforcement of any judgment in respect hereof brought by the other party or its successors or assigns may be brought and determined in any Delaware State or federal court sitting in Wilmington, Delaware (or, if such court lacks subject matter jurisdiction, in any appropriate Delaware State or federal court), and each of the parties hereby irrevocably submits to the jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any action, suit or proceeding relating thereto except in such courts). Each of the parties further agrees to accept service of process in any manner permitted by such courts. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Note, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure lawfully to serve process, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Note, or the subject matter hereof, may not be enforced in or by such courts.

         IN WITNESS WHEREOF, the undersigned executes this Note the day and year first above written.


                                      MILLENNIUM DEVELOPMENT PARTNERS VIII LLC


                                      By:
                                      Name:
                                     Title: